UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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GLOBAL INDEMNITY GROUP, LLC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GLOBAL INDEMNITY GROUP, LLC

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 14, 2023

TIME	12:00 P.M. (Eastern Time) on Wednesday, June 14, 2023.

PLACE

Virtual meeting via a live webcast. You will not be able to attend the Annual Meeting in person. In order to participate, you must register at https://register.proxypush.com/ GBLI by June 12, 2023 by using the control number found on your proxy card or voting instruction form. Beneficial holders should contact their broker for this information. Registered shareholders will be provided a link to the 2023 Annual Meeting an hour prior to the start of the meeting.

ITEMS OF BUSINESS

(1)   To elect the following individual to the Board of Directors of Global Indemnity Group, LLC: Seth J. Gersch

(2)   To ratify the appointment of Global Indemnity Group, LLC’s independent auditor.

(3)   To approve, in a non-binding advisory vote, the compensation of the named executive officers as disclosed pursuant to the rules of the Securities and Exchange Commission as set forth in the proxy statement for the 2023 Annual Meeting.

(4)   To recommend, in a non-binding advisory vote, the frequency of shareholder votes to approve the compensation of our named executive officers as disclosed pursuant to the rules of the Securities and Exchange Commission as set forth in Global Indemnity Group, LLC’s proxy statements.

(5)   To approve the Global Indemnity Group, LLC 2023 Share Incentive Plan.

(6)   To transact such other business as may properly be brought before the 2023 Annual Meeting or any adjournments or postponements thereof.

The foregoing items, including the votes required in respect of each item, are more fully described and the full text of the proposals are set forth in the proxy statement accompanying this Notice of Annual Meeting of Shareholders.

RECORD DATE

The Board of Directors has fixed the close of business (Eastern) on April 18, 2023 as the record date for the 2023 Annual Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the 2023 Annual Meeting or any adjournment or postponement thereof.

VOTING BY PROXY

You may vote your shares in person or by mail, by completing, signing and returning the enclosed proxy card by mail. For shares held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee.

By order of the Board of Directors

STEPHEN W. RIES

Secretary

Head of Investor Relations

April 28, 2023

112 S. French Street, Suite 105

Wilmington, DE 19801

YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE. IF YOU ARE A SHAREHOLDER WHO IS ENTITLED TO ATTEND THE MEETING AND VOTE, THEN YOU ARE ALSO ENTITLED TO APPOINT A PROXY OR PROXIES TO ATTEND AND VOTE ON YOUR BEHALF. THE PROXY IS NOT REQUIRED TO BE A SHAREHOLDER OF THE COMPANY. YOU MAY REVOKE A PREVIOUSLY DELIVERED PROXY AT ANY TIME PRIOR TO THE 2023 ANNUAL MEETING BY FOLLOWING THE INSTRUCTIONS IN THE ATTACHED PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON BY FOLLOWING THE INSTRUCTIONS IN THE ATTACHED PROXY STATEMENT, EVEN IF YOU HAVE RETURNED A PROXY.

i

GLOBAL INDEMNITY GROUP, LLC

112 S. French Street

Suite 105

Wilmington, DE 19801 www.gbli.com

(610) 664-1500

PROXY STATEMENT

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Global Indemnity Group, LLC will be held virtually, via a live webcast, at 12:00 P.M. Eastern on June 14, 2023. On or about April 28, 2023, we mailed you a proxy card, the proxy statement for the Annual Meeting (the “Proxy Statement”), and our Annual Report on Form 10-K for the year ended December 31, 2022 (the “10-K”) (collectively, the “Proxy Materials”).

Our Board of Directors (the “Board”) has fixed the close of business on April 18, 2023 as the record date for the Annual Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual Meeting and any adjournments or postponements thereof.

COMPANY INFORMATION

Global Indemnity Group, LLC, a Delaware limited liability company formed on June 23, 2020, replaced Global Indemnity Limited, a Cayman Islands exempted company limited by shares, as the ultimate parent company of the Global Indemnity group of companies as a result of a redomestication transaction completed on August 28, 2020 (the “Redomestication”). The Class A Common Shares of Global Indemnity Group, LLC are traded on the New York Stock Exchange (“NYSE”) under the symbol “GBLI.” Our predecessor companies have been publicly traded since 2003. Our website is www.gbli.com. Information on our website is not incorporated into this Proxy Statement.

References in this Proxy Statement to “Global Indemnity,” “GBLI,” “Company,” “we,” “us” and “our” refer to Global Indemnity Group, LLC and our consolidated subsidiaries unless the context requires otherwise or, prior to August 28, 2020, to Global Indemnity Limited.

VOTING AND REVOCABILITY OF PROXIES

If, at the close of business on April 18, 2023, you were a shareholder of record, you may vote your shares by proxy either by mail or by participating in the Annual Meeting, or any adjournments or postponements thereof. For shares held through a bank, broker or other nominee, you may vote by following the instructions provided by your bank, broker or nominee to submit voting instructions to your bank, broker or other nominee. You may revoke your proxy or proxies at the times and in the manners described below.

If you are a shareholder of record or hold shares through a bank, broker or other nominee and are voting by proxy, in order to be counted your mailed proxy card must be received by 11:59 p.m. (Eastern) on June 12, 2023.

To Vote By Proxy:

For Shareholders of Record, By Mail:

When you receive the proxy card, mark your selections on the proxy card.

Date and sign your name exactly as it appears on your proxy card.

Mail the proxy card in the postage-paid envelope that will be provided to you.

If Shares Held Through a Bank, Broker or Other Nominee:

Follow the instructions provided by your bank, broker or other nominee to submit your voting instructions to your bank, broker or other nominee.

To Vote In Person:

For Shareholders of Record:

You can participate in the Annual Meeting. If you vote by proxy and also participate in the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote. To participate in the Annual Meeting you must register at https:// register.proxypush.com/GBLI by June 12, 2023 by using the control number found on your proxy card or voting instruction form. Even if you plan to participate in the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If Shares Held Through a Bank, Broker or Other Nominee:

If you hold your shares through a bank, broker or other nominee, please also provide a letter from the bank, broker or other nominee confirming your ownership as of the record date (April 18, 2023). You will not be able to vote such shares at the Annual Meeting unless you obtain a proxy, executed in your favor, from the record holder (i.e. bank, broker or other nominee) giving you the right to vote at the Annual Meeting.

General:

Failure to register may delay your ability to participate or prevent you from participating, in the Annual Meeting.

The following proposals are scheduled to be voted on at the Annual Meeting:

•	Proposal One: To elect the following individual to the Board of Directors of Global Indemnity Group, LLC: Seth J. Gersch.

•	Proposal Two: To ratify the appointment of Global Indemnity Group, LLC’s independent auditor.

•

Proposal Three: To approve, in a non-binding advisory vote, the compensation of the named executive officers as disclosed pursuant to the rules of the Securities and Exchange Commission as set forth in the proxy statement for the 2023 Annual Meeting.

•

Proposal Four: To recommend, in a non-binding advisory vote, the frequency of shareholder votes to approve the compensation of our named executive officers as disclosed pursuant to the rules of the Securities and Exchange Commission as set forth in Global Indemnity Group, LLC’s proxy statements.

•	Proposal Five: To approve the Global Indemnity Group, LLC 2023 Share Incentive Plan.

In addition, if any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this Proxy Statement) or any adjournments or postponements thereof, then the individuals named in your proxy card will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.

On the record date, 9,672,697 Class A Common Shares and 3,793,612 Class B Common Shares of GBLI were issued and outstanding (“Outstanding Voting Shares”). On each matter voted on at the Annual Meeting and any adjournment or postponement thereof, each record holder of Class A Common Shares will be entitled to one vote per share and each record holder of Class B Common Shares will be entitled to ten votes per share. The holders of Class A Common Shares and the holders of Class B Common Shares will vote together as a single class.

The required quorum for the Annual Meeting consists of the holders of a majority of the votes entitled to be cast by the Outstanding Voting Shares, taken as a single class, present in person or represented by proxy. For each of the proposals being considered at the Annual Meeting, other than Proposals One and Four, approval of the proposal requires the affirmative vote of a majority of the votes cast. For Proposal One, election of the director nominee requires a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. For Proposal Four, the alternative among one year, two years or three years that receives the highest number of votes cast will be deemed to be the frequency preferred by our shareholders.

If you mark your proxy as “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter and will have no effect on the outcome of such matter, but will be counted in determining whether a quorum is present. Proxies submitted by banks, brokers or other nominees that do not indicate a vote for one or more of the proposals because the bank, broker or other nominee does not have discretionary voting authority, but does have discretionary authority to vote on at least one proposal, and has not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.

Banks, brokers or other nominees holding shares in street name for beneficial owners are generally required to vote such shares in the manner directed by the beneficial owner. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter, the proposal to ratify the appointment of Global Indemnity Group, LLC’s independent auditor for the fiscal year ending December 31, 2023. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.

With respect to Proposal One, you may vote “for” or “withhold” authority to vote for the nominee. If you “withhold” authority to vote, your vote will have no effect on the election of such nominee. Broker non-votes will have no effect on the election of the nominee.

You may vote your shares at the Annual Meeting in person or by proxy. All valid proxies received before the Annual Meeting will be voted according to their terms. If you complete your proxy properly, but do not provide instructions as to how to vote your shares, your proxy will be voted as follows at the Annual Meeting or any adjournments or postponements thereof:

•	“FOR” the election of Seth J. Gersch.

•	“FOR” the ratification of the appointment of Global Indemnity Group, LLC’s independent auditor.

•

“FOR” the approval of the compensation of Global Indemnity Group, LLC’s named executive officers as disclosed pursuant to the rules of the Securities and Exchange Commission as set forth in this Proxy Statement.

•

“THREE YEARS” with respect to the frequency of shareholder votes on the compensation of our named executive officers as disclosed pursuant to the rules of the Securities and Exchange Commission as set forth in Global Indemnity Group, LLC’s proxy statements.

•	“FOR” the approval of the Global Indemnity Group, LLC 2023 Share Incentive Plan.

If any other business is properly brought before the Annual Meeting, shares subject to proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), in accordance with the discretion of the persons voting such proxies. If you are a shareholder of record, you may change your vote and revoke your proxy by:

•

Sending a written statement to that effect to our Corporate Secretary c/o Global Indemnity Group, LLC 112 S. French St., Suite 105, Wilmington, DE 19801, provided such statement is received no later than 11:59 p.m. (Eastern) on June 12, 2023;

•	Submitting a properly signed proxy card with a later date that is received no later than 11:59 p.m. (Eastern) on June 12, 2023; or

•	Participating in the Annual Meeting and voting therein.

We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain of our directors, officers and employees may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our Board.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON JUNE 14, 2023

The Proxy Statement and Annual Report on Form 10-K are available on or about

April 28, 2023 at:

https://www.envisionreports.com/GBLI

PROPOSAL ONE: ELECTION OF DIRECTOR

Our Second Amended and Restated Limited Liability Company Agreement (the “LLCA”) provides that the size of our Board shall be determined from time to time by our Board, and the number of directors on our Board is currently fixed at six. The current directors on our Board are Saul A. Fox, Joseph W. Brown, Fred R. Donner, Seth J. Gersch, Jason B. Hurwitz, and Gary C. Tolman.

Under the LLCA, the Class B Majority Shareholder is any person or group that, together with their respective affiliates, holds, beneficially or of record, (i) a majority of the outstanding Class B Common Shares and (ii) shares representing in the aggregate, at least twenty-five percent (25%) of the voting power of Global Indemnity’s outstanding shares. The Fox Paine Fund and FM Entities (collectively with Fox Paine & Company, LLC, the “Fox Paine Entities”), as defined in the “Principal Shareholders and Security Ownership of Management” section of this proxy statement, beneficially own 100% of the outstanding Class B Common Shares and Class A and B Common Shares representing approximately 84% of the voting power of GBLI as of April 18, 2023 and are therefore the Class B Majority Shareholder. Pursuant to Section 5.3 of the LLCA, and based on the percentage of the voting power in the Company of the Class B Majority Shareholder as of the record date, the Class B Majority Shareholder is entitled, but is not obligated, to appoint each of the six directors of the Board (the “Designated Directors”). The Class B Majority Shareholder notified GBLI in writing on April 25, 2023, that it has appointed the following five (5) individuals to serve as Designated Directors for a term beginning on the date of the Annual Meeting and expiring at Global Indemnity’s 2024 Annual Meeting of Shareholders: Saul A. Fox; Joseph W. Brown; Fred R. Donner; Jason B. Hurwitz, and Gary C. Tolman. The Class B Majority Shareholder has elected not to exercise its right to designate a sixth (6th) individual to serve as a Designated Director for a term beginning on the date of the Annual Meeting and expiring at Global Indemnity’s 2024 Annual Meeting of Shareholders. Notwithstanding such election, and subject to the terms of the LLCA, the Class B Majority Shareholder retains the right to designate any and all Designated Directors that it may be entitled to appoint from time to time.

Our Board has nominated Seth J. Gersch for election as director to fill the remaining Board seat, for a term expiring at the 2024 Annual Meeting of Shareholders, or when a successor is duly elected and qualified. If Mr. Gersch becomes unable to or declines to serve as a director prior to election at the Annual Meeting, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the Board may nominate.

See “Additional Information – Principal Shareholders and Security Ownership of Management.”

Nominee for Director

Seth J. Gersch, 75, has served as a director since February 2008. He serves as managing member of Eclipse Assets, LLC which does business as Hindsight Vineyards and Hindsight Wines, a Napa Valley based winery. He was the chief operating officer of Fox Paine & Company, LLC from 2007 through 2009. Prior to joining Fox Paine & Company, LLC, Mr. Gersch was the chief operating officer and a member of the executive committee of ThinkEquity Partners, LLC from 2004 through 2007. From 2002 through 2004, Mr. Gersch was president and chief executive officer of Presidio Capital Advisors, LLC. In addition, Mr. Gersch held several positions with Banc of America Securities’ predecessor organization, Montgomery Securities, and founded the BrokerDealer Services Division of Banc of America Securities where he served as president and chief executive officer. Mr. Gersch is a former member of the board of directors of Cradle Holdings (Cayman) Ltd. and Paradigm, Ltd. He also served as a director of the San Francisco 49ers Foundation, the charitable arm of the San Francisco 49ers football organization. Mr. Gersch received a BBA in accounting and electronic data processing from Pace University. Mr. Gersch’s experience and skills acquired through his business and financial background with multiple companies were considered for his nomination.

Designated Directors

Saul A. Fox, 69, founded Fox Paine & Company (hereafter, including its affiliates, “Fox Paine”), a private equity investment and advisory firm, in 1996 and served as Fox Paine’s chief executive from its inception through the date hereof. Fox Paine founded Global Indemnity’s original predecessor company in August 2003, and Mr. Fox served as the chairman of Global Indemnity (including its predecessor companies) since its founding. Mr. Fox also served as Global Indemnity’s chief executive from February 2007 to June 2007. Fox Paine constitutes Global Indemnity’s largest shareholder and holds a majority of Global Indemnity’s voting shares.

At the time Fox Paine founded Global Indemnity’s predecessor in 2003, Fox Paine and Global Indemnity entered into an agreement pursuant to which Fox Paine agreed to provide Global Indemnity with advice regarding mergers, acquisitions, divestitures, financings, investment strategies, vetting of independent investment managers, corporate structure, vetting of management, management compensation, jurisdictional tax optimization, and various other matters.

Pursuant to its agreement with Global Indemnity, Fox Paine advised Global Indemnity regarding the acquisitions of Global Indemnity’s predecessor and constituent organizations, including United National in 2003, Penn Independent in 2005, Penn America Group in 2005, Collectibles Insurance Services in 2010, and American Reliable in 2015. In addition, Fox Paine advised Global Indemnity regarding the disposition of its Manufactured Homes and Dwelling business in 2021 and the disposition of its Farm & Ranch business in 2022. Fox Paine advised Global Indemnity regarding its initial public offering of common stock in 2003 as well as the $100 million rights offering of additional common stock in 2009. Fox Paine advised Global Indemnity regarding the buyback of 45% of Global Indemnity’s outstanding shares in 2015. Since Global Indemnity’s inception, Fox Paine has approved over $500 million in cash distributions to Global Indemnity shareholders by way of share buybacks and dividends, although Fox Paine has not participated in any of Global indemnity’s share buybacks nor has Fox Paine otherwise sold any of its Global Indemnity shares. In 2020, Fox Paine also advised Global Indemnity regarding its redomestication to the United States from the Cayman Islands, that included the reorganization of Global Indemnity as a publicly traded Delaware limited liability company, which is regarded as a non-taxable pass-through organization for United States federal income tax purposes.

Over Mr. Fox’s 39 year career in private equity, Mr. Fox orchestrated numerous acquisitions, mergers, divestitures, financings, and various other transactions in a broad array of industries, including property & casualty insurance and reinsurance, oil & natural gas exploration, production, and drilling, geophysical software development and distribution, independent alternative electrical power production, medical diagnostic devices and therapeutic instruments, budget lodging, and the manufacture and distribution (both wholesale & retail) of luxury perfumes, cosmetics, and related ‘high-end’ personal care products. In total, Mr. Fox completed 99 such transactions totaling $21 billion in which $1.7 billion of invested equity capital grew to $5.8 billion, providing investors with a 3.4x Return on Investment and a 39% average Internal Rate of Return.

Prior to founding Fox Paine, Mr. Fox was a general partner of Kohlberg, Kravis & Roberts & Co. (“KKR”), a pioneering private equity investment firm, which Mr. Fox joined in 1984. During Mr. Fox’s 13 years at KKR, Mr. Fox led the firm’s successful acquisitions and divestitures of American Reinsurance (KKR’s first insurance company acquisition), Canadian General Insurance (KKR’s first international acquisition), and Motel 6 (which was one of the very first actively managed operating businesses to utilize the master limited partnership structure to effectuate an initial public offering).

Prior to joining KKR, Mr. Fox was an attorney at Latham & Watkins LLP, specializing in tax and commercial law. Mr. Fox received a Juris Doctor degree (cum laude) from the University of Pennsylvania School of Law in 1978 and a baccalaureate degree (summa cum laude) from Temple University in 1975. Mr. Fox, was born and raised in the Pennsylvania Delaware Valley.

Joseph W. Brown, 74, has served as a director since December 2015. He became Global Indemnity’s Chief Executive Officer in October 2022. Until December 2017, Mr. Brown served on the board of directors of MBIA, Inc. (NYSE: MBI) and until September 2017, Mr. Brown was the Chief Executive Officer of MBIA, Inc. He rejoined MBIA, Inc. in February 2008 as Chairman and Chief Executive Officer and served as Chairman until May 2009. He became Executive Chairman on May 2004 and retired from that position in May 2007. Until May 2004, he had served as Chairman and Chief Executive Officer. He originally joined MBIA, Inc. as Chief Executive Officer in January 1999, having been a Director since 1986 and became Chairman in May 1999. Prior to joining MBIA, Inc., Mr. Brown was Chairman of the Board of Talegen Holdings, Inc. from 1992 through 1998. Prior to joining Talegen, Mr. Brown had been with Fireman’s Fund Insurance Company as President and Chief Executive Officer.

Fred R. Donner, 65, has served as a director since December 2022. Mr. Donner has over 35 years of experience in the insurance industry. Prior to his retirement, he was with Travelers Insurance Co. (Travelers). While at Travelers, he was a member of its Management and Operating Committees and served in several financial and operating roles including Executive Vice President, Enterprise Risk Management; Chief Financial Officer for its Business and International Insurance; Chief Operating Officer for its Business Insurance segment and Chief Financial Officer of its Personal Lines Insurance segment. Prior to joining Travelers, Mr. Donner served as Executive Vice President and Chief Financial Officer of RenaissanceRe Ltd., a Bermuda-based international reinsurance company. Prior to that, Mr. Donner served as the National Partner-in-Charge of KPMG’s Insurance Practice. Mr. Donner holds a bachelor’s degree in business administration from Pace University and currently serves on the advisory board for the University’s Lubin School of Business. Mr. Donner is a member of the American Institute of Certified Public Accountants. He previously served as the Audit Committee chair and a member of the Risk & Capital Committee of the board of directors of Argo Group International Holdings Ltd. and also as a Senior Managing Director in the Global Insurance Services Practice of FTI Consulting Inc.

Jason B. Hurwitz, 50, has previously served on GBLI’s board from September 2017 to January 2022, and he rejoined in October 2022. He is a partner with Osier Capital LLC, an investment firm focused on insurance and other long-term investments. As a principal and advisor during his career, Mr. Hurwitz completed 28 corporate acquisitions or divestitures totaling over $5 billion and served on the boards of directors of eight of these companies. He was formerly an executive with Richmond Hill Investments, LLC, Fox Paine & Company, LLC, McCown De Leeuw & Co. and James D. Wolfensohn Incorporated. He received a B.S. in Economics (summa cum laude) from The Wharton School, University of Pennsylvania.

Gary C. Tolman, 71, has served as a director since November 2022. Mr. Tolman has over 45 years of experience in the property and casualty insurance and reinsurance industry. Mr. Tolman was the Chief Executive Officer and co-founder of Noblr, Inc., a full stack telematics-specific personal auto insurance company that was founded in November, 2017. Noblr, Inc. was acquired by the United Services Automobile Association in October 2021. Until May 2015, Mr. Tolman served as the President and Chief Executive Officer of Esurance Holdings, Inc. (Esurance), a position that he held since 2000. Esurance, a direct-to-consumer insurance company, was launched in late 1999 and became one of the premier online auto insurance providers in the U.S. Mr. Tolman was also Chairman of Answer Financial Inc. (Answer Financial), one of the largest online and call center insurance agencies in the U.S. Esurance and Answer Financial were acquired by Allstate in October 2011. Prior to Esurance and Answer Financial, Mr. Tolman was President and Treasurer of Talegen Holdings, Inc., formerly the property and casualty insurance operations of the Xerox Corporation. Mr. Tolman also worked at the Fireman’s Fund Insurance Company for 15 years, ultimately serving as Senior Vice President. Mr. Tolman is also on the Executive Board of Directors of the International Tennis Hall of Fame.

Required Vote

To be elected as a director, Mr. Gersch must receive a plurality of the votes present in person or represented by proxy and entitled to vote on the proposal.

The Board of Directors Recommends Voting “For” the Director Nominee.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF GLOBAL INDEMNITY GROUP, LLC’S INDEPENDENT AUDITOR

General

The appointment of an independent auditor is made annually by the Audit Committee. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has appointed Ernst & Young Global Limited (“EY”) as our independent auditor for the fiscal year ending December 31, 2023. As a matter of good corporate governance, the Audit Committee submits its selection of the independent auditor to our shareholders for ratification in a non-binding vote at the Annual Meeting. If the shareholders do not ratify the appointment of EY, the selection of our independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change is in the best interests of GBLI and its shareholders.

A representative of EY is expected to be available to respond to appropriate questions from shareholders at the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires.

Information Regarding Our Independent Auditor

The following table shows the fees that were billed to us by EY for professional services rendered for the fiscal years ended December 31, 2022 and December 31, 2021.

Fee Category	2022	2021
Audit Fees	$1,857,835	$2,089,850
Audit-Related Fees	0	94,000
Tax Fees	220,000	160,570
All Other Fees	0	0
Total Fees	$2,077,835	$2,344,420

Audit Fees

This category includes fees for the audit of our annual financial statements and review of interim quarterly financial statements included on our quarterly reports on Form 10-Q and services that are normally provided by EY in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” No payments were made to EY in 2022 for audit-related fees. For 2021, we paid EY $94,000 for tax audit support related to the Redomestication.

Tax Fees

This category includes fees for tax compliance, tax advice and tax planning. The services provided included tax advice and assistance with tax compliance and reporting to federal, state and foreign taxing authorities as well as transfer pricing services. In 2022, we paid EY $155,000 for tax compliance services, and $65,000 for consulting services related to the federal employee retention credit. In 2021, we paid EY $150,000 for tax compliance services, $9,046 for advice regarding debt and corporate restructuring, $1,265 for advice on a local tax issue, and $259 on director compensation reporting. The Audit Committee considered whether providing the non-audit services shown in the table above was compatible with maintaining EY independence and concluded that it was.

All Other Fees

This category includes fees for products and services provided by EY that are not included in the categories described above. No payments were made to EY in 2022 or 2021 for all other fees.

Pre-Approval of Services

To ensure that our independent auditor maintains the highest level of independence and pursuant to the Audit Committee Pre-Approval Policy, the Audit Committee is required to pre-approve the audit and permitted non-audit services performed by our independent auditor. The Audit Committee pre-approved 100% of the fees for audit and non-audit services performed by EY during the year ended December 31, 2022. To ensure that the provision of these services does not impair the independence of our independent auditor, unless a type of service to be provided by our independent auditor and the associated fees have been pre-approved in accordance with the Audit Committee Pre-Approval Policy, the Audit Committee’s separate pre-approval of any proposed services and the associated fees is required. The Audit Committee Pre-Approval Policy only applies to services provided to us by our independent auditor; it does not apply to similar services performed by persons other than our independent auditor. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically, or more often as it deems necessary in its judgment, reassess and revise the Audit Committee Pre-Approval Policy. The Audit Committee most recently reassessed and approved its Audit Committee Pre-Approval Policy in November 2016. The Audit Committee Pre-Approval Fee Level Schedule is approved annually, with the most recent approval in December 2022.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for the ratification of the appointment of EY as our independent auditor for the fiscal year ending December 31, 2023.

The Board of Directors Recommends voting “For” Proposal Two.

PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)), and the related rules of the SEC, we are including in the proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed on pages 31 through 58. While the results of the vote are non-binding and advisory in nature, the Board of Directors intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal Three is a follows:

“Resolved, that the compensation of Global Indemnity Group LLC’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby approved.”

In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 31 through 39.

Required Vote

The affirmative vote of a majority of the votes cast by the shareholders present in person or by proxy at the Annual Meeting will be required for the non-binding approval of the compensation paid to our named executive officers.

The Board of Directors Recommends Voting “For” Proposal Three.

PROPOSAL FOUR: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act of 1934 (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are submitting for stockholder consideration a separate resolution to determine, in a non-binding advisory vote, whether a shareholder vote to approve the compensation of our named executive officers (that is, votes similar to the non-binding, advisory vote in Proposal 3 above) should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board of Directors intends to carefully consider the results of this vote.

In considering their vote, shareholders may wish to review the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 31 through 39.

Required Vote

The alternative among one year, two years or three years that receives the highest number of votes cast will be deemed to be the frequency preferred by our shareholders. Generally, the vote of a simple majority of votes cast by the shareholders present in person or by proxy at the Annual Meeting is necessary for advisory approval of a proposal. If no one single choice (one, two or three years) receives a total majority of the votes, the option receiving the highest number of votes will be considered the option chosen by the shareholders.

The Board of Directors Recommends That You Vote “Three Years” With Respect to How Frequently A Non-Binding Advisory Shareholder Vote to Approve the Compensation of Our Named Executive Officers Should Occur.

PROPOSAL FIVE: APPROVAL OF THE GLOBAL INDEMNITY GROUP, LLC 2023 SHARE INCENTIVE PLAN

On April 4, 2023, our Board of Directors through its Executive Committee adopted, subject to shareholder approval, the Global Indemnity Group, LLC 2023 Share Incentive Plan (the “2023 Share Incentive Plan”). If it is approved by shareholders, the 2023 Share Incentive Plan will allow us to continue to grant equity and equity-based awards to our officers, employees, non-employee directors and other service providers. The Global Indemnity Group, LLC 2018 Share Incentive Plan, as amended and restated on August 28, 2020 (the “2018 Plan”) expired pursuant to its terms on March 4, 2023.

The primary purpose of the 2023 Share Incentive Plan is to provide Global Indemnity a competitive advantage in attracting, retaining and motivating officers, employees, consultants and non-employee directors and to position Global Indemnity to offer incentives linked to the financial results of its business and increases in shareholder value. The 2023 Share Incentive Plan permits the grant of stock options, restricted shares and other share-based awards (collectively the “Awards”).

A total of 2,500,000 A Common shares (with respect to this Proposal Five, “shares”) are reserved for issuance under the 2023 Share Incentive Plan. Of these shares, Global Indemnity has already made contingent grants to directors of 26,426 A Common shares in accordance with our “Director Compensation – Retainer and Fee Schedule” as described below, subject to shareholder approval of the 2023 Share Incentive Plan at the Annual Meeting. Therefore, if the 2023 Share Incentive Plan is approved, these contingent grants will be effective. If shareholder approval is not obtained, then these grants will not be effective. After taking into consideration these contingent grants, there would be approximately 2,473,574 A Common shares remaining for future grants under the 2023 Share Incentive Plan.

In determining the number of shares to request under the 2023 Share Incentive Plan, management, the Board and the Executive Committee evaluated share usage, dilution, overhang, burn rate, and the existing terms of outstanding equity awards in consultation with our independent compensation consultant. We believe the increased dilution resulting from the approval of the 2023 Share Incentive Plan remains consistent with shareholder interests.

The total number of shares issuable under awards we have granted under the 2018 Plan, as a percentage of our annual weighted average A Common Shares outstanding (the “burn rate”) has been on average 4.1% over the last three completed fiscal years. The Institutional Shareholder Services, Inc. insurance industry burn rate benchmark for Non-Russell 3000 companies is 1.83%. Assuming all 2,500,000 A ordinary shares of the Company are to be available under the 2023 Share Incentive Plan pursuant to this proposal were fully dilutive as of April 18, 2023, the dilutive effect on all outstanding A Common shares would be approximately 20.2%. This dilution level includes, as of April 18, 2023, 846,667 options outstanding (with a weighted average exercise price of $30.54 and weighted average remaining term of 4.0 years) and 26,426 A Common shares of full value awards outstanding.

An additional metric that we use to measure the cumulative impact of the requested share increase is overhang (number of A Common Shares subject to equity awards outstanding but not exercised, plus number of A Common Shares available to be granted, divided by total shares of A Common Stock outstanding at the end of the year). For each of the last three fiscal years, our overhang has averaged 19.0%. If the 2023 Share Incentive Plan is approved, our overhang would increase to 26.1%.

Equity Compensation Plan Key Metrics Summary Table

	2022 (%)	2021 (%)	2020 (%)	Three Year Average (2020-2022)
Dilution (1)	8.6%	6.9%	11.6%	9.1%
Burn rate (2)	3.1%	4.0%	1.9%	4.1%
Overhang (3)	16.6%	18.7%	21.7%	19.0%

(1)

Dilution means one minus the quotient of (x) A Common Shares outstanding excluding total shares granted during the applicable year under the 2018 Plan (as defined in Proposal 5) and (y) A Common Shares outstanding as of the applicable fiscal year end plus outstanding options as of the applicable fiscal year end.

(2)	Burn rate is calculated in accordance with Institutional Shareholder Services Inc.’s value-adjusted burn rate methodology.

(3)

Overhang equals the number of A Common Shares subject to equity awards outstanding but not exercised, plus number of A Common Shares available to be granted, divided by total shares of A Common Stock outstanding at the end of the year.

If the 2023 Share Incentive Plan is approved, this will result in the effectiveness of the contingent grants described above, which will be distributed as follows:

New Plan Benefits

2023 Share Incentive Plan

Name and Position	Dollar Value ($)	Number of A Common Shares
Joseph W. Brown, Chief Executive of GBLI	—	—
David S. Charlton, Former Chief Executive Officer, GBLI;	—	—
Jonathan E. Oltman, President — Insurance Operations	—	—
Thomas M. McGeehan, Chief Financial Officer and Executive Vice President — Finance	—	—
Reiner R. Mauer, Former Chief Operating Officer;	—	—
Thomas P. Gibbons, Executive Vice President & Chief Actuary	—	—
David C. Elliott, Senior Vice President, Claims	—	—
All current executive officers as a group
All current directors who are not executive officers as a group	672,806	26,426
All employees, including all current officers who are not executive officers, as a group	—	—

Other than the contingent grants identified in the above table, the benefits that will be awarded or paid under the 2023 Share Incentive Plan cannot currently be determined. The number of awards (if any) that a participant may receive under the 2023 Share Incentive Plan is in the discretion of the Nomination, Compensation & Governance Committee and the committee has not determined future awards or who receive them except as set forth in the table above. The 2023 Share Incentive Plan provides for the grant of stock options, restricted shares and other share-based awards and performance-based compensation awards. On April 18, 2023, the market value of the shares underlying contingent awards made under the 2023 Share Incentive Plan and the shares available for future grants under the 2023 Share Incentive Plan (collectively 2,500,000 A Common Shares) was $69,250,000.

The following is a summary of the material features of the 2023 Share Incentive Plan. It is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix A to this Proxy Statement. The following does not purport to be a complete description of all of the provisions of the 2023 Share Incentive Plan.

Administration

The 2023 Share Incentive Plan provides that it will be administered by the Nomination, Compensation & Governance Committee of our Board, or another committee of the Board constituted so as to permit awards under the 2023 Share Incentive Plan to comply with the “non-employee director” provisions of Rule 16b-3 under the Exchange Act, or, absent a committee to administer the 2023 Share Incentive Plan, the Board (the “administrator”). The administrator is empowered to select who may participate in the 2023 Share Incentive Plan; determine whether and to what extent Awards are granted; determine the number of A Common shares covered by each Award; determine the terms and conditions of any Award, including exercise price and vesting; subject to the terms of the 2023 Share Incentive Plan, modify, amend or adjust the terms and conditions of any Award, including to reduce or increase the exercise price of an outstanding stock option or other share-based award or to cancel and replace stock options with a below Fair Market Value exercise price, or institute a program under which outstanding Awards are surrendered or cancelled in exchange for awards of the same type, awards of a different type, and/or cash, or under which participants would have the opportunity to transfer outstanding Awards to a financial institution or other person or entity selected by the administrator; determine to what extent and under what circumstances awards or payments thereunder shall be deferred; adopt, alter and repeal administrative rules for the 2023 Share Incentive Plan; interpret the terms and provisions of the 2023 Share Incentive Plan and any Award issued; adopt any sub-plans as deemed necessary or appropriate; and otherwise supervise and administer the 2023 Share Incentive Plan.

A Common Shares Subject to the 2023 Share Incentive Plan; Equity Restructuring Transactions and Acquisition Events

The 2023 Share Incentive Plan makes available the number of A Common shares described above, subject to certain adjustments. If any outstanding Award is terminated or expires without being exercised or forfeited or repurchased due to failure to vest, the shares subject to such Awards will again be available for distribution in connection with Awards under the 2023 Share Incentive Plan. In addition, in determining the number of A Common shares available for Awards other than incentive stock options (“ISOs”), if A Common shares have been delivered or exchanged by a participant as full or partial payment to the Company for payment of the exercise price, or for payment of withholding taxes, or if the number of A Common shares otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes or if Awards are surrendered pursuant to an exchange program, the number of A Common shares exchanged or reduced as payment in connection with the exercise or for withholding or surrendered pursuant to an exchange program shall again be available for purposes of Awards other than ISOs.

The total number of A Common shares subject to any option which may be granted under the 2023 Share Incentive Plan to any participant, subject to adjustments under the terms of the plan, is 300,000 during each fiscal year of Global Indemnity and shall be cumulative; that is, to the extent that A Common shares for which options are permitted to be granted during a fiscal year to a participant are not covered by a grant of an option, such A Common shares available for grants to such a participant automatically increase in subsequent fiscal years during the term of the 2023 Share Incentive Plan until used. The total number of other share-based awards, as defined in the 2023 Share Incentive Plan, contingent upon the attainment of performance goals granted to any participant in any fiscal year shall not exceed 50,000, subject to adjustments under the terms of the 2023 Share Incentive Plan.

In the event any merger, reorganization, consolidation, combination, recapitalization, spin-off, stock dividend, share split, reverse share split, extraordinary distribution (whether in the form of shares, cash or other securities or property) with respect to the A Common shares, any repurchase or exchange of A Common shares or any other securities of the Company, any sale or transfer of all or part of the Company’s assets or business or other change in corporate structure affecting the A Common shares occurs or is proposed (such an event, an “Equity Restructuring”), the administrator shall make such substitution or adjustment in the aggregate number and kind of shares or other property reserved for issuance under the 2023 Share Incentive Plan or any limitations under the 2023 Share Incentive Plan, in the number, kind and exercise price of shares or other property subject to outstanding Awards, as applicable, and/or such other substitution or adjustments, in each case as the administrator shall determine in its discretion to be appropriate, in order to prevent diminution or enlargement of the benefits intended to be made available under the 2023 Share Incentive Plan, provided that, in no case shall such determination adversely affect in any material respect the rights of a participant. In connection with any Equity Restructuring, the administrator may provide, in its sole discretion, for the cancellation of any outstanding stock option and payment in cash or other property in exchange therefor in an amount equal to the excess at such time, if any, of the fair market value of the underlying A Common shares over the per share exercise price for such stock options.

In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding A Common shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the administrator may, in its sole discretion treat outstanding Awards as the administrator determines without a participant’s consent, including without limitation that the administrator may: determine that Awards will be assumed, or substantially equivalent awards will be substituted with appropriate adjustments as to the number and kind of shares and prices; terminate all outstanding stock options, subject to certain notice and acceleration provisions set forth in the 2023 Share Incentive Plan; determine that outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse upon consummation of the Acquisition Event and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of the Acquisition Event; the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction or the replacement of such Award with other rights or property selected by the administrator in its sole discretion; or any combination of the foregoing. In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Award will fully vest with any performance goals or other vesting criteria deemed achieved at 100% of target levels, unless specifically provided otherwise under the applicable Award agreement.

In the event of the proposed dissolution or liquidation of the Company, the administrator will notify participants as soon as practicable prior to the effective date of the proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

Participants

Persons who are (a) officers, directors, employees and consultants of Global Indemnity and/or any of its affiliates, (b) at the time of grant may be performing services for Global Indemnity or any of its affiliates, including officers, directors, employees, consultants and affiliates of Fox Paine; and (c) non-employee directors of Global Indemnity and its affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its affiliates, are eligible to be granted Awards under the 2023 Share Incentive Plan. However, incentive stock options may be granted only to employees of the Company, its subsidiaries or its parent. As of April 18, 2023, approximately 43 employees (including all of our executive officers), 0 consultants and five non-employee directors would be eligible to be selected to be granted an Award under the 2023 Share Incentive Plan.

Stock Options

A stock option granted under the 2023 Share Incentive Plan permits the holder to purchase from Global Indemnity a stated number of A Common shares at an exercise price established by the administrator. Stock Options shall be evidenced by an option agreement and are subject to the terms of the 2023 Share Incentive Plan. Options will be designated as either nonstatutory stock options or incentive stock options. Grantees of ISOs potentially receive more favorable tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”) as compared to nonstatutory stock options. The exercise price per share of an option may not be less than the fair market value of an A Common share on the date of the grant. The exercise price per share of ISOs granted to a 10% or greater shareholder may not be less than 110% of the fair market value on the date of grant. Notwithstanding the foregoing, options may be granted with an exercise price per share of less than the fair market value of an A Common share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. The term of each stock option shall be determined by the administrator on the date of the grant, but may not exceed ten years (or, in the case of an ISO granted to a 10% or greater shareholder, five years). Stock options generally are non-transferable. Payment of the exercise price of stock options may be made by certified or bank check or such other instrument or method of payment as the administrator may accept. Unless otherwise provided in the award agreement, payment may also be made in the form of fully vested A Common shares under specified circumstances or in the form of a promissory note to the extent permitted by applicable laws. Unless otherwise provided in the applicable award agreement, exercise of a stock option through a broker’s cashless exercise or through “net settlement” in A Common shares or other cashless exercise program implemented by the Company is also permitted. After termination for any reason other than Cause, as defined in the 2023 Share Incentive Plan, including death or disability, of a participant, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement. In the absence of a specified time in the option agreement, the option will remain exercisable for ninety (90) days following a termination. However, an option generally may not be exercised later than the expiration of its term. If a participant is terminated for Cause, or at the time the such participant voluntarily terminates employment within ninety (90) days after the occurrence of an event that would be grounds for a termination for Cause, the option will be cancelled immediately upon such termination, and will not then be exercisable by such participant.

Restricted Shares

Restricted share awards are A Common shares that vest in accordance with terms and conditions established by the administrator. The administrator shall determine to whom and the time at which grants of restricted shares will be awarded, the number of shares to be awarded to any participant, the purchase price, the vesting conditions, the times within which such awards may be subject to cancellation, repurchase and transfer restrictions and any other terms and conditions of the awards. The terms and conditions of each award shall be evidenced by a restricted share agreement. Unless otherwise specified in the restricted share agreement, upon a participant’s termination for any reason during the relevant restriction period, all unvested restricted shares shall be forfeited.

Other Share-Based Awards

The administrator is authorized to grant other share-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to A Common shares and to set the terms and conditions of such grants in accordance with the 2023 Share Incentive Plan. Other share-based awards may include, but are not limited to, A Common shares awarded purely as a bonus and not subject to any restrictions or conditions, A Common shares in payment of the amounts due under an incentive or performance plan, share appreciation rights, share equivalent units, and awards valued by reference to book value of A Common shares. Unless otherwise provided in the applicable award agreement, the recipient of other share-based awards will be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of A Common shares covered by the Award, as determined at the time of the award by the administrator, in its sole discretion.

Term, Amendment and Termination

The 2023 Share Incentive Plan is effective on April 4, 2023 (contingent on shareholder approval) and will expire on April 4, 2028 unless terminated earlier by the administrator or the Board. Awards outstanding as of such date shall not be affected or impaired by the expiration of the 2023 Share Incentive Plan and shall remain subject to the Plan’s terms.

Subject to applicable law, the 2023 Share Incentive Plan may, at any time, be amended, altered, suspended or terminated, prospectively or retroactively, by the administrator; provided, however, that no amendment, alteration, suspension or termination shall be made that is materially adverse to the rights of a participant under an Award without such participant’s consent unless otherwise provided by law or in the 2023 Share Incentive Plan. In addition, shareholder approval may be required to satisfy tax rules or to satisfy other applicable legal or regulatory requirements including exchange listing requirements.

Unfunded Status of Plan

It is intended that the 2023 Share Incentive Plan constitutes an “unfunded” plan for incentive and deferred compensation.

General Provisions

Restricted A Common shares and A Common shares issued upon exercise of stock options or pursuant to other Awards shall be evidenced in such manner as the administrator may deem appropriate, including book entry registration or issuance of one or more share certificates. Any certificate issued shall be registered and shall bear the appropriate legends, if any.

A participant shall make the necessary arrangements to satisfy any payment or withholding of applicable US federal, state, local or non-U.S. taxes, including, if approved by the administrator, by paying with A Common shares, including any A Common shares that are part of an Award giving rise to the withholding requirement. In order to satisfy tax withholding requirements, the administrator may permit a participant to deliver already-owned A Common shares having a value equal to the withholding or to have an equal amount of A Common shares withheld or sold to pay for the taxes.

The 2023 Share Incentive Plan and all Awards shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

No fractional shares shall be issued under the Share Incentive Plan and no cash settlements shall be made with respect to fractional shares eliminated by rounding.

To the extent required by the administrator, the participant may be required to execute and deliver a shareholder’s agreement or such other documentation as a condition to the receipt of an Award, which shall set forth certain restrictions on transferability of the Award, a right of first refusal of Global Indemnity with respect to the Award, the right of Global Indemnity to purchase the Award restricted A Common shares and A Common shares issued upon exercise of stock options and other such terms as the administrator shall establish from time to time.

The administrator may specify in an Award agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. In addition, an Award will be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with applicable laws.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences to U.S. taxpayers and Global Indemnity of Awards granted under the 2023 Share Incentive Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2023 Share Incentive Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2023 Share Incentive Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any Awards. Tax consequences for any particular individual may be different.

Stock option grants under the 2023 Share Incentive Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified (nonstatutory) stock options.

An optionee generally will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, the optionee recognizes as ordinary income. The optionee’s tax basis in any shares received upon exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

Incentive stock options are eligible for favorable federal income tax treatment if certain requirements are satisfied. An employee granted an incentive stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares of our common stock acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. However, if the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the excess of the fair market value of the shares on the date of exercise or the date of sale, whichever is less, over the exercise price, and any additional amount realized will be taxed as capital gain (a “disqualifying disposition”). If a participant recognizes ordinary income due to a disqualifying disposition of an incentive stock option, we would generally be entitled to a deduction in the same amount.

For restricted stock awards, no taxes are due when the award is initially made (unless the recipient makes a timely election under Section 83(b) of the Code), but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid at ordinary rates on the value of the stock when the restrictions lapse, and then at capital gain rates when the shares are sold.

In general, the grant of restricted stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount. In addition, Federal Insurance Contributions Act (“FICA”) taxes are imposed on restricted stock units in the year of vesting (which may occur prior to the year of settlement).

Global Indemnity generally will be entitled to a tax deduction in connection with an Award under the 2023 Share Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, Section 162(m) of the Code limits the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as defined in Section 162(m). Covered employees generally include (among others) all of the executive officers shown in the Summary Compensation Table in this proxy statement and any future executive officers shown in any Summary Compensation Table in any of our future proxy statements. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1,000,000 in any taxable year. Therefore, in any given year in which a covered employee recognizes income from an Award granted under the 2023 Share Incentive Plan, we generally will be able to take a tax deduction of only $1,000,000 or less for that covered employee’s compensation for the year, regardless of the amount of compensation recognized by such covered employee from the Award or otherwise.

The 2023 Share Incentive Plan is intended to avoid the application of taxes under Section 409A and Section 457A of the Code to any participant on account of the grant, vesting, or settlement of awards.

Any compensation includable in the gross income of a 2023 Share Incentive Plan participant will generally be subject to applicable federal, state and local income tax withholding.

The 2023 Share Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

Participation in the Plan

The grant of awards (if any) that any individual may receive under the 2023 Share Incentive Plan is in the discretion of the Nomination, Compensation and Governance Committee or other committee (of the Board) acting as the administrator of the 2023 Share Incentive Plan and therefore cannot be determined in advance. Our executive officers and non-employee members of the Board have an interest in this proposal because they are eligible to receive discretionary Awards under the Plan. Our non-employee directors have been contingently granted 26,426 A Common shares under the 2023 Share Incentive Plan. For information on equity awards we made in 2022 please see the disclosure under “2022 Non-Employee Director Compensation” below, disclosure under the “Summary Compensation Table” below, and Note 19 of our consolidated financial statement contained in our Annual Report on Form 10-K for the year ended December 31, 2022.

UPON APPROVAL OF THE 2023 SHARE INCENTIVE PLAN BY THE SHAREHOLDERS, THE COMPANY INTENDS TO REGISTER ON FORM S-8 UNDER THE SECURITIES ACT OF 1933 THE 2,500,000 SHARES OF A COMMON SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2023 SHARE INCENTIVE PLAN.

Equity Compensation Plan Information

For a discussion of equity compensation plan information, please see the disclosure related to equity compensation under “Equity Compensation Plan Information” below.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve the 2023 Share Incentive Plan.

The Board of Directors Recommends voting “For” Proposal Five.

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Board Structure

It is our policy to separate the positions of Chief Executive Officer and Chairman of the Board. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe that our current policy of having a separate Chairman of the Board is the most appropriate for us at this time. In today’s challenging economic and regulatory environment, directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, we believe that having a Chairman of the Board independent of the Company’s management, whose sole job is to lead the Board, allows our management to better focus their time and energy on running the day-to-day operations of GBLI. The Board believes that GBLI’s current leadership structure does not affect its role in risk oversight of GBLI.

While the full Board is ultimately responsible for risk oversight, the Board exercises its risk oversight responsibilities through its committees, which regularly report to the full Board. Our Enterprise Risk Management Committee addresses enterprise risk matters, the Audit Committee addresses financial reporting risk, the Nomination, Compensation and Governance Committee addresses compensation related matters, the Investment Committee addresses risks related to investing and the Technology Committee addresses risks related to technology. Finally, our Board regularly meets with members of the senior management team at quarterly meetings of the Board, where, among other topics, they discuss strategy and risks facing GBLI, as well as at such other times as they deem appropriate. For a further discussion, see “Board Committees” below.

Our Board has determined that Fred R. Donner, Seth J. Gersch, Jason B. Hurwitz and Gary C. Tolman are independent as defined by applicable NYSE Listing Rules and the SEC rules. Our Board previously determined that Joseph W. Brown, until he became Global Indemnity’s Chief Executive Officer in October 2022, and James R. Holt, Jr., who resigned from our Board on November 1, 2022, were independent as defined by applicable NYSE Listing Rules and the SEC rules. We believe that the number of independent, experienced directors that make up our Board, along with the oversight of our Board by the non-executive Chairman of the Board, benefits us and our shareholders.

Meetings and Independence Requirements

Our Board held eleven meetings in 2022. In 2022, all of the incumbent members of our Board attended 75% or more of the total number of meetings of our Board and the total number of meetings held by committees on which they served that were held during the period for which they were directors and served on such committees.

The Annual Meeting will be our twentieth annual meeting of shareholders. We do not have a policy about directors’ attendance at our annual meeting of shareholders. No director attended our 2022 Annual Meeting.

Global Indemnity is a “controlled company” as defined in the NYSE Listed Company Manual Section 303A.00 because more than 50% of our voting power is held by affiliated funds of Fox Paine & Company, LLC. See “Additional Information — Principal Shareholders and Security Ownership of Management.” Therefore, we are exempt from certain requirements of the NYSE with respect to (1) having a majority of independent directors on our Board, (2) having the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors, and (3) having nominees for director selected or recommended for selection by either a majority of independent directors or a nominating committee composed solely of independent directors.

There are no family relationships among any of our directors or executive officers.

Board Committees

The Board currently has six members and the following seven committees: Audit; Conflicts; Nomination, Compensation & Governance; Executive; Investment; Technology; and Enterprise Risk Management.

Audit Committee

The Audit Committee held five meetings in 2022. The Audit Committee currently consists of Seth J. Gersch, Fred R. Donner, and Gary C. Tolman. Mr. Gersch is the Chair of the Audit Committee. Our Board has determined that Messrs. Gersch, Donner, and Tolman each qualify as an “independent director” as that term is defined in the NYSE Listing Rules, and each member of the Audit Committee satisfies the enhanced independence requirements for Audit Committee members under the rules of the SEC and the NYSE Listed Company Manual Section 303A.07. Our Board has also determined that all three members of the Audit Committee are able to read and understand fundamental financial statements as required by the NYSE Listed Company Manual and that each of Messrs. Gersch, Donner, and Tolman qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

The principal duties of the Audit Committee are to oversee our accounting and financial reporting processes and the audit of our financial statements, to select and retain our independent auditor, to review with management and our independent auditor our annual financial statements and related footnotes, to review our internal audit activities, to review with our independent auditor the planned scope and results of the annual audit and its reports and recommendations, and to review with the independent auditor matters relating to our system of internal controls.

A copy of our Audit Committee Charter is available on our website at www.gbli.com.

Conflicts Committee

The Conflicts Committee held one meeting in 2022. The Conflicts Committee consists of Seth J. Gersch and

Jason B. Hurwitz. Mr. Gersch is the Chair of the Conflicts Committee.

The primary duty of the Conflicts Committee is to, as and when requested by the Board, investigate, review, evaluate and take action upon any actual or potential conflicts of interest that may exist or arise from time to time in connection with any transaction, activity, arrangement, circumstance or other matter between or among one or more of GBLI’s shareholders and/or directors or any of their affiliates, on the one hand, and GBLI, on the other hand.

A copy of our Conflicts Committee Charter is available on our website at www.gbli.com.

Nomination, Compensation & Governance Committee

The Nomination, Compensation & Governance Committee (“Nom-Comp Committee”) held four meetings in 2022. The Nom-Comp Committee currently consists of Fred R. Donner and Jason B. Hurwitz. Messrs. Donner and Hurwitz qualify as independent directors under the applicable NYSE Listed Company Manual and SEC rules and as “non-employee directors” under Rule 16b-3 of the Exchange Act. Mr. Donner is the Chair of the Nom-Comp Committee.

The primary duties of the Nom-Comp Committee are to identify and recommend to the Board individuals qualified to serve as directors and on committees; to advise the Board with respect to the Board composition, procedures and committees; to oversee GBLI’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans; to review and discuss with management the Company’s compensation discussion and analysis to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC; to prepare the Compensation Committee Report as required by the rules of the SEC; to develop, recommend and advise the Board with respect to the corporate governance principles applicable to the Company; and to oversee the evaluation of the Board and the Company’s management.

The Nom-Comp Committee meets at least once a year in conjunction with a regularly scheduled Board meeting and as needed at other times. Management participates in such meetings at the invitation of the Nom-Comp Committee, providing financial data on which compensation decisions are based, publicly available compensation data with respect to our competitors, and updates on legal developments affecting compensation. Management may also propose financial targets on which performance will be judged. Generally, at each meeting an executive session is held without members of management present. In the course of its activities, the Nom-Comp Committee may designate or allocate all or any portion of its responsibilities and powers to a subcommittee consisting of one or more of its members.

Further discussion regarding the Nom-Comp Committee’s processes for setting executive compensation is set forth under “Executive Compensation — Compensation Discussion and Analysis — Committee Activities and Compensation paid to Named Executive Officers with Respect to 2022” and “Our Compensation Philosophy.”

A copy of our Nom-Comp Committee Charter is available on our website at www.gbli.com.

Executive Committee

The Executive Committee currently consists of Saul A. Fox and Seth J. Gersch. Mr. Fox is Chair of the Executive Committee. The Executive Committee has the authority between meetings of the full Board to exercise the powers of the Board as permitted by applicable law and listing standards, other than those powers reserved for other committees or the full Board.

A copy of our Executive Committee Charter is available on our website at www.gbli.com.

Investment Committee

The Investment Committee currently consists of Saul A. Fox, Seth J. Gersch, and Jason B. Hurwitz. Mr. Hurwitz is the chair of the Investment Committee. The principal duties of the Investment Committee are to establish and review our investment guidelines and to review our investments to ensure compliance with our investment guidelines.

A copy of our Investment Committee Charter is available on our website at www.gbli.com.

Technology Committee

The Technology Committee currently consists of Saul A. Fox and Gary C. Tolman. Mr. Tolman is the Chair of the Technology Committee. The principal duties of the Technology Committee are to review technology and general industry trends that could affect technology and related investments, review the Company’s technology infrastructure, review and discuss with management technology policies, and review technology budget and expenditures.

A copy of our Technology Committee Charter is available at www.gbli.com.

Enterprise Risk Management Committee

The Enterprise Risk Management Committee currently consists of Fred R. Donner, Jason B. Hurwitz and Gary C. Tolman. Mr. Donner is the Chair of the Enterprise Risk Management Committee. The principal duties of the

Enterprise Risk Management Committee are to periodically report to the Board regarding material risks to the Company’s capital base, liquidity, cybersecurity, information technology, operations, issues which might affect the Company’s credit or other market ratings and to establish a set of key risk indicators against which to measure heightened or decreased risks based upon information and determinations of Company management.

A copy of our Enterprise Risk Management Committee Charter is available at www.gbli.com.

Shareholder Nominations to our Board of Directors and Other Shareholder Communications

Pursuant to Section 5.3 of the LLCA, and based on the percentage of the voting power in the Company of the Class B Majority Shareholder as of the record date, the Class B Majority Shareholder is entitled, but is not obligated, to appoint each of the six (6) directors of the Board.

Under the LLCA, in order to nominate a director at the 2024 annual meeting of shareholders, you must satisfy the ownership requirements set forth in the LLCA and notify us of such nomination in writing, which notice must be delivered to or be mailed and received by us at Global Indemnity Group, LLC, c/o Corporate Secretary, 112 S. French St., Suite 150, Wilmington DE, 19801, no earlier than January 16, 2024 and no later than February 15, 2024, unless our 2024 annual meeting of shareholders is not within twenty-five (25) days before or after the anniversary of our 2023 annual meeting of shareholders, in which case the notice must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the 2024 annual meeting was made, whichever occurs first. In order to nominate a director, you must comply with the specific procedures and requirements set forth in the LLCA and the nomination must contain the specific information required by the LLCA. You may write to our Corporate Secretary at 112 S. French St., Suite 150, Wilmington DE, 19801 to deliver the notices discussed above and to request a copy of the relevant LLCA provisions regarding the requirements for nominating director candidates pursuant to the LLCA. In addition to satisfying the specific procedures and requirements set forth in the LLCA relating to nominations of director candidates, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 within the deadline for written notices as described above. To the extent that any information required by Rule 14a-19 is not required under the LLCA to be included with your notice, we must receive such additional information by April 15, 2024.

Our Board also has implemented a process whereby shareholders may send communications directly to its attention. Any shareholders desiring to communicate with our Board as a group, or one or more specific members of our Board, should communicate in writing addressed to the specified names c/o Global Indemnity Group, LLC, 112 S. French St., Suite 150, Wilmington DE, 19801 or e-mailed to ir@gbli.com. Emails addressed to the Board will be forwarded, as appropriate, to the Board.

Executive Sessions

At least twice a year, the independent directors meet in executive session. Typically, the Chair of the Audit Committee presides over such sessions.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of directors and director candidates, as well as requirements for the committees for the Board.

In addition, our Board adopted a Code of Business Conduct and Ethics that applies to all of the directors, officers and employees of GBLI and its subsidiaries. A copy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics is available on our website at www.gbli.com. Within the time period specified, and to the extent required, by the SEC and the NYSE Listed Company Manual, we will post on our website any amendment to our Corporate Governance Guidelines and Code of Business Conduct and Ethics and any waiver applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, or our Board.

The Company’s Insider Trading Policy prohibits directors, officers and employees from purchasing the Company’s securities on margin, from holding the Company’s securities in margin accounts, engaging in short sales, trading in any options, borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan.

DIRECTOR COMPENSATION

General

The form and amount of non-employee director compensation is determined by the Board. Our directors that are also employees of the Company are not generally separately compensated for their service as directors, provided that Mr. Brown received compensation for his service as a director in 2022 prior to his appointment as Chief Executive Officer in October 2022. We believe that director compensation should not only be competitive within the insurance industry, but also fair and reasonable in light of our directors’ background and experiences, as well as the overall time, effort and complexity involved in carrying out their responsibilities as directors.

To align the objectives of our directors and our shareholders, as well as to retain directors for an extended period, our non-employee directors receive annual retainers for serving on the Board and each committee payable in cash and in restricted Class A Common Shares. The annual retainers are allocated between Global Indemnity Group, LLC and GBLI Holdings, LLC. The number of Class A Common Shares to be issued to a director is determined by dividing the amount of the remuneration earned for the calendar quarter divided by the per share value in respect of the calendar quarter. The per share value in respect of the calendar quarter equals (i) the volume weighted average closing price of our Class A Common Shares on NYSE over the calendar quarter during which the remuneration was earned, less (ii) dividends paid in such calendar quarter in respect of such number of Class A Common Shares. Non-employee director awards have been granted under Global Indemnity Limited’s 2018 Share Incentive Plan, as amended on August, 28, 2020, (the “2018 Share Incentive Plan”) most recently, and are expected to be granted under the proposed Global Indemnity Group, LLC 2023 Share Incentive Plan going forward, subject to shareholder approval of such plan.

The below restrictions on transfer, sale and disposition are designed to ensure that our directors maintain a long-term perspective when overseeing our operations. Further, the Company’s insider trading policy prohibits directors from purchasing the Company’s securities on margin and from holding the Company’ securities in margin accounts and prohibits directors from engaging in short sales of the Company’s securities or trading in any options (including, but not limited to, puts and calls) to buy or sell such securities.

All non-employee directors, except Mr. Fox, are eligible to receive reimbursement for their reasonable business related expenses and reasonable out-of-pocket expenses incurred in order to attend Board meetings, Board committee meetings, and other events requiring in-person attendance. Non-employee directors do not receive attendance fees for meetings.

While a member of the Board and during the twelve calendar months immediately following the date a director ceases to be a member of the Board, a director may not hypothecate, sell or otherwise dispose of any Class A Common Shares, Global Indemnity share derivatives or any other Global Indemnity (including its affiliates’) securities unless any such transaction is approved in advance in writing by the Chairperson of the Board, in his or her sole discretion. In addition, all trades (including, without limitation, any sale, hypothecation, other disposition, purchase or other acquisition) of any Global Indemnity Class A Common Shares, Global Indemnity share derivatives, of any other Global Indemnity (including its affiliates’) securities must comply with the Company’s Insider Trading Policy.

To protect the legitimate business interests of the Company and its subsidiaries, including their trade secrets, confidential information and existing and prospective client, broker and other valuable business relationships that form a substantial part of their goodwill, each director agrees that while serving as a director of the Company or its affiliates, he or she will not “Compete with the Companies” as described below. If a director violates this provision, as reasonably determined by the Company, then, in addition to all other remedies available at law or in equity, such director shall promptly repay an amount equal to the total dollar value of all Gross-Up Shares and Gross-Up Cash, as defined below in the 2022 and 2023 sections of the Retainer and Fee Schedule, received by or credited to such director or former director since January 1, 2020 (the “Gross-Up Reimbursement”).

To further protect the aforementioned legitimate business interests, each director agrees that if, at any time during the twelve calendar months immediately following a director’s service on the Board, he or she Competes with the Companies, as reasonably determined by the Company, then, in addition to all other remedies available at law or in equity, such former director shall promptly repay an amount equal to the Gross-Up Reimbursement. The Chairperson, in his or her sole discretion, may, upon the request of any current or former director, exempt from the obligation to repay the Gross-Up Reimbursement any activity or investment by such director that might otherwise be prohibited by the non-competition provisions if the Chairperson determines it is in the best interest of the Company to do so.

“Compete[s] with the Companies” means providing “Assistance” to a “Competitor.”

“Competitor” means any company, partnership, business association or group of affiliated companies, partnerships or business associations offering insurance products or services that are competitive with the insurance products or services being offered by the Company or its subsidiaries or affiliates in any “Market” in which the Company or its subsidiaries or affiliates are then offering such insurance products or services (a “Competitive Product”) and shall include, but not be limited to, any company, partnership, business association or group of affiliated companies, partnerships or business associations listed as a peer in the latest annual report of the Company. Notwithstanding the foregoing, a Competitor shall not include any company or group of affiliated companies that in the twelve (12) calendar months preceding the date the current or former director began providing Assistance, had (i) less than $50 million of aggregate gross insurance premiums; and (ii) out of such aggregate gross insurance premiums, less than 10% were generated from a Competitive Product.

“Market” means any of the following: (i) an area such as a country, state, region or subdivision thereof, (ii) a product market such as equine mortality, or (iii) an industry market such as the reinsurance market.

Providing “Assistance” to a Competitor, means either (i) directly or indirectly, assisting, aiding or advising a Competitor, whether as an employee, executive, director, consultant or otherwise; and/or (ii) owning, operating or providing financing to, a Competitor. However, notwithstanding the foregoing, the following shall not constitute providing “Assistance”: (i) owning passive minority interests in publicly traded securities issued by Competitors; and/or (ii) assisting, aiding or advising a Competitor at the written request of, or with the approval of, the Chairperson, such permission to be given or withheld in his or her sole discretion.

Retainer and Fee Schedule

2022

From January 1, 2022 to December 31, 2022, each non-employee director elected their annual remuneration to be paid either in fully vested Class A Common Shares or in cash. If the non-employee director elected to be paid in Class A Common Shares, then the non-employee director received “Gross-Up Amounts” equal to 40% of the amount of remuneration a non-employee director earned during the applicable calendar quarter. Each non-employee director may have elected to receive the Gross-Up Amounts in cash, Class A Common Shares or a combination thereof. The amount of Class A Common Shares included as part of or all of any Gross-Up Amounts was equal to the portion of the Gross-Up Amount for the calendar quarter divided by the per share value in respect of the calendar quarter as described in the “General” section above.

From January 1, 2022 to December 31, 2022, the amount of the annual retainer for each non-employee director was: (1) $50,000 for all non-employee directors; (2) an additional $150,000 for the Chairperson; (3) an additional $25,000 for any Vice-Chairperson; (4) an additional $150,000 for the non-employee director who chaired the Audit Committee; (5) an additional $50,000 for non-employee directors who served on the Audit Committee in a capacity other than Chairperson; (6) an additional $50,000 for the non-employee director who chaired the Conflicts Committee; (7) an additional $25,000 for the non-employee directors who served on the Conflicts Committee in a capacity other than Chairperson; (8) an additional $150,000 for the non-employee director who chaired the Investment Committee; (9) an additional $75,000 for non-employee directors who served on the Investment Committee in a capacity other than Chairperson; (10) an additional $50,000 for the non-employee director who chaired the Nomination, Compensation, & Governance Committee; (11) an additional $50,000 for non-employee directors who served on the Nomination, Compensation, & Governance Committee in a capacity other than Chairperson; (12) an additional $150,000 for the non-employee director who chaired the Executive Committee; (13) an additional $50,000 for non-employee directors who served on the Executive Committee in a capacity other than Chairperson; (14) an additional $150,000 for the non-employee director who chaired the Enterprise Risk Committee; (15) an additional $50,000 for non-employee directors who served on the Enterprise Risk Committee in a capacity other than Chairperson; (16) an additional $75,000 for the non-employee director who chaired the Technology Committee; and (17) an additional $25,000 for the non-employee directors who served on the Technology Committee in a capacity other than Chairperson.

2023

Effective January 1, 2023, each non-employee director elects their annual remuneration to be paid either in fully vested Class A Common Shares or in cash. If the non-employee director elects to be paid in Class A Common Shares, then the non-employee director receives “Gross-Up Amounts” equal to 37% of the amount of remuneration a non-employee director earns during the applicable calendar quarter. Each non-employee director elects to receive the Gross-Up Amounts in cash, Class A Common Shares or a combination thereof. The amount of Class A Common Shares included as part of or all of any Gross-Up Amounts is equal to the portion of the Gross-Up Amount for the calendar quarter divided by the per share value in respect of the calendar quarter as described in the “General” section above.

Effective January 1, 2023 the amount of the annual retainer for each non-employee director is: (1) $50,000 for all non-employee directors; (2) an additional $150,000 for the Chairperson; (3) an additional $150,000 for the non-employee director who chairs the Audit Committee; (4) an additional $75,000 for non-employee directors who serve on the Audit Committee in a capacity other than Chairperson; (5) an additional $50,000 for the non-employee director who chairs the Conflicts Committee; (6) an additional $25,000 for the non-employee directors who serve on the Conflicts Committee in a capacity other than Chairperson; (7) an additional $150,000 for the non-employee director who chairs the Investment Committee; (8) an additional $50,000 for non-employee directors who serve on the Investment Committee in a capacity other than Chairperson; (9) an additional $75,000 for the non-employee director who chairs the Nomination, Compensation, & Governance Committee; (10) an additional $50,000 for non-employee directors who serve on the Nomination, Compensation, & Governance Committee in a capacity other than Chairperson; (11) an additional $150,000 for the non-employee director who chairs the Executive Committee; (12) an additional $50,000 for non-employee directors who serve on the Executive Committee in a capacity other than Chairperson; (13) an additional $125,000 for the non-employee director who chairs the Enterprise Risk Committee; (14) an additional $75,000 for non-employee directors who serve on the Enterprise Risk Committee in a capacity other than Chairperson; (15) an additional $150,000 for the non-employee director who chairs the Technology Committee; and (16) an additional $50,000 for the non-employee directors who serve on the Technology Committee in a capacity other than Chairperson.

2022 Non-Employee Director Compensation

The following table provides compensation information that was earned by each of our non-employee directors in fiscal year 2022 for each current and former non-employee director of our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Saul A. Fox	—	814,490	—	—	—	(110,395)	704,094
Joseph W. Brown (3)	—	496,800	—	—	—	—	496,800
Fred R. Donner	—	3,415	—	—	—	—	3,415
Seth J. Gersch	—	618,548	—	—	—	—	618,548
James R. Holt, Jr. (3)	—	267,783	—	—	—	21,250	289,033
Jason B. Hurwitz (3) (4)	—	65,716	—	—	—	39,931	105,647
Gary C. Tolman (3)	—	72,338	—	—	—	—	72,338
James D. Wehr (3)	—	99,997	—	—	—	66,667	166,664

(1)

Represents the aggregate grant date fair value of share-based compensation granted in 2022 as calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (FASB ASC Topic 718) (“Topic 718”). See Note 19 of our consolidated financial statement contained in our Annual Report on Form 10-K for the year ended December 31, 2022 regarding assumptions underlying the valuation of equity awards. The grant date fair value for each equity award granted during 2022 is set forth below for each non-employee director:

Service Period to which Grant Relates	1st Quarter 2022	2nd Quarter 2022	3rd Quarter 2022	4th Quarter 2022	Total
Grant Date	3/31/2022	6/30/2022	9/30/2022	12/31/2022
Director

Saul A. Fox	$187,505	$229,149	$229,186	$168,650	$814,490
Joseph W. Brown (3)	$156,250	$156,253	$156,258	$28,039	$496,800
Fred R. Donner (3)	$—	$—	$—	$3,415	$3,415
Seth J. Gersch	$156,225	$166,663	$166,687	$128,973	$618,548
Saul A. Fox	$187,505	$229,149	$229,186	$168,650	$814,490
James R. Holt, Jr. (3)	$31,871	$104,152	$104,164	$27,597	$267,783
Jason B. Hurwitz (3)	$16,794	$—	$—	$48,922	$65,716
Gary C. Tolman (3)	$—	$—	$—	$72,338	$72,338
James D. Wehr (3)	$87,484	$12,513	$—	$—	$99,997
Totals	$636,128	$668,730	$656,295	$477,934	$2,439,087

(2)	Represents the accrued tax gross-up on restricted Class A Common Shares received for services rendered.

(3)

Mr. Brown became the Chief Executive Officer on October 21, 2022. Mr. Donner joined the Board on December 16, 2022. Mr. Holt, Jr. joined the Board on February 9, 2022 and left the Board on November 1, 2022. Mr. Hurwitz left the Board effective January 22, 2022 and rejoined the Board on October 21, 2022. Mr. Tolman joined the Board on November 1, 2022. Mr. Wehr left the Board effective April 13, 2022.

(4)	Mr. Hurwitz’s compensation does not include $20,833.50 paid to him for accrued dividends upon the vesting of certain restricted stock units.

EXECUTIVE OFFICERS

Set forth below is certain biographical information with respect to the executive officers of the Global Indemnity group of companies. The biography of Mr. Brown, our Chief Executive Officer, is set forth above under the caption “Designated Directors” in Proposal One.

Jonathan E. Oltman, 49, has served as our President of Insurance Operations since January 2021. Prior to his current role, he was the Executive Vice President – Commercial Lines from February 2019 until January 2020. From June 2015 until February 2019, Mr. Oltman was our Senior Vice President and Chief Underwriting Officer – Commercial Lines. Prior to that Mr. Oltman served as our Vice President of Product Management & Underwriting from May 2014 to June 2015. As a result of Nationwide Mutual Insurance Co.’s acquisition of Harleysville Mutual Insurance Co. and Harleysville Group (NASDAQ: HGIC) (“Harleysville”), Mr. Oltman served as the vice president, commercial lines & operations from June 2013 to May 2014 and the associate vice president, Harleysville small commercial from January 2013 to June 2013. Mr. Oltman served as the vice president, small business & predictive analytics for Harleysville from July 2009 to January 2013. From October 2007, he was the vice president, small business at Selective Insurance Group, Inc. (NASDAQ: SIGI) (“Selective”). From March 2006 to October 2007 he was Selective’s vice president, mercantile & services. He was one of Selective’s assistant vice presidents, strategic business unit from July 2004 to March 2006. Mr. Oltman was one of Selective’s risk consultants, strategic business unit from August 2003 to July 2004. From July 1998 to August 2003 he was one of Selective’s agency management specialists. Mr. Oltman was an underwriter with Selective from June 1996 to July 1998. He has a Chartered Property & Casualty Underwriter designation. Mr. Oltman received a B.S. in Business Administration from Bucknell University and a Masters of Business Administration from Lehigh University.

Thomas M. McGeehan, 65, has served as our Executive Vice President — Finance and Chief Financial Officer since August 2011. From December 2009 until August 2011, Mr. McGeehan was our Senior Vice President and Chief Financial Officer. From May 2008 to December 2009, Mr. McGeehan was our Interim Chief Financial Officer. Prior to that, Mr. McGeehan served as United America Indemnity, Ltd.’s Corporate Controller beginning in September 2005. He joined Global Indemnity’s predecessor companies in May 2001 as vice president and controller from Colonial Penn Insurance Company, a subsidiary of General Electric Financial Assurance, where he worked from 1985 until 2001, ultimately serving as assistant vice president finance / marketing & accounting. Mr. McGeehan received a Bachelor’s of Business Administration from Temple University; a Master of Business Administration from La Salle University; and a Master of Taxation from Villanova University.

Thomas P. Gibbons, 58, has served as our Executive Vice President and Chief Actuary since September 2019. From March 2017 until September 2019, Mr. Gibbons was our Senior Vice President and Chief Actuary. Prior to that, he served as Vice President of our Actuarial Reserving department from August 2015 to March 2017. Prior to joining us, Mr. Gibbons held numerous positions with the Harleysville Insurance Companies (NASDAQ: HGIC) from 1987 to 2012. All positions were in the Actuarial Department, starting as an Actuarial Trainee and progressing to Assistant Vice President and Associate Actuary in the Corporate Actuarial Services Unit. After the merger with Nationwide Mutual Insurance Company in 2012, Mr. Gibbons served as Director, Reserving Actuary and Director Actuary, PC Actuarial – Corporate Actuarial Services Unit from December 2012 to August 2015. He is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. Mr. Gibbons received a B.S. in Mathematics, Special Interest Computer Science from Slippery Rock University of Pennsylvania (magna cum laude).

David C. Elliott, 55, has served as our Senior Vice President of Claims since February 2014. From February 2010 through January 2014, Mr. Elliott served as the Vice President of Claims and from July 2008 to January 2010 served as an Assistant Vice President of Claims. Prior to joining Global Indemnity in July 2008, Mr. Elliott spent 20 years at One Beacon/White Mountains Insurance Group in various Technical, Supervisory and Management positions. He began his claims career in November 1988 as a Multi Line Claims Examiner with General Accident Insurance which became OneBeacon. He served as a member of the Pennsylvania Claims

Assigned Risk Plan Board of Directors from 2001 – 2008. Mr. Elliott is a graduate of Rowan College and has obtained his Senior Claim Law Associate (SCLA) designation from the American Enterprise Institute and his Associate in Claims (AIC) from the American Institute for CPCU. He is a member of the Loss Executive Association (LEA), National Association of Subrogation Professionals (NASP) and the Association of Workers Compensation Professionals (AWCP). Mr. Elliott is a Fellow of the Claims Litigation Management Association (CLM) and participates as a claims advisory member of the Property Claims Solution (PCS).

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis focuses on the compensation of the executive officers listed in the Summary Compensation Table that follows (our “named executive officers”). Our named executive officers for 2022 were:

•	Joseph W. Brown, Chief Executive of GBLI;

•	David S. Charlton, Former Chief Executive Officer, GBLI;

•	Jonathan E. Oltman, President – Insurance Operations;

•	Thomas M. McGeehan, Chief Financial Officer and Executive Vice President — Finance;

•	Reiner R. Mauer, Former Chief Operating Officer;

•	Thomas P. Gibbons, Executive Vice President & Chief Actuary; and

•	David C. Elliott, Senior Vice President, Claims.

The following is a discussion of our objectives and philosophies regarding executive officer compensation, as well as the actions taken in 2022 and the compensation awarded to, earned by, or paid to our named executive officers with respect to 2022 performance.

Committee Activities and Compensation Paid to Named Executive Officers With Respect to 2022

The Nom-Comp Committee met four times in 2022. Actions included approving the executive officers’ 2022 salaries and bonus incentive opportunities. The Nom-Comp Committee or the Board, after consulting with our Chief Executive Officer (except with respect to matters relating to the Chief Executive Officer), has approved the compensation and the employment agreements and arrangements for all of our named executive officers. Following the fiscal year, the Nom-Comp Committee also typically conducts an annual review of the performance of our named executive officers and did so in early 2023 with respect to performance for 2022.

The Nom-Comp Committee approves all grants of equity compensation to our named executive officers and determines the size of the grants as it deems appropriate to achieve the goals as described below and establishes the time or times at which equity will be awarded.

Our Compensation Philosophy

Our primary goals in structuring compensation opportunities for our named executive officers are: (1) fostering achievement of corporate performance objectives; (2) recognizing executives’ contributions to corporate success; and (3) attracting and retaining quality professionals. We apply a consistent compensation philosophy for all named executive officers. This philosophy is based on the premise that our achievements result from the coordinated efforts of all employees, including our named executive officers, working toward our business objectives. The Nom-Comp Committee designed and refines the executive compensation program to support the overall objective of maximizing long-term shareholder value by aligning the interests of executives with the interests of shareholders and by rewarding executives for achieving corporate and individual objectives.

We have entered into employment agreements or arrangements with certain of our named executive officers, as described in more detail below following the Summary Compensation Table. These agreements and arrangements are important to the future of our business because our success depends, in significant part, upon the individual employees who represent us in dealings with our producers and the investment community, execute our business strategy and identify and pursue strategic opportunities and initiatives. We believe that such agreements and arrangements are helpful in providing our executives with comfort regarding their duties and compensation. For certain executives, our employment agreement and arrangements contain restrictive covenants with respect to competitive activity, non-solicitation, and confidentiality during and following the executive’s employment with us. These covenants are particularly important in protecting our interests in what is an intensely competitive industry in which leveraging the personal relationships of our executives is critical to our success. The employment agreements and arrangements also dictate the level and extent to which the executives receive post-termination compensation.

Generally, we structure our total compensation packages for our named executive officers to be competitive with respect to compensation paid by our peer companies to their executives. We used one portion of an industry compensation survey in 2022 that was not specifically prepared for us. The following companies with written premiums between $300 million and $2 billion were used from that survey to compare our executive officers: Erie Indemnity Company, Horace Mann Educators Corporation, Tiptree, Inc., RLI Corp., ProAssurance Corporation, Universal Insurance Holdings, Inc., United Fire Group, Inc., Safety Insurance Group, Inc., Donegal Group, Inc., Employers Holdings, Inc., Kinsale Capital Group, Inc., United Insurance Holdings Corp., Heritage Insurance Holdings, Inc., HCI Group, Inc., Hallmark Financial Services, Inc., Root, Inc., Investors Title Company, Amerisafe, Inc., Ryan Specialty Group Holdings, Inc., Crawford & Company and GoHealth, Inc. (collectively the “Peer Group”). We believe that use of such peer and competitor comparison provides a suitable basis for addressing and balancing between the competitive nature of our business and the attendant need to recruit and retain talented executives by providing competitive compensation against the Nom-Comp Committee’s strong desire to ensure that our executives do not receive excessive compensation in relation to their peers or disproportionate to their contributions to our long-term success and shareholder value. However, we do not target any specific percentile in relation to such Peer Group with respect to any element of executive compensation. We believe that our emphasis on performance and shareholder return with a long-term perspective may result in compensation opportunities that differentiate our practices from those of our peers. In short, our compensation program has been structured so that our executives will be well compensated if, and only if, they create value for our shareholders over a period of several years.

Key Elements of Compensation

We use two primary components of executive compensation to satisfy our compensation objectives: base salary, which is provided to recognize our executive officers’ day-to-day contributions, and performance-based incentive opportunities that include both a long-term equity incentive component payable in equity awards or equity-like awards and annual bonus incentives payable in cash. The Nom-Comp Committee uses base salary to compensate executives at salary levels that are competitive with and comparable to the levels used by other companies within our Peer Group, but does not target any specific percentiles.

Our performance-based incentive opportunities generally are designed to motivate executives to focus on the performance of the division, subsidiary, or unit for which they have primary responsibility. In the first quarter of each year, our Nom-Comp Committee establishes the performance objectives that must be met during the applicable performance period for a named executive officer to earn the incentive compensation. These performance objectives reflect each executive’s responsibilities and a day-to-day emphasis on generating profits. If the incentive bonuses are earned, a portion will be paid in cash and the remaining portion in equity or equity- like awards, such as restricted stock units (“RSUs”) settled in Class A Common Shares, book value rights (“BVRs”) or book value appreciation rights (“BVARs”). The Nom-Comp Committee uses performance-based incentive opportunities to compensate and incentivize executives at levels that are competitive with and comparable to the levels used by other companies within our Peer Group, but does not target any specific percentiles.

We pay out a portion of these incentive opportunities in the form of equity or equity-like awards because we believe that short-term results do not, by themselves, accurately reflect the performance of a company in our industry or the return realized by our shareholders. These equity or equity-like awards generally vest pro rata over three or four years as described below, and unless otherwise indicated in the applicable employment agreement or arrangement, vesting is subject to continued employment or Board discretion. Equity or equity-like awards are an important component of our compensation policies and are designed to motivate recipients to act from the perspective of a long-term owner. We believe that providing our named executive officers with equity or equity-like ownership: (1) serves to align the interests of our named executive officers with shareholders by creating a direct link between compensation and long-term shareholder return, (2) creates a significant, long-term interest in our success and (3) aids in the retention of key executive officers in a competitive market for executive talent. We further believe that the allocation between cash and equity or equity-like awards with respect to the annual bonuses earned provides both an incentive for the named executive officer to continue to perform at a high level and to reward the named executive officer for their performance during an applicable performance period. All Grants of BVARs were made pursuant to Mr. Charlton’s CEO Agreement and Mr. Mauer’s COO Agreement, respectively, and all other equity or equity-like grants to our named executive officers are made under our share incentive plans.

From time to time, we may grant additional equity or equity-like awards or other forms of compensation, such as in connection with an executive officer’s hire or promotion. With respect to new hire or promotion equity or equity-like awards, in order to promote our goals of attracting and retaining talented executives, the awards usually vest over certain periods of time subject to continued employment in good standing, with vesting contingent in certain instances on the attainment of performance goals as described above. Equity or equity-like awards that are made upon an executive’s commencement of employment may also be contingent on the executive’s purchase of restricted stock to ensure that the executive is a shareholder with a significant personal investment in Global Indemnity.

As described below under “Employment Agreements,” Mr. Brown received options to acquire our Class A Common Shares in connection with commencement of his role as GBLI’s Chief Executive Officer.

As described below under “Employment Agreements,” Mr. Charlton received BVARs (as defined below under “Employment Agreements”) in connection with the commencement of his role as Chief Executive. Mr. Charlton ceased being GBLI’s Chief Executive in October 2022 and forfeited these BVARs.

As described below under “Employment Agreements,” Mr. Oltman received options to acquire our Class A Common Shares in connection with commencement of his role as President of our Insurance Operations.

As described below under “Employment Agreements,” Mr. Mauer received BVARs in connection with the commencement of his role as Chief Operating Officer. Mr. Mauer ceased being GBLI’s Chief Operating Officer in October 2022 and forfeited these BVARs.

Base Salary

The Nom-Comp Committee uses base salary to compensate executives at salary levels that are competitive with and comparable to the levels used by other companies within our Peer Group but does not target any specific percentiles. The Nom-Comp Committee reviews base salaries on an annual basis to determine whether such salaries remain competitive relative to the Peer Group, and whether any adjustments would be appropriate based on other relevant factors. Base salaries for our named executive officers were initially set in the executives’ employment agreements or arrangements with us and have been increased in subsequent years in connection with merit increases, which generally relate to individual past performance, enhanced professional responsibilities and the review of Peer Group compensation. In setting the chief executive’s base salary and in evaluating the chief executive’s recommendations for the base salaries of the other named executive officers, the Nom-Comp Committee generally weighs a variety of factors, including individual past performance, potential for future successful performance with us, level and scope of responsibility and relative fairness among our executive officers. The Nom-Comp Committee reviewed and approved executive base salaries in March 2022, including the increase of Mr. Gibbons annual base salary to $325,000 (from $300,000 in 2021). In October 2022 the Board approved the terms of Mr. Brown’s employment agreement. The other named executive officers’ base salary rates did not change in 2022.

Incentive Opportunities

For 2022, Messrs. Charlton, Oltman and Mauer were provided an opportunity to earn a cash bonus based on the criteria in “Target Incentives Under Employment Agreements” below. Messrs. Charlton and Mauer forfeited the opportunity to earn a cash bonus when they ceased to be employed by Global Indemnity in October 2022. Our other named executive officers were provided an opportunity to earn cash and equity bonuses based on the criteria set forth in the following table:

Named Executive Officer	Performance Criteria for Cash Bonus	Performance Criteria for Equity Bonus
Thomas M. McGeehan . . . .	Global Indemnity’s underwriting income, gross written premiums, expense management and service quality provided by our support services	Global Indemnity’s underwriting income
Thomas P. Gibbons. . . . . . .	Global Indemnity’s underwriting income and gross written premiums, expense management and service quality provided by our support services
David C. Elliott. . . . . .	Global Indemnity’s underwriting income and gross written premiums, expense management and service quality provided by our support services

As described below, the amounts of the annual bonuses payable to our named executive officers are dependent, in large measure, on our performance in relation to performance targets. The extent to which actual performance exceeds or falls short of target performance directly results in a corresponding increase or decrease in the bonus amounts payable.

The criteria for our annual bonus incentives for 2022 related to certain objective performance goals that included gross written premium, expense management and support services provided as well as individual performance expectations. Gross written premiums is a financial measurement that is generally viewed in the insurance industry as an indicator of revenue and growth.

Target Incentives Under Employment Agreements

Mr. Brown’s CEO Agreement, as defined in “Employment Agreements” below, provides for a cash bonus opportunity of $2,000,000 payable by March 15, 2024 subject to Mr. Brown remaining employed with GBLI through December 31, 2023.

Mr. Charlton’s CEO Agreement, as defined in “Employment Agreements” below, provided for an annual target bonus opportunity of $1,000,000 (the “Bonus Opportunity”), payable based on the achievement of certain underwriting results, as determined by the Board, for each year of Mr. Charlton’s term as Chief Executive, with half of any earned Bonus Opportunity payable in the subsequent calendar year and an additional amount which may be payable following a true-up of underwriting results for the applicable year in the fourth calendar year following the applicable year. Mr. Charlton forfeited any bonus opportunity when he ceased being employed by Global Indemnity in October 2022.

Under the Terms of Employment, Mr. Oltman has an annual bonus opportunity of between $487,500 and $812,500 (“Oltman Bonus Opportunity”), payable based on the achievement of certain underwriting results, as determined by the Board, for each year of Mr. Oltman’s term, with 50% of the Oltman Bonus Opportunity payable in cash in the subsequent calendar year and 50% payable in Class A Common Shares following a true-up of underwriting results for the applicable year in the fourth calendar year following the applicable bonus award.

Mr. Mauer’s COO Agreement, as defined in “Employment Agreements” below, provided for an annual target bonus opportunity of $500,000 (the “COO Bonus Opportunity”), payable based on the achievement of certain underwriting results, as determined by the Board, for each year of Mr. Mauer’s term as COO, with half of any earned COO Bonus Opportunity payable in the subsequent calendar year and an additional amount which may be payable following a true-up of underwriting results for the applicable year in the fourth calendar year following the applicable year. Mr. Mauer forfeited any bonus opportunity when he ceased being employed by Global Indemnity in October 2022.

Under his employment agreement, Mr. McGeehan is eligible to receive a cash and equity bonus award under criteria developed annually by the Board and Nom-Comp Committee. Mr. Gibbons and Mr. Elliott are at-will employees. Mr. Gibbons’ and Mr. Elliott’s bonus targets for 2022 were the same as the targets developed for our support services for 2022.

Cash Bonus Opportunity

Performance Objectives and Target Cash Bonuses

Mr. Brown was not eligible for a cash bonus for 2022.

Mr. McGeehan was eligible for a cash bonus between $125,000 and $300,000, with a target of $250,000. The first 50% of the potential cash bonus is based upon the achievement of consolidated policy year underwriting income in 2022 between $29.83 million and $71.59 million, with a target of $59.66 million. The second 50% of the potential cash bonus is based upon the ratio of actual consolidated gross written premium in 2022 to planned consolidate gross written premiums of $522.11 million, the achievement of certain expense and budget management goals in 2022, and the achievement in 2022 of certain service quality goals. The weightings for each of these performance criteria in the second 50% of the potential cash bonus, which varied based on extent of achievement, are set forth in the following table:

Performance Criteria	Weighting at Target Achievement
Gross written premium	40%
Expense management	30%
Service quality	30%

Mr. Oltman was eligible for a cash bonus as described above in “Target Incentives Under Employment Agreements” if GBLI achieved policy year underwriting income, excluding investment income, of at least $34.9 million.

Mr. Gibbons was eligible for a cash bonus between $81,300 and $186,900, with a target of $162,500. The first 50% of the potential cash bonus is based upon the achievement of consolidated policy year underwriting income in 2022 between $29.83 million and $71.59 million, with a target of $59.66 million. The second 50% of the potential cash bonus is based upon the ratio of actual consolidated gross written premium in 2022 to planned consolidate gross written premiums of $522.11 million, the achievement of certain expense and budget management goals in 2022, and the achievement in 2022 of certain service quality goals. The weightings for each of these performance criteria in the second 50% of the potential cash bonus, which varied based on extent of achievement, are set forth in the following table:

Performance Criteria	Weighting at Target Achievement
Gross written premium	40%
Expense management	30%
Service quality	30%

Mr. Elliott was eligible for a cash bonus between $60,000 and $138,000, with a target of $120,000. The first 50% of the potential cash bonus is based upon the achievement of consolidated policy year underwriting income in 2022 between $29.83 million and $71.59 million, with a target of $59.66 million. The second 50% of the potential cash bonus is based upon the ratio of actual consolidated gross written premium in 2022 to planned consolidate gross written premiums of $522.11 million, the achievement of certain expense and budget management goals in 2022, and the achievement in 2022 of certain service quality goals. The weightings for each of these performance criteria in the second 50% of the potential cash bonus, which varied based on extent of achievement, are set forth in the following table:

Performance Criteria	Weighting at Target Achievement
Gross written premium	40%
Expense management	30%
Service quality	30%

For each performance criteria with respect to the cash bonus opportunities for Messrs. McGeehan, Gibbons, and Elliott actual performance results between the specified goal ranges are subject to interpolation and adjustment outside of the ranges based on individual performance as assessed by the Nom-Comp Committee. As Messrs. Charlton and Mauer ceased to be employed by Global Indemnity in October 2022, they were not eligible for a cash bonus in 2022.

Performance Results

Mr. Oltman did not qualify for a cash bonus for performance during 2022 as our policy year underwriting income of $16.56 million was below the $34.9 million minimum goal.

While Global Indemnity did not fully meet underwriting goals, Messrs. McGeehan, Gibbons, and Elliott received a cash bonus based on partially achieving the policy year underwriting income goal with $45.148 million in 2022 policy year underwriting income, exceeding policy year gross written premium goal with $566,335,000 of 2022 policy year gross written premiums, expense management and service quality goals being met and individual performance criteria not measured by underwriting goals, expense management or service quality.

The following table sets forth the amount of cash bonus paid to each of our named executive officers on March 10, 2023, for 2022 performance:

Named Executive Officer	2022 Cash Bonus Amount Earned
Joseph W. Brown	$0
David S. Charlton	$0
Thomas M. McGeehan	$200,000
Jonathan E Oltman	$0
Reiner R. Mauer	$0
Thomas P. Gibbons	$100,000
David C. Elliott	$100,000

Equity Bonus Opportunity

Performance Objectives and Target Equity Bonuses

Messrs. Brown, Charlton and Mauer were not eligible for an equity bonus.

Mr. Oltman was eligible for an equity bonus based on the same criteria as discussed in “Target Incentives Under Employment Agreements” and “Cash Bonus Opportunity” above.

Messrs. McGeehan, Gibbons, and Elliott were eligible for an equity bonus if Global Indemnity’s consolidated policy year underwriting income equaled or exceeded 80% of the targeted consolidated policy year underwriting income as discussed in “Cash Bonus Opportunity” above. Mr. McGeehan was eligible for an equity bonus between $166,700 and $300,000, with a target of $250,000. Mr. Gibbons was eligible for an equity bonus between $108,300 and $195,000, with a target of $162,500. Mr. Elliott was eligible for an equity bonus between $100,000 and $180,000, with a target of $150,000. Equity bonuses are payable in BVRs.

Performance Results

Mr. Oltman did not qualify for an equity bonus as our policy year underwriting income of $16.56 million was below the $34.9 million minimum goal.

Messrs. McGeehan, Gibbons, and Elliott did not qualify for an equity bonus as Global Indemnity’s 2022 policy year underwriting income of $45.148 million was not at least 80% of the 2022 policy year underwriting income goal of $59.659 million.

Other Cash and Equity Awards

Mr. Brown received options on October 21, 2022 to buy 200,000 Class A Common Shares with an exercise price of $20.77. The options vest and become exercisable as follows: 25% on each of November 1, 2022, February 1, 2023, May 1, 2023, and August 1, 2023 if Mr. Brown is an employee as of each such vesting date. Vesting shall accelerate if, prior to August 1, 2023, Mr. Brown’s employment with Global Indemnity is terminated by Global Indemnity other than in respect of a Cause Event (as defined in the Brown CEO Agreement), Mr. Brown’s death or his permanent disability. 25% of the options vested on November 1, 2022 and 25% of the options vested on February 1, 2023.

The Charlton CEO agreement provided for a grant of 2,500,000 BVARs with an aggregate initial notional value equal to approximately 5% of Penn-Patriot’s book value, which entitled Mr. Charlton to a payment based on the value of the per-BVAR appreciation in Penn-Patriot’s book value over the initial notional value, calculated in accordance with the Charlton CEO Agreement. The BVARs were scheduled to vest by December 31, 2026, subject to the achievement of certain performance goals and Mr. Charlton’s continued employment as of the vesting date, with half of the applicable appreciation value of the BVARs payable on April 1, 2027 and an additional amount payable on April 1, 2030 following a true-up of underwriting results for the applicable performance period. The BVARs were scheduled to vest in full in the event of a “Change in Control” of Penn-Patriot (as defined in the Charlton CEO Agreement) and a specified portion could vest in the event Mr. Charlton was terminated by Penn-Patriot without cause. Mr. Charlton forfeited these BVARs when his employment ceased in October 2022.

Mr. Oltman received options on January 19, 2021 to buy 140,000 Class A Common Shares with an exercise price of $28.70. One-third of the options will vest on April 1 of each of 2022, 2023 and 2024, subject to the achievement of certain underwriting results for the applicable year as determined by the Board and Mr. Oltman being a Company employee in good standing as of the applicable vesting date. One-third of the options failed to vest on April 1, 2022 as certain underwriting results were not achieved in 2021 and one-third of the options failed to vest on April 1, 2023 as certain underwriting results were not achieved in 2022. Mr. Oltman received 26,507 RSUs on June 18, 2019. The RSUs vest 10%, 20%, 30% and 40% on June 18 of each of 2021, 2022, 2023 and 2024, in each case subject to continued service to us through each applicable vesting date. 10% of the RSUs vested on June 18, 2021 and 20% of the RSUs vested on June 18, 2022.

The COO Agreement provided for a grant of 400,000 BVARs with an aggregate initial notional value equal to approximately 0.8% of Penn-Patriot’s book value, which entitled Mr. Mauer to a payment based on the value of the per-BVAR appreciation in Penn-Patriot’s book value over the initial notional value, calculated in accordance with the COO Agreement. The BVARs were scheduled to vest by December 31, 2026, subject to the achievement of certain performance goals and Mr. Mauer’s continued employment as of the vesting date, with half of the applicable appreciation value of the BVARs payable on April 1, 2027 and an additional amount payable on April 1, 2030 following a true-up of underwriting results for the applicable performance period. The BVARs were scheduled to vest in full in the event of a “Change in Control” of Penn-Patriot (as defined in the COO Agreement) and a specified portion could have vested in the event Mr. Mauer was terminated by Penn-Patriot without cause. Mr. Mauer forfeited these BVARs when his employment ceased in October 2022.

Mr. Gibbons received 19,181 RSUs on February 9, 2020. The RSUs vest 10%, 20%, 30% and 40% on June 18 of each of 2021, 2022, 2023 and 2024, in each case subject to continued service to us through each applicable vesting date. 10% of the RSUs vested on June 18, 2021 and 20% vested on June 18, 2022. Mr. Gibbons received $100,000 of BVRs on March 3, 2022. 16.5% of the BVRs vested on January 1, 2023, with additional BVRs scheduled to vest as follows: 16.5% on January 1, 2024 and 17% on January 1, 2025. 50% of the BVRs vest if i.) certain combined ratio and premium targets were met in 2022, and ii.) upon the re-measurement of the 2022 combined ratio of GBLI’s insurance operations as of the end of 2025.

Mr. Elliott received 17,007 RSUs on February 9, 2020. The RSUs vest 10%, 20%, 30% and 40% on June 18 of each of 2021, 2022, 2023 and 2024, in each case subject to continued service to us through each applicable vesting date. 10% of the RSUs vested on June 18, 2021 and 20% vested on June 18, 2022.

The Nom-Comp Committee believes that the targets it sets annually for cash and equity bonuses are challenging but within reach for a talented executive team. The Nom-Comp Committee is also empowered to exercise negative discretion and reduce the bonuses otherwise payable to any of our employees if the Nom-Comp Committee determines that particular corporate results were achieved without significant personal contributions by the particular employee. In addition, certain awards are subject to re-measurements at the conclusion of applicable performance periods, which may result in forfeiture of the awards or a portion thereof. The Nom-Comp Committee may also claw back bonuses if our financial statements are restated.

Other Considerations

Equity Ownership Generally

We have adopted certain policies with respect to equity compensation, all of which apply to our named executive officers, such as policies regarding insider trading which prohibit trading during periods immediately preceding the release of material non-public information. We also permit our named executive officers to establish Rule 10b5-1 trading plans, subject to the prior approval of our in-house legal department.

We expect our named executive officers to maintain a significant personal ownership stake in our company. While we have not established share ownership guidelines, as noted above, equity awards that are made upon an executive’s commencement of employment are also often contingent on the executive’s purchase of restricted stock, and we may consider adopting such guidelines in the future. The Company’s insider trading policy prohibits officers, directors and employees from purchasing the Company’s securities on margin and from holding the Company’s securities in margin accounts and prohibits officers and directors from engaging in short sales of the Company’s securities or trading in any options (including, but not limited to, puts and calls) to buy or sell such securities.

Other Benefits

Our named executive officers are entitled to participate in the various benefits made available to our employees generally, including retirement plans, group health plans, paid vacation and sick leave, basic life insurance, and short-term and long-term disability benefits. Furthermore, all of our and our subsidiaries’ directors and officers are covered by our directors’ and officers’ liability insurance.

Post-Employment Benefits, Severance and Change in Control Policy

The post-employment benefits available to our named executive officers are subject to the terms of the executives’ employment agreements and arrangements. Our named executive officers are not provided with a supplemental retirement benefit plan or other pension beyond that of our 401(k) plan and matching contributions available to all of our participating employees.

The Nom-Comp Committee and our Board approve appropriate severance policies for each executive officer designed to (1) compensate an executive who is involuntarily separated from us for reasons other than for “cause” and (2) compensate the executive to the extent the executive is subject to a post-termination non-compete agreement.

We have adopted a limited change in control policy designed to incentivize our executive officers to pursue transactions which benefit our shareholders. The entitlement to accelerated vesting of restricted shares and options in the event that we undergo a change in control varies from executive officer to executive officer. For details regarding the potential for accelerated vesting of restricted shares, RSUs, book value rights, BVARs, and options, see the descriptions below under “Employment Agreements.” For additional details of the consequences of termination or change in control to the named executive officers, please see the disclosure related to the named executive officers under “Potential Payments Upon Termination or Change in Control” below.

Impact of Accounting, Tax and Legal Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as defined in Section 162(m) of the Code. Covered employees generally include (among others) all of the executive officers shown in the Summary Compensation Table in this proxy statement and may include any future executive officers shown in any Summary Compensation Table in any of our future proxy statements. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1,000,000 in any taxable year.

We also take into account Sections 280G and 4999 of the Code when structuring compensation. These two sections relate to the imposition of excise taxes on executives who receive, and the loss of deductibility for employers who pay, “excess parachute payments” made in connection with a change in control. We often structure our compensation opportunities in a manner that helps reduce the impact of Sections 280G and 4999 of the Code.

Say-on-Pay and Say-on-Frequency

The Nom-Comp Committee has considered the result of the 2020 advisory, non-binding “say-on-pay” vote in connection with the discharge of its responsibilities. Over 99% of the votes cast approved the compensation of our named executive officers described in our proxy statement in 2020. As the level of support received by our stockholders was high, the Nom-Comp Committee decided not to make any material changes to our executive compensation programs.

In light of the voting results with respect to the frequency of shareholder votes on named executive officer compensation at the 2017 Annual Meeting in which a substantial majority of our shareholders voted for “say-on-pay” proposals to occur every three years, the Board held, in accordance with the results of such vote, a triennial advisory vote on the compensation of named executive officers until the next required vote on the frequency of shareholder votes on named executive officer compensation. Advisory, non-binding “say-on-frequency” and “say-on-pay” votes are included as part of this 2023 Annual Meeting.

COMPENSATION COMMITTEE REPORT

The Nom-Comp Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Nom-Comp Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The Nomination, Compensation, & Governance

Committee

Fred R. Donner, Chairman

Jason B. Hurwitz

SUMMARY COMPENSATION TABLE FOR 2020, 2021 AND 2022

The following table shows information concerning the compensation of our named executive officers for the 2020, 2021, and 2022 fiscal years.

	Year	Salary($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)		Total($)
Joseph W. Brown (4)	2022	192,308	—	—	596,000	—	—	4,590	(5)	792,898
Chief Executive	2021	—	—	—	—	—	—	—		—
	2020	—	—	—	—	—	—	—		—

David S. Charlton (6)	2022	884,615	—	—	—	—	—	268,468	(7)	1,153,083
Former Chief Executive	2021	711,538	701,370	—	—	2,031,000	—	11,993		3,455,901
	2020	—	—	—	—	—	—	—		—

Thomas M. McGeehan	2022	500,000	—	—	—	200,000	—	24,655	(8)	724,655
Chief Financial Officer	2021	500,000	—	—	—	200,000	—	26,880		726,880
	2020	500,000	—	325,000	—	175,000	—	17,286		1,017,286

Jonathan E. Oltman	2022	650,000	—	—	—	—	—	40,042	(9)	690,042
President – Insurance Operations	2021	639,423	—	—	—	973,000	—	27,985		1,640,408
	2020	400,000	—	250,000	—	—	—	16,917		666,917

Reiner R. Mauer (10)	2022	519,712	—	—	—	—	—	200,168	(11)	719,880
Former Chief Operating Officer	2021	367,115	317,500	—	—	313,000	—	204		997,819
	2020	—	—	—	—	—	—	—		—

Thomas P. Gibbons	2022	319,231	—	—	—	142,827	—	30,910	(12)	492,968
Chief Actuary	2021	300,000	—	—	—	115,000	—	25,201		440,201
	2020	300,000	—	760,000	—	110,000	—	17,286		1,187,286

David C. Elliott	2022	300,000	—	—	—	100,000	—	28,189	(13)	428,189
SVP, Claims	2021	300,000	—	—	—	100,000	—	23,773		423,774
	2020	300,000	—	687,000	—	100,000	—	15,786		1,102,786

(1)

The amounts listed represent the aggregate grant date fair value of restricted stock granted in prior fiscal years for the named executive officers in accordance with Topic 718. See Note 19 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022 regarding assumptions underlying the valuation of equity awards.

(2)

The amounts listed represent the aggregate grant date fair value of stock options granted for the named executive officers in accordance with Topic 718. See Note 19 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022 regarding assumptions underlying valuation of equity awards.

(3)

Represents cash bonus payments earned for performance in that fiscal year. Cash bonus payments are paid in March of the subsequent fiscal year. See “Cash Bonus Opportunity” above for a discussion on 2022 cash bonus opportunities. For Mr. Gibbons, the amount in 2022 includes both his cash bonus for performance in 2022 and $42,827 of accrued BVRs in respect to his $100,000 BVR grant in 2022.

(4)	Mr. Brown became Chief Executive Officer in October 2022.

(5)	Represents life insurance premiums of $33 and travel and housing expense of $4,557.

(6)	Mr. Charlton ceased to be employed by Global Indemnity in October 2022.

(7)	Amount includes matching contributions under our 401(k) plan of $18,300, $168 in life insurance premiums, and $250,000 in cash severance payments.

(8)	Amount includes matching contributions under our 401(k) plan of $18,300, $168 in life insurance premiums, and accrued dividend payments on share vestings paid as ordinary income of $6,187.

(9)	Amount includes matching contributions under our 401(k) plan of $17,750, $168 in life insurance premiums, and accrued dividend payments on share vestings paid as ordinary income of $22,124.

(10)	Mr. Mauer ceased being employed by Global Indemnity in October 2022.

(11)	Amount includes $168 in life insurance premiums and $200,000 in cash severance payments.

(12)	Amount includes matching contributions under our 401(k) plan of $18,173, $168 in life insurance premiums, and accrued dividend payments on share vestings paid as ordinary income of $12,569.

(13)	Amount includes matching contributions under our 401(k) plan of $16,385, $168 in life insurance premiums, and accrued dividend payments on share vestings paid as ordinary income of $11,636.

GRANTS OF PLAN-BASED AWARDS IN 2022

The following table shows information concerning grants of plan-based awards made by us in 2022 to our named executive officers.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(2)
Name		Threshold($)	Target($)		Maximum($)	Threshold (#)	Target (#)	Maximum (#)
Joseph W. Brown	10/21/22	—	—		—	—	—	—	—	200,000	(3)	20.77	596,000
David S. Charlton	05/07/21	—	1,000,000		—	—	—	—	—	—		—	—
Thomas M. McGeehan	03/03/22	166,700	250,000		300,000	—	—	—	—	—		—	—
	03/15/22	125,000	250,000		287,500	—	—	—	—	—		—	—
Jonathan E. Oltman	03/15/22	243,750	325,000		406,250	—	—	—	—	—		—	—
Reiner R. Mauer	05/17/21	—	500,000		—	—	—	—	—	—		—	—
Thomas P. Gibbons	03/03/22	108,300	162,500		195,000	—	—	—	—	—		—	—
	03/15/22	81,300	162,500		186,900	—		—	—	—		—	—
		—	100,000	(4)	—	—		—	—	—		—	—
David C. Elliott	03/03/22	100,000	150,000		180,000	—	—	—	—	—		—	—
	03/15/22	60,000	120,000		138,000	—	—	—	—	—		—	—

(1)

For additional information on our named executive officers’ cash incentive bonus opportunities and actual amounts earned see the discussion under the “Annual Bonus Incentives” and the amounts disclosed under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.

(2)

Grant date fair value calculated pursuant to Topic 718. See Note 19 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022 regarding assumptions underlying the valuation of equity awards.

(3)

Represents options awarded on October 21, 2022 to buy 200,000 Class A Common Shares with an exercise price of $20.77. One-fourth vested and became exercisable on November 1, 2022. One-fourth vested and became exercisable on February 1, 2023. One-fourth will vest and become exercisable on May 1, 2023 and one-fourth will vest and become exercisable on August 1, 2023. Vesting is contingent upon Mr. Brown being employed on a vesting date. Vesting accelerates in the event Mr. Brown’s employment is terminated by Global Indemnity other than for a Cause Event (as defined in the Brown CEO Agreement), Mr. Brown’s death, or Mr. Brown’s permanent disability.

(4)

Represents $100,000 of BVRs granted on March 3, 2022. 16.5% of the BVRs vested on January 1, 2023, with additional BVRs scheduled to vest as follows: 16.5% on January 1, 2024 and 17% on January 1, 2025. 50% of the BVRs vest if i.) certain combined ratio and premium targets were met in 2022, and ii.) upon the re-measurement of the 2022 combined ratio of GBLI’s insurance operations as of the end of 2025.

EMPLOYMENT AGREEMENTS

Employment Agreements and Arrangements

Joseph W. Brown

On October 21, 2022, Global Indemnity and Mr. Brown executed a Chief Executive Officer Agreement (the “Brown CEO Agreement”) which provides for an employment term from October 21, 2022 through December 31, 2023. The Brown CEO Agreement provided for an annual base salary of $1,000,000.

The Brown CEO Agreement provides for a grant of 200,000 stock options to acquire Class A Common shares with an exercise price of $20.77. The options vest in four equal tranches as follows: 25% each on November 1, 2022, February 1, 2023, May 1, 2023 and August 1, 2023 (subject to Mr. Brown remaining employed with the Company through each vesting date). Such options may generally be transferred to Mr. Brown’s spouse, children and/or grandchildren only (or to an estate planning entity for the benefit of such individuals only). To the extent vested, such options are exercisable within 7 years of the grant.

The Brown CEO Agreement provides that Global Indemnity may terminate Mr. Brown’s employment at any time for any reason. In the event of Mr. Brown’s termination by Global Indemnity without “cause” (as defined in the Brown CEO Agreement), Mr. Brown will receive as severance an aggregate amount equal to (i) the balance of his annual base salary prorated based on how many months he served as the Chief Executive, and (ii) the full bonus amount (i.e., $2,000,000). In addition, if Mr. Brown is terminated without cause prior to August 1, 2023, the stock option will accelerate and fully vest. Payment of any severance is contingent upon compliance with the terms in the Brown CEO Agreement, including Mr. Brown’s execution of and not revoking a general release of claims in favor of Global Indemnity.

The Brown CEO Agreement includes perpetual confidentiality and mutual non-disparagement provisions, and two-year post-termination non-competition and non-solicitation provisions.

For information on Mr. Brown’s bonus opportunities, see the discussion related to Mr. Brown under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under Mr. Brown’s employment agreement, please see the disclosure related to Mr. Brown under “Potential Payments Upon Termination or Change in Control” below.

David S. Charlton

On April 19, 2021, the Company, Penn-Patriot Insurance Company (“Penn-Patriot”), a wholly-owned subsidiary of the Company, and Mr. Charlton executed a Chief Executive Officer Agreement (the “Charlton CEO Agreement”) which provides for an employment term from April 19, 2021 through December 31, 2026. The Charlton CEO Agreement was amended and restated on May 7, 2021.

The Charlton CEO Agreement provided for an annual base salary of $1,000,000 (“Base Salary”) and an annual target bonus opportunity of $1,000,000 (the “Bonus Opportunity”), payable based on the achievement of certain underwriting results, as determined by the Board, for each year of Mr. Charlton’s term as Chief Executive, with half of any earned Bonus Opportunity payable in the subsequent calendar year and an additional amount payable following a true-up of underwriting results for the applicable year in the fourth calendar year following the applicable year.

The Charlton CEO Agreement provided for a grant of 2,500,000 Penn-Patriot book value appreciation rights (the “BVARs”) with an aggregate initial notional value equal to approximately 5% of Penn-Patriot’s book value, which entitled Mr. Charlton to a payment based on the value of the per-BVAR appreciation in Penn-Patriot’s book value over the initial notional value, calculated in accordance with the Charlton CEO Agreement. The BVARs were scheduled to vest by December 31, 2026, subject to the achievement of certain performance goals and Mr. Charlton’s continued employment as of the vesting date, with half of the applicable appreciation value of the BVARs payable on April 1, 2027 and an additional amount payable on April 1, 2030 following a true-up of underwriting results for the applicable performance period. The BVARs were scheduled to vest in full in the event of a “change in control” of Penn- Patriot (as defined in the Charlton CEO Agreement) and a specified portion could have vested in the event Mr. Charlton was terminated by Penn-Patriot without cause.

The Charlton CEO Agreement provided that Penn-Patriot may terminate Mr. Charlton’s employment at any time for any reason. In the event of Mr. Charlton’s termination by Penn-Patriot, other than in respect of a “Cause Event” (as defined in the Charlton CEO Agreement), Mr. Charlton could have received as severance an aggregate amount equal to the lesser of (i) one month of Base Salary for each 12 months of employment and (ii) the Base Salary otherwise payable between the termination date and December 31, 2026 (such Base Salary payments, the “Severance Amount”). Payment of the Severance Amount was contingent upon compliance with the terms in the Charlton CEO Agreement, including Mr. Charlton’s executing a general release of claims in favor of the Company, Penn-Patriot and other specified parties.

The Charlton CEO Agreement included perpetual confidentiality and mutual non-disparagement provisions, and two-year post-termination non-competition, customer non-solicitation and employee non-solicitation and non-hire provisions.

On November 16, 2022, Global Indemnity and Mr. Charlton entered into a Separation Agreement and General Release (the “Charlton Separation Agreement”). Among other provisions, the Charlton Separation Agreement provides, subject to the terms and conditions set forth therein, for severance payments of $250,000 paid within ten days after the Charlton Separation Agreement’s effective date, within ten days after the one-year anniversary of the effective date, and within ten days after the eighteen month anniversary of the effective date and eligibility for COBRA coverage for up to 18 months after October 21, 2022 (the “Separation Date”). The Charlton Separation Agreement modifies Mr. Charlton’s existing covenants not to (i) solicit or hire Global Indemnity’s employees or business and (ii) compete with Global Indemnity, such that, among other things, such covenants run for a period of 18 months and six months after the Separation Date, respectively. Additionally, Mr. Charlton remains subject to perpetual confidentiality obligations, and Mr. Charlton and Global Indemnity remain subject to perpetual non-disparagement provisions.

For information on Mr. Charlton’s bonus opportunities, see the discussion related to Mr. Charlton under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under Mr. Charlton’s employment agreement, please see the disclosure related to Mr. Charlton under “Potential Payments Upon Termination or Change in Control” below.

Thomas M. McGeehan

Mr. McGeehan has an executive employment agreement with the Company. The agreement initially began with a predecessor company, United America Indemnity, Ltd., but has since been amended to reflect the Company as a party. The initial employment term was from December 8, 2009 through December 31, 2012, and has since been renewed annually. The agreement contains additional one-year renewal terms unless either party gives 120 days’ prior written notice of non-renewal to the other.

The employment agreement provides that Mr. McGeehan is entitled to an annual base salary of not less than $300,000, which is subject to review each year the agreement is in effect, commencing with calendar year 2010, and provided an initial award of 16,000 restricted Class A Common Shares, vesting in one-fourth equal installments on each anniversary of the date of grant. After the July 2, 2010 one-for-two reverse stock split, Mr. McGeehan’s awarded shares were adjusted accordingly to reflect an award of 8,000 Class A Common Shares.

For information on Mr. McGeehan’s bonus opportunities see the discussion related to Mr. McGeehan under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under Mr. McGeehan’s employment agreement, please see the disclosure related to Mr. McGeehan under “Potential Payments Upon Termination or Change in Control” below.

Jonathan E. Oltman

In connection with Mr. Oltman’s appointment as President of our insurance operations, the Company and Mr. Oltman executed the “Terms of Employment” on January 19, 2021. The initial term of the Terms of Employment runs from January 19, 2021 through December 31, 2023. The Terms of Employment provides for an annual base salary of $650,000. The Terms of Employment provides for a grant of 140,000 stock options to acquire Class A Common Shares, of which one-third will vest on April 1 of each of 2022, 2023 and 2024, subject to (i) the achievement of certain underwriting results for the applicable year as determined by the Board, and (ii) Mr. Oltman being a Company employee in good standing as of the applicable vesting date. All vested, unexercised stock options expire on the earlier of (i) January 31, 2031, (ii) the last day of the twenty-fourth month after the date Mr. Oltman’s employment is terminated without cause, (iii) ninety calendar days after the date Mr. Oltman voluntarily terminates his employment with us, (iv) the date Mr. Oltman precipitated a cause event, (v) the date Mr. Oltman’s employment is terminated for cause, and (vi) the date Mr. Oltman materially breached any material post-employment agreements with Global Indemnity.

The Terms of Employment provide Mr. Oltman with a bonus award opportunity between $487,500 and $812,500 with a target of $650,000, payable 50% in cash and 50% in Class A Common Shares. Calendar years 2021, 2022 and 2023 (corresponding to the Company’s fiscal years) are referred to as “Contract Year(s)”. With respect to each Contract Year during which Mr. Oltman serves as President for the entirety of such year (or in the case of 2021, from January 19, 2021 through December 31, 2021), if and only if Global Indemnity’s insurance and reinsurance operations’ (“Penn-Patriot’s”) actual consolidated policy year underwriting income for such Contract Year (the “Actual Contract Year UI”) equals or surpasses 75% of the amount of Penn-Patriot’s consolidated policy year underwriting income included in the business plan approved (and as may be modified) by the Board in respect of such Contract Year (the “Board Targeted UI”), then Mr. Oltman shall be entitled to a bonus award (“Bonus Award”) in respect of such Contract Year. The Bonus Award in respect of a Contract Year will be $487,500 if the Actual Contract Year UI is 75% of the Board Targeted UI, $650,000 if the Actual Contract Year UI is 100% of the Board Targeted UI, and $812,500 if the Actual Contract Year UI is 125% or more of the Board Targeted UI. If the Actual Contract Year UI is between 75% and 125% of the Board Targeted UI, the Bonus Award in respect of a Contract Year will be determined by interpolation.

A Bonus award will be payable as follows: (i) if on April 1 of the calendar year immediately following the close of a Contract Year, Mr. Oltman is on such date then employed by the Company and in good standing, then fifty percent (50%) of the Bonus Award in respect of such Contract Year, if any, shall be deemed earned and shall be paid in cash (the “Bonus Award Paid Amount”); and (ii) if on April 1 of the fourth (4th) calendar year following the close of each Contract Year, Mr. Oltman is then employed by the Company and in good standing, or, if Mr. Oltman is no longer employed by Global Indemnity at such time, but Mr. Oltman (A) had not voluntarily terminated his employment with the Company, and (B) had neither been terminated for cause, precipitated a cause event, nor materially breached any material post-employment agreements, then the Bonus Award in respect of such Contract Year shall be redetermined (i.e., trued-up) based upon the (x) underwriting loss and loss adjustment expense developments in respect of the Contract Year as of December 31 of the third (3rd) calendar year following such Contract Year (the “True-up Date”) and (y) an actuarial assessment of incurred but not reported underwriting losses and loss adjustment expenses in respect of such Contract Year as of the True-up Date (the “Trued-up Bonus Award”). In the event a Trued-up Bonus Award for a Contract Year exceeds the Bonus Award Paid Amount in respect of such Contract Year, then Mr. Oltman shall at such time be paid the amount of such excess (the “Excess Payment”) in fully vested Class A Common Shares. The number of such shares will be determined by (i) the Excess Payment divided by (ii) the per share price of Class A Common Shares on December 31 of the applicable Contract Year. In addition, the Company shall pay to Mr. Oltman the cash amount of dividends that would have been payable to the holder of such number of shares if those shares had been issued on December 31 of the applicable Contract Year.

For information on Mr. Oltman’s bonus opportunities in 2022, see the discussion related to Mr. Oltman under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under the Terms of Employment, please see the disclosure related to Mr. Oltman under “Potential Payments Upon Termination or Change in Control” below.

Reiner R. Mauer

On May 14, 2021, the Company, Penn-Patriot and Mr. Mauer executed a Chief Operating Officer Agreement (the “COO Agreement”) which provided for an employment term from May 14, 2021 through December 31, 2026.

The COO Agreement provided for an annual base salary of $575,000 (“COO Base Salary”) and an annual target bonus opportunity of $500,000 (the “COO Bonus Opportunity”), payable based on the achievement of certain underwriting results, as determined by the Board, for each year of Mr. Mauer’s term as COO, with half of any earned COO Bonus Opportunity payable in the subsequent calendar year and an additional amount payable following a true-up of underwriting results for the applicable year in the fourth calendar year following the applicable year.

The COO Agreement provided for a grant of 400,000 BVARs with an aggregate initial notional value equal to approximately 0.8% of Penn-Patriot’s book value, which entitled Mr. Mauer to a payment based on the value of the per-BVAR appreciation in Penn-Patriot’s book value over the initial notional value, calculated in accordance with the COO Agreement. The BVARs were scheduled to vest by December 31, 2026, subject to the achievement of certain performance goals and Mr. Mauer’s continued employment as of the vesting date, with half of the applicable appreciation value of the BVARs payable on April 1, 2027 and an additional amount payable on April 1, 2030 following a true-up of underwriting results for the applicable performance period. The BVARs were scheduled to vest in full in the event of a “Change in Control” of Penn-Patriot (as defined in the COO Agreement) and a specified portion could have vested in the event Mr. Mauer is terminated by Penn-Patriot without cause.

The COO Agreement provided that Penn-Patriot may terminate Mr. Mauer’s employment at any time for any reason. In the event of Mr. Mauer’s termination by Penn-Patriot, other than in respect of a “Cause Event” (as defined in the COO Agreement), Mr. Mauer could have received as severance an aggregate amount equal to the lesser of (i) one month of Base Salary for each 12 months of employment and (ii) the Base Salary otherwise payable between the termination date and December 31, 2026 (such COO Base Salary payments, the “COO Severance Amount”). Payment of the COO Severance Amount was contingent upon compliance with the terms in the COO Agreement, including Mr. Mauer’s executing a general release of claims in favor of the Company, Penn-Patriot and other specified parties.

The COO Agreement included perpetual confidentiality and mutual non-disparagement provisions, and two-year post-termination non-competition, customer non-solicitation and employee non-solicitation and non-hire provisions.

On November 21, 2022, Global Indemnity and Mr. Mauer entered into a Separation Agreement and General Release (the “Mauer Separation Agreement”). Among other provisions, the Mauer Separation Agreement provides, subject to the terms and conditions set forth therein, for severance payments of $200,000 paid within ten days after the Mauer Separation Agreement’s effective date, $100,000 within ten days after the three-month anniversary of the effective date, $100,000 within ten days after the one year anniversary of the effective date, and $175,000 within ten days after the eighteen month anniversary of the effective date and eligibility for COBRA coverage for up to 18 months after October 21, 2022 (the “Mauer Separation Date”). The Mauer Separation Agreement modifies Mr. Mauer’s existing covenants not to (i) solicit or hire Global Indemnity’s employees or business and (ii) compete with Global Indemnity, such that, among other things, such covenants run for a period of 18 months and are eliminated after the Mauer Separation Date, respectively. Additionally, Mr. Mauer remains subject to perpetual confidentiality obligations, and Mr. Mauer and Global Indemnity remain subject to perpetual non-disparagement provisions.

For information on Mr. Mauer’s bonus opportunities, see the discussion related to Mr. Mauer under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under Mr. Mauer’s employment agreement, please see the disclosure related to Mr. Mauer under “Potential Payments Upon Termination or Change in Control” below.

Thomas P. Gibbons

Mr. Gibbons is an at-will employee and does not have an executive employment agreement or arrangement.

For information on Mr. Gibbon’s bonus opportunities, see the discussion related to Mr. Gibbons under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control, please see the disclosure related to Mr. Gibbons under “Potential Payments Upon Termination or Change in Control” below.

David C. Elliott

Mr. Elliott is an at-will employee and does not have an executive employment agreement or arrangement.

For information on Mr. Elliott’s bonus opportunities, see the discussion related to Mr. Elliott under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control, please see the disclosure related to Mr. Elliot under “Potential Payments Upon Termination or Change in Control” below.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

The following table shows information concerning outstanding equity awards held by our named executive officers as of December 31, 2022.

	Option Awards							Stock Awards (10)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Joseph W. Brown	50,000	(2)	150,000	(3)	—	20.77	10/21/32	—		—	—		—
David S. Charlton	—		—		—	—	—	—		—	—		—
Thomas M. McGeehan								1,125	(4)	26,224			—
	—		—		—	—	—	1,267	(4)	29,534	3,797	(5)	88,508
Jonathan E. Oltman	—		46,667	(6)	—	28.70	1/19/31	—		—
			—		—	—	—	18,555	(7)	432,517	—		—
								1,434	(4)	33,427	4,219	(5)	98,345
Reiner R. Mauer	—		—		—	—	—	—		—	—		—
Thomas P. Gibbons	—		—		—	—	—	13,427	(8)	312,983	—		—
	—		—		—	—	—	918	(4)	21,399	2,700	(5)	62,937
David C. Elliott	—		—		—	—	—	11,906	(9)	277,529			—
	—		—		—	—	—	889	(4)	20,723	2,616	(5)	60,979

(1)	Value based on December 30, 2022 closing share price of $23.31, as reported on the NYSE.

(2)

Represents vested options to purchase restricted Class A Common Shares. These options were granted on October 21, 2022, with an exercise price equal to $20.77. These options were granted per the terms of the Brown CEO Agreement.

(3)

Represents unvested options to purchase Class A Common Shares. These options were granted on October 21, 2022, with an exercise price equal to $20.77. 50,000 of the options to purchase Class A Common Shares vested on February 1, 2023. 50,000 of the options will vest on May 1, 2023 and 50,000 options to purchase Class A Common Shares will vest on August 1, 2023. These options were granted per the terms of the Brown CEO Agreement.

(4)	Represents Class A Common Shares that vested on January 1, 2023.

(5)

Represents RSUs scheduled to vest after a re-measurement of the 2019 combined ratio, excluding corporate expenses, three years after the grant, with the number of shares reflected assuming threshold performance. These RSUs failed to vest as the re-measured combined ratio was greater than the 2019 combined ratio and they were forfeited on March 2, 2023.

(6)

Represents unvested options to buy 46,667 Class A Common Shares with an exercise price of $28.70 that vest on April 1, 2024, subject to the achievement of certain underwriting results for the applicable year as determined by the Board and Mr. Oltman being a Company employee in good standing as of the applicable vesting date.

(7)	Represents grant of RSUs of which 7,952 vest on June 18, 2023 and 10,603 vest on June 18, 2024.

(8)	Represents grant of RSUs of which 5,754 vest on June 18, 2023 and 7,673 vest on June 18, 2024.

(9)	Represents grant of RSUs of which 5,102 vest on June 18, 2023 and 6,804 vest on June 18, 2024.

(10)	All vesting, unless otherwise noted, is contingent upon the executive remaining employed and in good standing at the time of the vesting.

OPTION EXERCISES AND STOCK VESTED IN 2022

The following table shows the stock vested in 2022 for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Joseph W. Brown	—	—	—	—
David S. Charlton	—	—	—	—
Thomas M. McGeehan (2)	—	—	2,859	71,847
Jonathan E. Oltman (3)	—	—	7,397	191,983
Reiner R. Mauer	—	—	—	—
Thomas P. Gibbons (4)	—	—	5,126	133,228
David C. Elliott (5)	—	—	4,733	122,851

(1)

The amounts in this column reflect the value realized upon the vesting of stock award, based on the closing price of our Class A Common Shares, as reported on New York Stock Exchange, on the applicable vesting dates.

(2)	Pertains to the January 1, 2022 vesting of 2,859 RSUs.

(3)	Pertains to the January 1, 2022 vesting of 2,096 RSUs and the June 18, 2022 vesting of 5,301 RSUs.

(4)	Pertains to the January 1, 2022 vesting of 1,290 RSUs and the June 18, 2022 vesting of 3,836 RSUs.

(5)	Pertains to the January 1, 2022 vesting of 863 RSUs and the June 18, 2022 vesting of 3,401 RSUs.

PENSION BENEFITS IN 2022

None of our named executive officers participate in or have account balances in any defined benefit plans sponsored by us.

NONQUALIFIED DEFERRED COMPENSATION IN 2022

None of our named executive officers participate in any nonqualified deferred compensation plans maintained by us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a summary of the agreements, plans, and arrangements that provide for payment to our current named executive officers at, following, or in connection with any termination, including resignation, severance, retirement or constructive termination, or with a change in control or a change in the named executive officer’s responsibilities, as of December 31, 2022.

The amounts reflected below do not include life insurance payouts that would have been made to our named executive officers upon death on December 31, 2022. Mr. Mauer has an additional voluntary life insurance policy that provided $250,000 in coverage. Mr. Gibbons has an additional voluntary life insurance policy that provides $300,000 in coverage and an additional voluntary accidental death and dismemberment insurance policy that provides $300,000 in coverage. Mr. Elliott has an additional voluntary life insurance policy that provides $250,000 in coverage and a voluntary spousal life insurance policy that provides $25,000 in coverage.

Joseph W. Brown

Under the Brown CEO Agreement, Mr. Brown’s employment can be terminated at any time by us, with or without cause, or by Mr. Brown at any time.

•

Termination by Us for Cause. If Mr. Brown’s employment was terminated for cause, Mr. Brown would receive all accrued, but unpaid, base salary through the termination date and any vesting of restricted shares and/or options would cease.

Under the Brown CEO Agreement, “cause” or a “cause event” includes conduct constituting fraud, dishonesty, malfeasance, gross incompetence, gross misconduct, or gross negligence, (ii) Mr. Brown being officially charged with or indicted for a felony criminal offense, (iii) Mr. Brown failing to follow the lawful written instructions of the Board or the chairman of the Board and (iv) Mr. Brown’s material violation of the Company’s governance rules, code of conduct, conflict of interest, or similar Global Indemnity policies applicable to Global Indemnity’s employees generally or senior executives generally.

•

Termination by Us Without Cause. If we terminate Mr. Brown without cause, Mr. Brown is entitled to severance payments equal to the balance of his annual base salary through the end of the term of the Brown CEO Agreement prorated based on how many months Mr. Brown served in the role, and the full $2,000,000 bonus amount, subject to the execution of a general release.

•

Change in Control. All of Mr. Brown’s unvested options, if any, become vested upon a change in control of GBLI. In addition, if the benefits provided for in the Brown CEO Agreement or otherwise payable to Mr. Brown constitute “parachute payments” within the meaning of Section 280G of the Code and will be subject to the excise tax imposed by Section 4999 thereof, Mr. Brown will receive a gross-up payment from GBLI sufficient to pay such excise tax plus an additional amount sufficient to pay the excise tax and other applicable taxes arising from such payment.

Assuming Mr. Brown’s employment was terminated under any of these circumstances or a change in control occurred on December 31, 2022, such payments and benefits would have had an estimated value of:

Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Other($)	Total($)
With Cause (1)	—	—	—	—	—
Without Cause (2)	162,844	508,000	—	2,000,000	2,670,844
Change in Control	—	—	—	—	—

(1)	We would have had no further obligation to Mr. Brown except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	If Mr. Brown were terminated without cause, he would be entitled to his full bonus amount.

David S. Charlton

Under the Charlton CEO Agreement, Mr. Charlton’s employment could have been terminated at any time by us, with or without cause, or by Mr. Charlton at any time.

•

Termination by Us for Cause. If Mr. Charlton’s employment was terminated for cause, Mr. Charlton would receive all accrued, but unpaid, base salary through the termination date and any vesting of restricted shares and/or options would cease.

Under the Charlton CEO Agreement, “cause” or a “cause event” includes conduct constituting fraud, dishonesty, malfeasance, gross incompetence, gross misconduct, or gross negligence, (ii) Mr. Charlton being officially charged with or indicted for a felony criminal offense involving violence or moral turpitude, (iii) Mr. Charlton failing to follow the lawful written instructions of the Board or the chairman of the Board and (iv) Mr. Charlton’s material violation of the Company’s governance rules, code of conduct, conflict of interest, or similar GBLI policies applicable to GBLI’s employees generally or senior executives generally. Solely with respect to a termination pursuant to clause (iii) of the immediately preceding sentence, Mr. Charlton’s termination would not constitute a termination for cause or a cause event unless (x) the Company first provides him with written notice thereof within thirty (30) days after the event alleged to constitute cause or a cause event, (y) to the extent correctable, Mr. Charlton fails to cure the circumstance or event so identified within thirty (30) days after receipt of such notice, and (z) the effective date of Mr. Charlton’s termination for cause or a cause event occurs no later than thirty (30) days after the expiration of such cure period.

•

Termination by Us Without Cause. If we terminated Mr. Charlton without cause, Mr. Charlton was entitled to severance payments equal to the lesser of one month of base salary for each 12 months of employment prior to the date of termination and the base salary otherwise payable between the termination date and December 31, 2026, subject to the execution of a general release.

•	Change in Control. All of Mr. Charlton’s unvested BVARs, if any, would have become vested upon a change in control of GBLI.

As discussed in the Compensation Discussion and Analysis above, Mr. Charlton ceased to be employed by Global Indemnity in October 2022. On November 16, 2022, Global Indemnity and Mr. Charlton entered into the Charlton Separation Agreement. The Charlton Separation Agreement provides, subject to the terms and conditions set forth therein, for severance payments of $250,000 paid within ten days after the Charlton Separation Agreement’s effective date, within ten days after the one-year anniversary of the effective date, and within ten days after the eighteen month anniversary of the effective date and eligibility for COBRA coverage for up to 18 months after October 21, 2022, subject to Mr. Charlton’s compliance with certain non-solicitation, non-competition, confidentiality and non-disparagement covenants.

Jonathan E. Oltman

The January 19, 2021 Terms of Employment provide that Mr. Oltman’s employment can be terminated at any time by us with or without cause or by Mr. Oltman at any time. The Terms of Employment includes perpetual confidentiality and mutual non-disparagement provisions, and two-year post termination non-competition and employee and customer non-solicitation provisions.

•

Termination by Us for Cause. If Mr. Oltman’s Terms of Employment were terminated for cause, Mr. Oltman would receive all accrued, but unpaid, base salary through the termination date and any vesting of restricted shares and/or options would cease.

Per the Terms of Employment “cause” includes one or more of the following as determined by the Board in its sole discretion: (1) conduct of Mr. Oltman constituting fraud, dishonesty, malfeasance, gross incompetence, gross misconduct, or gross negligence; (2) Mr. Oltman being officially charged with or indicted for a felony criminal offense involving violence or moral turpitude; (3) Mr. Oltman failing to follow the lawful written instructions of the Chairman of the Board or the Board; or (4) Mr. Oltman’s violation of the Company’s governance, code of conduct, conflict of interest or similar Company policies applicable to Company employees generally or senior executives generally.

•	Termination by Us Without Cause. Per the Terms of Employment, if we terminated Mr. Oltman without cause, Mr. Oltman would be entitled to severance payments equal to one month of base salary for each

12 months of employment prior to the date of termination and his base salary otherwise payable between the date of termination and December 31, 2023. Any severance amount is payable monthly over the twenty-two months beginning on the 60th day following termination. Severance payments are subject to the execution of a general release.

•

Change in Control. All of Mr. Oltman’s unvested restricted shares, RSUs and unvested options, if any, become vested upon a change in control of Global Indemnity. For details regarding Mr. Oltman’s unvested RSUs and restricted shares, if any, see the description related to Mr. Oltman in the “Outstanding Equity Awards at December 31, 2022” table.

Assuming Mr. Oltman’s employment was terminated under any of these circumstances, including if his Terms of Employment were in effect, or a change in control occurred on December 31, 2022, such payments and benefits would have had an estimated value of:

		Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)	Total($)
With Cause; Death; Disability; Voluntary Termination(1)	—	—	—	—	—
Without Cause	433,333	—	—	—	433,333
Change in Control(2)	—	—	564,288	—	564,288

(1)	We would have no further obligation to Mr. Oltman, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)

Assumes continued employment following a change in control. If Mr. Oltman were to be terminated without cause following a change in control, Mr. Oltman would be entitled to the restricted shares amount set forth above in “Change in Control,” which includes unvested RSUs, as well as the amount set forth above in “Without Cause”. The restricted shares amount represents all unvested RSUs and restricted shares multiplied by the closing price of $23.31 on December 30, 2022.

Thomas M. McGeehan

Under Mr. McGeehan’s employment agreement with us, Mr. McGeehan’s employment may be terminated at any time by us with or without cause, or upon his death or disability or by Mr. McGeehan upon 90 days’ written notice. For 12 months following Mr. McGeehan’s termination for any reason, Mr. McGeehan shall be subject to certain non-compete, non-solicit and confidentiality obligations.

•

Termination by Us for Cause, Death, Disability or Resignation. If Mr. McGeehan’s employment is terminated because of death, disability, Mr. McGeehan’s resignation (other than as a result of our failure to offer a reasonable relocation package due to our relocation) or for cause, Mr. McGeehan would receive all accrued, but unpaid, base salary and any vesting of restricted shares and/or options would cease.

Under Mr. McGeehan’s employment agreement, “cause” generally means (1) Mr. McGeehan substantially failing to perform his material duties after notice from us and failure to cure such violation within 10 days of the notice (to the extent the Board reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees and senior executives, (2) the engaging by Mr. McGeehan in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (3) the material violation by Mr. McGeehan of certain provisions of his employment agreement or share/option agreements after notice from us and a failure to cure such violation within 10 days of the notice, (4) a breach by Mr. McGeehan of any representation or warranty in his employment agreement or share/option agreements, (5) the determination by the Board that Mr. McGeehan has exhibited incompetence or gross negligence in the performance of his duties, (6) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of Mr. McGeehan, or (7) Mr. McGeehan being charged with a felony or other crime involving moral turpitude.

Under his employment agreement, “disabled” generally means that Mr. McGeehan is disabled as certified by a licensed physician selected by us and is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any 12-month period.

•

Termination by Us Without Cause or Termination by the Executive as a Result of Certain Relocation. If we terminate Mr. McGeehan without cause or he resigns as a result of the relocation of our principal executive offices or the business relocation of Mr. McGeehan (in both cases without us offering Mr. McGeehan a reasonable relocation package), Mr. McGeehan is entitled to severance payments equal to his monthly base salary multiplied by 12 months, payable monthly, and subject to the execution of a general release, complying with his post-termination obligations under the agreement and further adjustment for the equity compensation package granted to him. During this severance period, we are also obligated to maintain any medical and dental plan in which Mr. McGeehan participates until the earlier of the end of the severance period or Mr. McGeehan becoming eligible for coverage by another employer and subject to Mr. McGeehan continuing to bear his share of coverage costs.

•

Change in Control. All of Mr. McGeehan’s unvested restricted shares, unvested RSUs and unvested options, if any, become vested upon a change in control of Global Indemnity. For details regarding Mr. McGeehan’s unvested RSUs and restricted shares, if any, see the description related to Mr. McGeehan in the “Outstanding Equity Awards at December 31, 2022” table above.

Assuming Mr. McGeehan’s employment was terminated under any of these circumstances or a change in control occurred on December 31, 2022, and without taking into account any value assigned to Mr. McGeehan’s covenant not to compete, such payments and benefits would have had an estimated value of:

		Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)	Total($)
With Cause; Death; Disability; Voluntary Termination(1)	—	—	—	—	—
Without Cause or as a Result of Certain Relocation	500,000	—	—	—	500,000
Change in Control (2)	—	—	144,266	—	144,266

(1)	We would have no further obligation to Mr. McGeehan, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)

Assumes continued employment following a change in control. If Mr. McGeehan were to be terminated without cause or if Mr. McGeehan terminates due to certain relocation within 12 months following a change in control, Mr. McGeehan would be entitled to the amount set forth above in “Change in Control” as well as the amount set forth above in “Without Cause or as a Result of Certain Relocation.” The restricted shares amount represents all unvested restricted shares multiplied by the closing price of $23.31 on December 30, 2022.

Reiner R. Mauer

Under the COO Agreement, Mr. Mauer’s employment could have been terminated at any time by us, with or without cause, or by Mr. Mauer at any time.

•

Termination by Us for Cause. If Mr. Mauer’s employment was terminated for cause, Mr. Mauer would receive all accrued, but unpaid, base salary through the termination date and any vesting of restricted shares and/or options would cease.

Under the COO Agreement, “cause” or a “cause event” includes conduct constituting fraud, dishonesty, malfeasance, gross incompetence, gross misconduct or gross negligence, (ii) Mr. Mauer being officially charged with or indicted for a felony criminal offense involving violence or moral turpitude, (iii) Mr. Mauer failing to follow the lawful written instructions of the Board, the chairman of the Board or the Chief Executive, and (iv) Mr. Mauer’s material violation of the Company’s governance rules, code of conduct, conflict of interest, or similar GBLI policies applicable to GBLI’s employees generally or senior executives generally. Solely with respect to a termination pursuant to clause (iii) of the immediately preceding sentence, Mr. Mauer’s termination would not constitute a termination for cause or a cause event unless (x) the Company first provides him with written notice thereof within thirty (30) days after the event alleged to constitute cause or a cause event, (y) to the extent correctable, Mr. Mauer fails to cure the circumstance or event so identified within thirty (30) days after receipt of such notice, and (z) the effective date of Mr. Mauer’s termination for cause or a cause event occurs no later than thirty (30) days after the expiration of such cure period.

•

Termination by Us Without Cause. If we terminated Mr. Mauer without cause, Mr. Mauer was entitled to severance payments equal to the lesser of one month of base salary for each 12 months of employment prior to the date of termination and the base salary otherwise payable between the termination date and December 31, 2026, subject to the execution of a general release.

•	Change in Control. All of Mr. Mauer’s unvested BVARs, if any, would have become vested upon a change in control of GBLI.

As discussed in the Compensation Discussion and Analysis above, Mr. Mauer ceased to be employed by Global Indemnity in October 2022. On November 21, 2022, Global Indemnity and Mr. Mauer entered into the Mauer Separation Agreement. The Mauer Separation Agreement provides, subject to the terms and conditions set forth therein, for severance payments of $200,000 paid within ten days after the Mauer Separation Agreement’s effective date, $100,000 within ten days after the three-month anniversary of the effective date, $100,000 within ten days after the one year anniversary of the effective date, and $175,000 within ten days after the eighteen month anniversary of the effective date and eligibility for COBRA coverage for up to 18 months after October 21, 2022, subject to Mr. Mauer’s compliance with certain non-solicitation, non-competition, confidentiality and non-disparagement covenants.

Thomas P. Gibbons

Mr. Gibbons is an at-will employee and does not have an employment contract or arrangement.

•

Termination by Global Indemnity or due to Death, Disability, Resignation. If Mr. Gibbons’ employment is terminated for any reason, except a change in control, Mr. Gibbons would receive all accrued, but unpaid, base salary through the date of termination, and any vesting of restricted shares, RSUs and/or options shall cease.

•

Change in Control. All of Mr. Gibbons’ unvested restricted shares, BVRs, RSUs and unvested options, if any, become vested upon a change in control of Global Indemnity. For details regarding Mr. Gibbons’ unvested RSUs and restricted shares, if any, see the description related to Mr. Gibbons in the “Outstanding Equity Awards at December 31, 2022” table.

Assuming Mr. Gibbons’ employment was terminated under any of these circumstances or a change in control occurred on December 31, 2022, such payments and benefits would have had an estimated value of:

			Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)	Total($)
Termination by Global Indemnity; Death; Disability; Resignation(1)	—	—	—	—	—
Change in Control(2)	—	—	489,085	—	489,085

(1)	We would have no further obligation to Mr. Gibbons, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	The restricted shares amount represents all unvested RSUs and restricted shares multiplied by the closing price of $23.31 on December 30, 2022.

David C. Elliott

Mr. Elliott is an at-will employee and does not have an employment contract or arrangement.

•

Termination by Global Indemnity or due to Death, Disability, Resignation. If Mr. Elliott’s employment is terminated for any reason, except a change in control, Mr. Elliott would receive all accrued, but unpaid, base salary through the date of termination, and any vesting of restricted shares, RSUs and/or options shall cease.

•

Change in Control. All of Mr. Elliott’s unvested restricted shares, BVRs, RSUs and unvested options, if any, become vested upon a change in control of Global Indemnity. For details regarding Mr. Elliott’s unvested RSUs and restricted shares, if any, see the description related to Mr. Elliott in the “Outstanding Equity Awards at December 31, 2022” table.

Assuming Mr. Elliott’s employment was terminated under any of these circumstances or a change in control occurred on December 31, 2022, such payments and benefits would have had an estimated value of:

			Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)	Total($)
Termination by Global Indemnity; Death; Disability; Resignation(1)	—	—	—	—	—
Change in Control(2)	—	—	489,085	—	489,085

(1)	We would have no further obligation to Mr. Elliott, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	The restricted shares amount represents all unvested RSUs and restricted shares multiplied by the closing price of $23.31 on December 30, 2022.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2022 regarding the Company’s equity compensation plans. The only plan pursuant to which the Company may make additional equity grants is the proposed Global Indemnity Group, LLC 2023 Share Incentive Plan, which, subject to shareholder approval, will replace the expired Global Indemnity Group, LLC 2018 Share Incentive Plan. The Global Indemnity Group, LLC 2018 Share Incentive Plan replaced the 2016 Share Incentive Plan. The 2016 Share Incentive Plan replaced the Global Indemnity plc 2014 Share Incentive Plan as a result of the redomestication of Global Indemnity from Ireland to the Cayman Islands. The Global Indemnity plc 2014 Share Incentive plan had replaced the Global Indemnity plc 2003 Share Incentive Plan, which had expired per its terms on September 5, 2013. Outstanding grants were not affected by the ending of the Global Indemnity Group, LLC 2018 Share Incentive Plan, the Redomestication, the 2016 redomestication of Global Indemnity from Ireland to the Cayman Islands, or the expiration of the Global Indemnity plc 2003 Share Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	846,667	(2)	$30.54	1,549,358
Equity compensation plans not approved by security holders	—		—	—
Total	846,667	(2)	$30.54	1,549,358

(1)	Does not include securities reflected in the column entitled “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”
(2)	Includes 246,667 options to acquire Class A Common Shares granted under the Global Indemnity Group, LLC 2018 Share Incentive Plan, as amended.

CHIEF EXECUTIVE OFFICER PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Mr. Brown, during 2022.

This pay ratio below is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified the median employee for 2022 by selecting the middle employee calculated by ordering compensation of all employees, excluding Mr. Brown, from the highest to the lowest and selecting the employee at the center. We included all active employees, as of December 31, 2022. As of December 31, 2022, we employed 343 persons in the United States, 16 employees in Ireland, and one employee in Bermuda. For the United States based employees we used gross compensation as reported on Form W-2, for Ireland based employees we used total pay plus additional compensation as reported on our 2022 payroll summary (euros were converted to U.S. dollars using the exchange rate as of December 31, 2022), and for our Bermuda based employee, we used 2022 gross compensation, which included annual salary plus any bonus payment plus any other compensation. Our median employee’s total compensation in 2022 was $92,008.

For purposes of calculating our CEO pay ratio, Mr. Brown’s annual total compensation for fiscal year 2022 was $1,945,284 which represents an annualized amount in light of the Chief Executive Officer transition in fiscal year 2022. As permitted by SEC rules, we elected to annualize the compensation of Mr. Brown, who has served as our Chief Executive Officer since October 21, 2022. To annualize Mr. Brown’s compensation: – we annualized his base salary to $1,000,000 (from the $192,308 reported in the Summary Compensation Table); – we annualized his housing benefit to $23,428 (from the $4,557 reported in the Summary Compensation Table)– we annualized his life insurance premiums to $168 (from the $33 reported in the Summary Compensation Table). We also included $325,688, which represents a prorated portion of Mr. Brown’s $2,000,000 sign-on cash bonus. We did not annualize Mr. Brown’s option award, as the full grant date fair value of that award is already included in Mr. Brown’s fiscal year 2022 compensation under SEC rules.

Based on the methodology described above, our 2022 ratio of chief executive officer total compensation to our median employee’s total compensation is 21.15:1.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and
Non-PEO
named executive officers
(“Non-PEO
NEOs”) and Global Indemnity performance for the fiscal years listed below. The Compensation Actually Paid amounts shown below are prepared in accordance with Item 402(v) of Regulation
S-K.
The
Nom-Comp
Committee did not specifically consider the Compensation Actually Paid amounts when determining named executive officer compensation for fiscal years 2020 through 2022. For a discussion of how the
Nom-Comp
Committee seeks to align pay with performance when making executive compensation decisions, please see the section above titled “Compensation Discussion and Analysis” beginning on page 31.
PAY VERSUS PERFORMANCE TABLE

									Value of Initial Fixed $100 Investment Based on: (d)
Year	Summary Compensation Table Total for PEO (Brown) (a) ($)	Summary Compensation Table Total for PEO (Charlton) (a) ($)	Summary Compensation Table Total for PEO (Valko) (a) ($)	Compensation Actually Paid to PEO (Brown) (a) (b) (c) ($)	Compensation Actually Paid to PEO (Charlton) (a) (b) (c) ($)	Compensation Actually Paid to PEO (Valko) (a) (b) (c) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (a) ($)	Average Compensation Actually Paid to Non-PEO NEOs (a) (b) (c) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($)	Underwriting Income (e) ($M)
2022	792,898	1,153,050	—	739,898	1,153,050	—	611,140	560,964	$89	$133	(850,000)	8.324
2021	—	3,455,901	258,506	—	3,455,901	258,506	951,327	649,275	$92	$125	29,354,000	(10.38)
2020	—	—	1,393,286	—	—	817,286	880,140	847,693	$101	$96	(21,006,000)	17.929

(a)
Our PEOs were as follows: (1) Cynthia Y. Valko was our PEO for 2020; (2) Ms. Valko and David S. Charlton were our PEOs for 2021; and (3) Joseph W. Brown and Mr. Charlton were our PEOs for 2022. Specifically, Ms. Valko was our Chief Executive Officer for all of 2020 and part of 2021, until she retired in January 2021. Ms. Valko was succeeded by Mr. Charlton, who was our Chief Executive for the remainder of 2021 and part of 2022. Mr. Charlton departed in October 2022 and was succeeded by Mr. Brown, who served as our Chief Executive Officer for the remainder of 2022.

The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022
Jonathan E. Oltman	Jonathan E. Oltman	Jonathan E. Oltman
Thomas M. McGeehan	Thomas M. McGeehan	Thomas M. McGeehan
Thomas P. Gibbons	Thomas P. Gibbons	Thomas P. Gibbons
Stanley K. Lam	Reiner R. Mauer	Reiner R. Mauer
David C. Elliott		David C. Elliott

(b)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the named executive officers. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote (c) below.

(c)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals (or, in the case of the
Non-PEO
NEOs, the average of the totals) from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Our named executive officers have not been provided with opportunities to participate in defined benefit and actuarial pension plans sponsored by us in any applicable years.

Year	Summary Compensation Table Total for Joseph W. Brown ($)	Exclusion of Stock Awards and Option Awards for Joseph W. Brown ($)	Inclusion of Equity Values for Joseph W. Brown ($)	Compensation Actually Paid to Joseph W. Brown ($)
2022	792,898	(596,000)	543,000	739,898

Year	Summary Compensation Table Total for David S. Charlton ($)	Exclusion of Stock Awards and Option Awards for David S. Charlton ($)	Inclusion of Equity Values for David S. Charlton ($)	Compensation Actually Paid to David S. Charlton ($)
2022	1,153,050	—	—	1,153,050
2021	3,455,901	—	—	3,455,901

Year	Summary Compensation Table Total for Cynthia Y. Valko ($)	Exclusion of Stock Awards and Option Awards for Cynthia Y. Valko ($)	Inclusion of Equity Values for Cynthia Y. Valko ($)	Compensation Actually Paid to Cynthia Y. Valko ($)
2021	258,506	—	—	258,506
2020	1,393,286	(576,000)	—	817,286

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non- PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	611,140	—	(50,176)	560,964
2021	951,327	(243,250)	(58,802)	649,275
2020	880,140	(424,400)	391,953	847,693
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Joseph W. Brown ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in a Prior Year for Joseph W. Brown ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Joseph W. Brown ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in a Prior Year that Vested During Year for Joseph W. Brown ($)	Fair Value at Last Day of Prior Year of Equity Awards Granted in a Prior Year Forfeited During Year for Joseph W. Brown ($)	Total - Inclusion of Equity Values for Joseph W. Brown ($)
2022	381,000	—	162,000	—	—	543,000

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for David S. Charlton ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in a Prior Year for David S. Charlton ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for David S. Charlton ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in a Prior Year that Vested During Year for David S. Charlton ($)	Fair Value at Last Day of Prior Year of Equity Awards Granted in a Prior Year Forfeited During Year for David S. Charlton ($)	Total - Inclusion of Equity Values for David S. Charlton ($)
2022	—	—	—	—	—	—
2021	—	—	—	—	—	—

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Cynthia Y. Valko ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in a Prior Year for Cynthia Y. Valko ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Cynthia Y. Valko ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in a Prior Year that Vested During Year for Cynthia Y. Valko ($)	Fair Value at Last Day of Prior Year of Equity Awards Granted in a Prior Year Forfeited During Year for Cynthia Y. Valko ($)	Total - Inclusion of Equity Values for Cynthia Y. Valko ($)
2021	—	—	—	—	—	—
2020	—	—	—	—	—	—

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in a Prior Year for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in a Prior Year that Vested During Year for Non- PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Granted in a Prior Year Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	—	(22,878)	—	2,883	(30,181)	(50,176)
2021	—	(-58,343)	—	(459)	—	(58,802)
2020	397,973	(12,257)	—	6,237	—	391,953

(d)
The Peer Group TSR, as defined below, set forth in this table utilizes the NASDAQ Insurance Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Global Indemnity and in the NASDAQ Insurance Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(e)
We determined underwriting income to be the most important financial performance measure used to link Global Indemnity performance to Compensation Actually Paid to our PEOs and
Non-PEO
NEOs for our fiscal year ended December 31, 2022. Underwriting income equals earned premiums less losses, loss adjustment expenses, commission expenses and other underwriting
expenses. Underwriting income may not have been the most important financial performance measure for fiscal years 2021 and 2020 and we may determine
a
different financial performance measure to be the most important financial performance measure in future years.

RELATIONSHIPS BETWEEN CERTAIN DATA IN THE PAY VERSUS PERFORMANCE TABLE
Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Global Indemnity and Peer Total Shareholder Return (“TSR)”
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and Global Indemnity’s and the NASDAQ Insurance Index’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Net Income during the three most recently completed fiscal years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company-Selected Measure
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and underwriting income during the three most recently completed fiscal years.

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES
Global Indemnity used three key financial performance measures set forth below to link compensation actually paid to our named executive officers for fiscal 2022 to Global Indemnity performance.

Most Important Measures for Determining PEO and Non-PEO NEO Pay
Underwriting Income
Gross Written Premiums
Combined Ratio

ADDITIONAL INFORMATION

Compensation Committee Interlocks and Insider Participation

Other than as noted, no member of the Nomination, Compensation & Governance Committee during 2022 was an employee or an officer of Global Indemnity or its subsidiaries at any time during 2022 nor has any such person formerly been an officer of the Company. No executive officer of Global Indemnity served as a director or a member of the compensation committee of another company, one of whose executive officers served as a member of our Board or our Nom-Comp Committee during 2022. Mr. Tolman served on the Nomination, Compensation & Governance Committee in November and December of 2022. Mr. Tolman was the former chief executive officer and co-founder of Noblr., Inc. Mr. Brown was the non-executive chairman of Noblr, Inc. Noblr, Inc. was sold to USAA in October of 2021 and Mr. Brown ceased to be the non-executive chairman or director at that time. Mr. Tolman left Noblr, Inc. in March of 2022.

Principal Shareholders and Security Ownership of Management

The table on the following page sets forth certain information concerning the beneficial ownership of our Class A and Class B Common Shares as of April 18, 2023, including the percentage of our total voting power such shares represent on an actual basis, by:

•	each of our named executive officers;

•	each of our current directors and director nominees;

•	each holder known to us to hold beneficially more than 5% of any class of our shares; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purposes.

As of April 18, 2023, the following share capital of Global Indemnity Group, LLC was issued and outstanding:

•	9,672,697 Class A Common Shares; and

•	3,947,206 Class B Common Shares, each of which is convertible at any time at the option of the holder into one Class A Common Share.

Based on the foregoing, and assuming each Class B Common Share is converted into one Class A Common Share in accordance with the LLCA, as of April 18, 2023, there would have been 13,466,309 Class A Common Shares issued and outstanding. Except as otherwise set forth in the footnotes to the following table, each beneficial owner has the sole power to vote and dispose of all shares held by that beneficial owner.

Principal Shareholders and Security Ownership of Management(1)

	Class A Common Shares		Class B Common Shares		Total Voting Power (2)	% As- Converted Ownership (3)
Name and address of Beneficial Owner**	Shares	%	Shares	%	%	%
Saul A. Fox (4)	5,828,103	43.3	3,793,612	100	7.9	43.3
Fox Paine & Company, LLC and affiliated
investment funds (5)	3,620,673	26.9	3,620,673	95.4	76.1	26.9
Richmond Hill Investments, LLC (6)	1,400,038	14.5	—	—	2.9	10.4
Hotchkis & Wiley Capital Management (7)	1,017,213	10.5	—	—	2.1	7.6
Richmond Hill Investment Co., LP (8)	997,188	10.3	—	—	2.1	7.4
W.R. Berkley Corporation (9)	919,661	9.5	—	—	1.9	6.8
Joseph W. Brown (10)	347,404	3.6	—	—	*	2.6
Seth J. Gersch (11)	202,531	2.1	—	—	*	1.5
Gary C. Tolman	158,569	1.6	—	—	*	1.2
Jason B. Hurwitz	112,880	1.2	—	—	*	*
Jonathan E. Oltman (12)	85,166	*	—	—	*	*
Thomas M. McGeehan (13)	64,556	*	—	—	*	*
David C. Elliott (13)	31,229	*	—	—	*	*
Stanley Lam (13)	19,464	*	—	—	*	*
Fred R. Donner	13,213	*	—	—	*	*
All directors and executive officers as a group (consists of 10 persons)	6,887,349	51.1	3,793,612	100	86.2	51.1

*	The percentage of shares beneficially owned does not exceed 1%.

**	Unless otherwise indicated, the address for each beneficial owner is c/o Global Indemnity Group, LLC, 112 S. French St., Suite 105, Wilmington, DE 19801.

(1)

The numbers of shares set forth in these columns are calculated in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, these figures assume the exercise or conversion by each beneficial owner of all securities that are exercisable or convertible within 60 days of April 18, 2023. In particular, Class A Common Shares that may be acquired by a particular beneficial owner upon the conversion of Class B Common Shares are deemed to be outstanding for the purpose of computing the percentage of the Class A Common Shares owned by such beneficial owner, but are not deemed to be outstanding for the purpose of computing the percentage of the Class A Common Shares owned by any other beneficial owner.

(2)

The percentages in this column represent the percentage of the total outstanding voting power of Global Indemnity Group, LLC that the particular beneficial owner holds. The numerator used in this calculation is the total votes to which each beneficial owner is entitled, taking into account that each Class B Common Share has ten votes, and the denominator is the total number of votes to which all outstanding shares of Global Indemnity Group, LLC are entitled, again taking into account that each Class B Common Share has ten votes.

(3)

The percentages in this column represent the percentage of the total outstanding share capital of Global Indemnity Group, LLC that a particular beneficial owner holds on an as-converted basis, assuming that each Class B Common Share is converted into one Class A Common Share. As of April 18, 2023 there were 13,466,309 Class A Common Shares outstanding on an as-converted basis. The numerator used in this calculation is the total number of Class A Common Shares each beneficial owner holds on an as-converted basis and the denominator is the total number of Class A Common Shares on an as-converted basis.

(4)

1,055,441 of the Class A Common Shares listed and 172,939 of the Class B Common Shares listed are held by Fox Mercury Investments LP (collectively with certain of its affiliates, the “FM Entities”). Mercury Assets Delaware LLC and a subsidiary of Fox Paine Global, Inc. are the limited partners of Fox Mercury Investments, L.P. and a subsidiary of Fox Paine Global, Inc. is the general partner of Fox Mercury Investments, L.P. 1,023,221 of the Class A Common Shares listed are held by Mercury Assets Delaware, LLC. Fox Paine & Company LLC is owned by Fox Paine Global, Inc. Mr. Fox is the founder and Chief Executive of Fox Paine & Company, LLC. The sole shareholder of Fox Paine Global Inc. is Benjerome Trust. The sole member of Mercury Assets Delaware LLC is the Benjerome Trust. Mr. Fox is the sole trustee of the Benjerome Trust. Fox Mercury Investments, L.P. is a less than 10% shareholder of Fox Paine International GP, Ltd and does not control Fox Paine International GP, Ltd. The address for Fox Mercury Investments, L.P. is 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands. The address of Fox Paine Global, Inc. is 200 South Virginia Street, Suite 820, Reno, NV 89501. The address for Mr. Fox and the other entities is c/o Fox Paine & Company, LLC, 2105 Woodside Road, Suite D, Woodside, California 94062.

(5)

The security holders are: Fox Paine Capital Fund II International, L.P (the “Fox Paine Fund”) and FP International LPH, L.P. The sole general partner of the Fox Paine Fund is FP International LPH, L.P. The sole general partner of FP International LPH, L.P. is Fox Paine International GP, Ltd. (“GPLTD”). As a result, each of FP International LPH, L.P., and GPLTD may be deemed to control the Fox Paine Fund. As the sole general partner of FP International LPH, L.P., GPLTD may be deemed to control FP International LPH, L.P. In addition, pursuant to a management agreement with FP International LPH, L.P. and the Fox Paine Fund, Fox Paine & Company, LLC may be deemed to be the indirect beneficial owner of such securities by virtue of its dispositive power over securities held by the Fox Paine Fund, but does not have voting power over securities held by the Fox Paine Fund (which voting power is retained by FP International LPH, L.P., the general partner of the Fox Paine Fund, and exercised by GPLTD, the general partner of FP International LPH, L.P.). Fox Mercury Investments, L.P. is a less than 10% shareholder of GPLTD and does not control GPLTD. GPLTD, as the general partner of FP International LPH, L.P., may terminate that management agreement at any time in its sole discretion. The address for the Fox Paine Fund is One Nexus Way, Camana Bay, Grand Cayman, KY1-9005, Cayman Islands.

(6)

Based on information provided pursuant to a Schedule 13G/A filed on January 10, 2018 with the Securities and Exchange Commission, which reported that Richmond Hill Investments, LLC, (“Richmond Hill”), an investment advisor, has shared dispositive power and shared power to direct the vote of 1,400,038 Class A Common Shares with Essex Equity Joint Investment Vehicle, LLC (“Essex”) and John Liu, as the principal of Essex. Essex, the security holder of the securities identified herein, acts and holds such securities directly. The address for Mr. Liu, Essex and Richmond Hill is 375 Hudson Street, 12th Floor, New York, NY 10014.

(7)

Based on information provided pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2023, which reported that Hotchkis and Wiley Capital Management, LLC (“Hotchkis”), an investment advisor, has sole dispositive power as to 1,017,213 Class A Common Shares, has the power to direct the vote of 863,469 Class A Common Shares and has no shared dispositive or voting power over the remaining Class A Common Shares. The address for Hotchkis is 601 S. Figueroa Street, 39th Floor, Los Angeles, California 90017.

(8)

Based on information provided pursuant to a Schedule 13G/A filed on February 14, 2019 with the Securities and Exchange Commission, which reported that Richmond Hill Investment Co., LP, (“Richmond Hill Investment”), an investment advisor, has shared dispositive power and shared power to direct the vote of 997,188 Class A Common Shares with Richmond Hill Capital Management, LLC

(“Richmond Hill Capital”) and Ryan P. Taylor, the principal of Richmond Hill Capital. Richmond Hill Capital, the security holder of the securities identified herein, acts and holds such securities directly. The address for Mr. Taylor, Richmond Hill Investment and Richmond Hill Capital is 375 Hudson Street, 12th Floor, New York, NY 10014.

(9)

Based on information provided pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2023, which reported that W.R. Berkley Corporation (“W.R. Berkley”), a corporation, has shared dispositive and voting power as to 919,661 Class A Common Shares and has no sole dispositive or voting power over the remaining Class A Common Shares. W.R. Berkley shares the dispositive power and the power to vote with Berkley Insurance Company, an insurance company. The address for both W.R. Berkley and Berkley Insurance Company is 475 Steamboat Road, Greenwich, CT 06830.

(10)	Includes 200,000 Class A Common Shares issuable upon exercise of options that are currently exercisable or could become exercisable within 60 days.

(11)	Mr. Gersch is a less than 10% shareholder of Fox Paine International GP, Ltd. and does not control Fox Paine International GP, Ltd.

(12)

Includes 46,666 Class A Common Shares issuable upon exercise of options that are currently exercisable or could become exercisable within 60 days. Include Class A Commons Shares subject to restricted share units.

(13)	Includes Class A Common Shares subject to restricted share units.

Related Party Transactions

The Conflicts Committee of our Board is responsible for investigating, reviewing, evaluating and taking action upon any actual or potential related party transactions and, as appropriate, making recommendations with respect to related party transactions to our Board for its formal approval. In addition, the Conflicts Committee is responsible for carrying out and fulfilling the duties and responsibilities of the Conflicts Committee set forth in Section 5.17 of the LLCA in connection with any related party transactions. If a member of the Conflicts Committee or our Board is a party to the transaction, he or she will not vote on the approval of the transaction.

Generally, the Conflicts Committee reviews all transactions, activities, arrangements, circumstances or other matters between or among one or more related parties, on the one hand, and Global Indemnity, on the other hand, including those transactions that are required to be disclosed in our proxy statement or in the notes to our audited financial statements. A “related party” includes any executive officer, director, nominee for director or beneficial holder of more than 5% of our Outstanding Voting Shares, any immediate family member of those persons and any entity that is owned or controlled by any of the foregoing persons or any entity in which such a person is an executive officer.

The Conflicts Committee has the power and authority, in its sole discretion, to retain or obtain the advice of any financial advisors, consultants, legal counsels, or other advisors in connection with conducting investigations into or studies of related party transactions. In addition, the Conflicts Committee may ask members of management or others to attend its meetings and to provide pertinent information as necessary. Following each of its meetings, the Conflicts Committee will, as appropriate, deliver a report on the meeting to the Board, including a description of all matters approved by the Conflicts Committee at the meeting.

Second Amended and Restated Limited Liability Company Agreement

As of April 18, 2023, the Fox Paine Entities beneficially own shares representing approximately 84% of the voting power of Global Indemnity. As such, the Fox Paine Entities currently constitute a Class B Majority Shareholder (as defined in the LLCA) and, in connection therewith, are entitled pursuant to Section 5.3 of the

LLCA, but are not obligated, to appoint a number of the Company’s directors equal in the aggregate to their pro rata percentage of the voting power in the Company, rounded up to the nearest whole number of directors, which number, as of April 18, 2023, is each of the Company’s six (6) directors. In addition, given the percentage of the voting power in the Company beneficially held by the Fox Paine Entities, the Fox Paine Entities are able to control the election of all of the Company’s remaining directors. The Company’s Chairman of the Board is the chief executive and founder of Fox Paine & Company, LLC.

Management Agreement

Pursuant to the Third Amended and Restated Management Agreement, (“Management Agreement”) dated August 28, 2020, between the Company and Fox Paine & Company, LLC, the Company agrees to pay, or to cause one of its affiliates to pay, an annual service fee (“Annual Service Fee”) as compensation for Fox Paine & Company, LLC’s ongoing provision of certain financial and strategic consulting, advisory and other services to the Company and its affiliates, and to reimburse all direct and indirect expenses paid or incurred in connection with such services upon request, excluding expenses for travel, lodging, meals and other items relating to attendance at regularly scheduled meetings of the Board. For the twelve-month period beginning on September 5, 2021 and ending September 4, 2022, the Annual Service Fee was equal to $2.81 million, which amount will be adjusted on an ongoing basis in each subsequent twelve-month period to reflect the aggregate increase in the Consumer Price Index for All Urban Consumers as determined by the U.S. Bureau of Labor Statistics. Should the Company and Fox Paine & Company, LLC agree that the Annual Service Fee will be deferred, the Annual Service Fee will become subject to an annual adjustment equal to the percentage rate of return the Company earns on its investment portfolio multiplied by the aggregate Annual Service Fees and adjustment amounts accumulated and unpaid through such date.

In addition, upon the consummation of a “change in control” transaction in connection with the termination of management services, the Company will pay Fox Paine & Company, LLC a cash fee in an amount to be agreed upon, plus reimbursement of expenses. Fox Paine & Company, LLC will also receive a cash transaction fee in an amount to be agreed upon, plus reimbursement of expenses, upon the consummation of a “change in control” transaction.

In addition, the Company has agreed to indemnify Fox Paine & Company, LLC and other indemnified parties against various liabilities that may arise as a result of the management services and advisory services they have provided or will provide.

Other Fees to Fox Paine & Company, LLC

In addition to the Annual Service Fee under the Management Agreement, as previously disclosed, Fox Paine & Company, LLC may also propose and negotiate transaction fees with the Company subject to the provisions of the Company’s related party transaction policies, including approval of the Company’s Audit Committee or Conflicts Committee of the Board, for those services from time to time. Each of the Company’s transactions with Fox Paine & Company, LLC described below were reviewed and approved by either the Company’s Audit Committee or Conflicts Committee of the Board, which are composed of independent directors, and the Board (other than Mr. Fox, who is not a member of either the Audit Committee or the Conflicts Committee and recused himself from the Board’s deliberations).

Confidentiality Agreement

On September 17, 2017, the Company and Fox Paine & Company, LLC entered into a confidentiality agreement whereby Fox Paine & Company, LLC agrees to keep confidential proprietary information, as defined in the confidentiality agreement, it receives regarding the Company from time to time, including proprietary information it may receive from director or director nominees appointed by the Fox Paine Entities.

Series A Cumulative Fixed Rate Preferred Interests

On August 27, 2020, the Company issued and sold to Wyncote LLC, an affiliate of Fox Paine & Company, LLC, (“Wyncote”) 4,000 Series A Cumulative Fixed Rate Preferred Interests (the “Series A Preferred Interests”) at a price of $1,000 per Series A Preferred Interest, for an aggregate purchase price of $4,000,000. Following the effective time of the Redomestication, all of the issued and outstanding Series A Preferred Interests sold to Wyncote were reclassified and remain outstanding as Series A Cumulative Fixed Rate Preferred Shares (the “Series A Preferred Shares”), otherwise unaffected by the Redomestication and subject to the terms of the LLCA and that certain Share Designation that sets forth the designation, rights, preferences, powers, duties, restrictions, limitations and obligations of the Series A Preferred Shares, including the 11% per annum targeted priority return. While the Series A Preferred Shares are non-voting, the holders of Series A Preferred Shares are entitled to appoint two additional members to the Company’s Board whenever the “Unpaid Targeted Priority Return” (as defined in the applicable Share Designation) with respect to the Series A Preferred Shares exceeds zero immediately following six or more “Distribution Dates” (as defined in the applicable Share Designation), whether or not such Distribution Dates occur consecutively. As of March 31, 2023, the Company has paid $1,123,240 in cash distributions per the terms of the Series A Preferred Shares.

Audit Committee Report

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2022.

The Audit Committee operates under a charter adopted by our Board. A copy of our Audit Committee Charter is available on our website at www.gbli.com. In performing all of its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditor who, in their report, express an opinion on the conformity of our financial statements to United States generally accepted accounting principles.

The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2022.

The Audit Committee discussed with EY, our independent auditor, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee received written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

The Audit Committee

Seth J. Gersch, Chairman; Fred R. Donner; and
Gary C. Tolman

Shareholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the proxy statement and for consideration at our next Annual Meeting of shareholders. To be eligible for inclusion in the 2023 proxy statement, your proposal must be delivered to or be mailed and received by us at Global Indemnity Group, LLC, c/o Corporate Secretary, 112 S. Front St., Suite 105, Wilmington, DE 19801, no later than December 30, 2023, and must otherwise comply with Rule 14a-8. While our Board will consider shareholder proposals, we reserve the right to omit from the proxy statement shareholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8.

In order to bring any other proposal before the shareholders at the 2023 annual meeting of shareholders that will not be included in our proxy statement, you must satisfy the ownership requirements set forth in the LLCA and notify us of such proposal in writing, which notice must be delivered to or be mailed and received by us at Global Indemnity Group, LLC, c/o Corporate Secretary, 112 S. Front St., Suite 105, Wilmington, DE 19801, no earlier than January 16, 2024 and no later than February 15, 2024, unless our 2024 annual meeting of shareholders is not within twenty-five (25) days before or after the anniversary of our 2023 annual meeting of shareholders, in which case the notice must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the 2024 annual meeting was made, whichever occurs first. For proposals not made in accordance with Rule 14a-8, you must comply with the specific procedures and requirements set forth in the LLCA and the proposal must contain the specific information required by the LLCA. You may write to our Corporate Secretary at 112 S. Front St., Suite 105, Wilmington, DE 19801 to deliver the notices discussed above and to request a copy of the relevant LLCA provisions regarding the requirements for making shareholder proposals candidates pursuant to the LLCA.

Under the LLCA, special meetings of shareholders, for any purpose or purposes, shall be called by any officer at the request of shareholders holding at least two-thirds of the Outstanding Voting Shares, taken together as a single class. Such request must be delivered to or be mailed and received by us at Global Indemnity Group, LLC, c/o Corporate Secretary, 112 S. Front St., Suite 105, Wilmington, DE 19801, and shall state the purpose or purposes of the proposed meeting. At a special meeting of shareholders, only such business will be conducted as is specified in the notice of meeting (or any supplement thereto authorized by the Board). Upon our receipt of a request to call a special meeting of shareholders, the Board will determine the record date for such meeting and the date on which such meeting will be held, which meeting date will be held as promptly as practicable after the date of receipt of such request, taking into account the requirement to prepare and deliver to the shareholders any proxy materials and other information required in connection with such meeting.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of these reports. Based solely on our review of the copies of the reports that we have received, and written representations received from certain reporting persons with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made by the reporting persons for 2022 were made on a timely basis.

Other Matters

Our management knows of no matters to be presented at the Annual Meeting or any adjournments or postponements thereof other than those set forth above and customary procedural matters. If any other matters should properly come before the meeting, however, the enclosed proxy confers discretionary authority with respect to these matters and the persons voting the shares subject to such proxies will vote on such matters in accordance with their discretion.

Householding

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and Annual Report on Form 10-K may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you send a written request to our Secretary, Global Indemnity Group, LLC, 112 S. Front St., Suite 105, Wilmington, DE 19801 or request copies by calling (302) 691-6276. If you want to receive separate copies of our Proxy Statement, Annual Report and 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee.

* * *

Upon request, we will furnish to record and beneficial owners of our Class A and Class B Common Shares, free of charge, a copy of our Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for the fiscal year ended December 31, 2022. Copies of the exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to our Secretary, Global Indemnity Group, LLC, 112 S. Front St., Suite 105, Wilmington, DE 19801 or e-mailed to info@gbli.com. These items are also available at our website: www.gbli.com.

GLOBAL INDEMNITY GROUP, LLC

2023 SHARE INCENTIVE PLAN

Section 1. Purpose; Definitions

The purpose of the Plan is to give Global Indemnity Group, LLC, a Delaware company (the “Company”), and its Affiliates (as defined below) a competitive advantage in attracting, retaining and motivating officers, employees, consultants and non-employee directors, and to provide the Company and its Affiliates with a share plan providing incentives linked to the financial results of the Company’s businesses and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

“Affiliate” of a Person means a Person, directly or indirectly, controlled by, controlling or under common control with such Person and with respect to the Company, includes without limitation its Subsidiaries and its Parent.

“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of Common Shares, including without limitation, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of any Stock Option, Restricted Share, or Other Share-Based Award.

“Award Agreement” means a Restricted Share Agreement, Option Agreement or Other Share-Based Award Agreement. An Award Agreement may include provisions included in an employment or consulting agreement of the Company or any of its Affiliates.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s employment or consulting agreement with the Company or any of its Affiliates, that (i) the Participant is charged with or has committed a felony or other crime involving moral turpitude or conduct adverse to the interests of the Company or its Affiliates, (ii) the Participant commits fraud, embezzlement or other conduct adverse to the interests of the Company or its Affiliates, (iii) the Participant substantially fails to perform his duties or obligations to the Company or its Affiliates, provided that he has been given notice and an opportunity to cure not to exceed thirty (30) days under circumstances in which the Board determines, in its sole discretion, that such failure to perform is in fact curable, or (iv) the Participant violates Company policies or policies of its Affiliates or materially breaches any representation made to the Company or its Affiliates.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means (a) the Nomination, Compensation & Governance Committee of the Board; or (b) a committee (or subcommittee) of the Board that the Board may designate to administer or make decisions required to be made under the Plan, whose membership shall be composed of not less than two directors who are intended to qualify as Non-Employee Directors, each of whom shall be appointed by and serve at the pleasure of the Board; or (c) if at any time no such committee of the Board under (a) or (b) is so designated by the Board, the

Board. For the avoidance of doubt, and notwithstanding the foregoing, the Board in its sole discretion may reserve to itself on an exclusive or non-exclusive basis any authority with respect to the Plan that is provided to any of the committees under clauses (a) or (b) of the immediately preceding sentence.

“Common Shares” means the Class A common shares, no par value per share, of the Company having the rights, preferences and privileges set out in the Company’s Second Amended and Restated Limited Liability Company Agreement, as amended from time to time (the “Limited Liability Company Agreement”).

“Company” has the meaning set forth in the preamble hereto and any successors by operation of law.

“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

“Employment” means, unless otherwise defined in an applicable Award Agreement or employment or consulting agreement, employment with, or service as a director or officer of, or as a consultant to, the Company or any of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Committee, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Committee will determine the terms and conditions of any Exchange Program in its sole discretion.

“Exercise Price” has the meaning set forth in Section 5(a).

“Fair Market Value” of the Common Shares means (unless otherwise provided in the applicable Award Agreement), as of any given date, the closing price on the applicable date of the Common Shares on the Nasdaq National Market or, if not listed on such market, on any other national securities exchange on which the Common Shares are listed or, if not so listed, on The Nasdaq Stock Market LLC and, if not so quoted, the average of the closing bid and ask prices for the Common Shares in the over-the-counter market on which the Common Shares are actively traded. If such sales prices are not so available or the Common Shares are not actively traded, as determined by the Committee in its sole discretion, the Fair Market Value of the Common Shares shall mean the fair value as determined by the Committee in light of all circumstances, including comparable recent bona fide sales of applicable or similar securities. In the absence of any established market for the Common Shares, the Fair Market Value of the Common Shares shall be determined in good faith by the Committee. For purposes of the grant of any Stock Option, the applicable date shall be the date on which the Stock Option is granted.

“Family Member” means, solely to the extent provided for in Rule 701 under the Securities Act or, following the filing of a Securities Act Form S-8 with respect to the Plan, solely to the extent provided for in Securities Act Form S-8, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent (50%) of the voting interests or as otherwise defined in Rule 701 under the Securities Act or Securities Act Form S-8, as applicable.

“FPC” means Fox Paine & Company, LLC, its subsidiaries and related entities (including without limitation Fox Paine Capital, LLC, Fox Paine Capital Fund, L.P., Fox Paine Capital Fund H GP, LLC, Fox Paine Capital

Fund II L.P., Fox Paine Capital Fund II International, L.P., Fox Paine Capital Fund II Co-Investors International, LP), and all Persons that are partners or shareholders or members in any such related entities) and all partners, members, directors, employees, shareholders and agents of any of the foregoing.

“Incentive Stock Option” means a Stock Option that qualifies as and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” means a member of the Board who qualifies as a Non-Employee Director (as defined in Rule 16b-3).

“Nonstatutory Stock Option” means a Stock Option not intended to qualify as an Incentive Stock

Option. “Option Agreement” means an agreement setting forth the terms and conditions of a Stock Option Award. “Other Share-Based Award” means any Award granted under Section 7.

“Officer” means a Person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder

“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

“Participant” has the meaning set forth in Section 4.

“Performance Goal” means the objective performance goals established by the Committee that may be based on one or more of the following performance criteria: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company’s Common Shares; (x) the growth in the value of an investment in the Company’s Common Shares assuming the reinvestment of dividends; (xi) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs or a reduction of the loss ratio, expense ratio, or combined ratio; (xii) achievement of certain targets with respect to the Company’s book value, assets or liabilities; and/or (xiii) such other criteria that the Committee determines, in its sole discretion. For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board. In addition, such Performance Goal may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. Furthermore, such Performance Goal may be supplemented by reference to per share determinations.

“Performance Period” means three consecutive fiscal years of the Company, or such shorter period as determined by the Committee in its discretion.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

“Plan” means the Global Indemnity Group, LLC 2018 Share Incentive Plan, as set forth herein and as hereinafter amended from time to time.

“Plan Shares” has the meaning set forth in Section 11(a).

“Restricted Shares” means an Award of Common Shares granted under Section 6.

“Restricted Share Purchase Agreement” means an agreement setting forth the terms and conditions of an Award of Restricted Shares.

“Retirement” means, unless otherwise specified in the applicable Award Agreement, a Participant’s Termination of Employment without Cause at or after age fifty-five (55).

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

“SEC” means the Securities and Exchange Commission or any successor agency.

“Section 409A” means Section 409A of the Code, including any valid regulation or other official guidance promulgated thereunder.

“Section 457A” means Section 457A of the Code, including any valid regulation or other official guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor thereto.

“Share Award” means an Award consisting of either shares of Common Shares or a right to receive Common Shares in the future, each pursuant to Section 6 of the Plan.

“Stock Option” means any Nonstatutory Stock Option or Incentive Stock Option.

“Subsidiary’ means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

“Termination of Employment” means (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company or an Affiliate, unless the Participant thereupon becomes employed by the Company or another affiliate. For purposes of Incentive Stock Options, any such leave may not exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option. In addition, certain other terms used herein have definitions otherwise ascribed to them herein.

Section 2. Administration

The Plan shall be administered by the Committee.

Among other things, the Committee shall have the authority, subject to the terms of the Plan, to:

(a)    select the Participants to whom Awards may from time to time be granted and designate the Affiliates of the Company for purposes of the Plan;

(b)    determine whether and to what extent Awards are to be granted hereunder,

(c)    determine the number of shares of Common Shares to be covered by each Award granted hereunder;

(d)    determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Exercise Price (subject to Section 5(a)), any vesting conditions, restrictions or limitations (which may be related to the performance of the Participant, the Company or any of its Affiliates)) and any acceleration of vesting or waiver or cancellation regarding any Award and the Common Shares relating thereto, based on such factors as the Committee shall determine;

(e)    subject to Section 8 hereof, modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, the authority to institute and determine the terms and conditions of an Exchange Program.

(f)    determine to what extent and under what circumstances Common Shares and other amounts payable with respect to an Award shall be deferred;

(g)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(h)    adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(i)    interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement, including, but not limited to, an Award Agreement relating thereto);

(j)    adopt any sub plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws or other laws applicable to the Company, its Affiliates, or to Participants or to otherwise facilitate the administration of the Plan, which sub plans may include additional restrictions or conditions applicable to Awards or Plan Shares acquired upon exercise of Awards; and

(k)    make all determinations necessary or advisable for administering the Plan and otherwise supervise and administer the Plan.

The Committee may act only by a majority of its members then serving thereon, except that, if permissible under Applicable Law, the Committee may designate or allocate all or any portion of its responsibilities and powers to any one or more of their number or any officer of the Company. Any such designation or allocation may be revoked by the Committee at any time.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of the Plan or an Award (or related Award Agreement) granted hereunder shall be determined and resolved by the Committee. Any determination or resolution made by the

Committee pursuant to the provisions of the Plan with respect to the Plan, any Award or Award Agreement shall be made in the sole discretion of the Committee and, with respect to an Award, at the time of the grant of the Award or, unless in contravention of any express term of the Plan or the Award Agreement, at any time thereafter. Except as otherwise set forth herein or in any Award Agreement, all decisions made by the Committee in accordance with the terms of the Plan or the Award Agreements shall be final, conclusive and binding on all Persons, including the Company, its Affiliates and the Participants, and will be given the maximum deference permitted by Applicable Laws.

To the maximum extent permitted by Applicable Law and the Limited Liability Company Agreement of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees and expenses of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under Applicable Law or under the Limited Liability Company Agreement of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

Section 3. Shares

The total number of Common Shares reserved and available for grant under the Plan shall be 2,500,000 (subject to any increase or decrease pursuant to this Section 3). Shares subject to an Award under the Plan may be authorized and unissued Common Shares or Common Shares held in or acquired for the treasury of the Company or both.

If any Restricted Shares or Other Share-Based Awards are forfeited to or repurchased by the Company due to failure to vest or if any Stock Option expires or terminates without being exercised, the shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan. In addition, in determining the number of Common Shares available for Awards other than Incentive Stock Options, if Common Shares have been delivered or exchanged by a Participant as full or partial payment to the Company for payment of the exercise price, or for payment of withholding taxes, or if the number of Common Shares otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes, or if Awards are surrendered pursuant to an Exchange Program, the number of Common Shares exchanged or reduced as payment in connection with the exercise or for withholding and the Common Shares subject to such Award surrendered pursuant to an Exchange Program shall again be available for purposes of Awards other than Incentive Stock Options under the Plan.

The total number of Common Shares subject to any Stock Option which may be granted under the Plan to any Participant shall not exceed 300,000 shares (subject to any increase or decrease pursuant to this Section 3) during each fiscal year of the Company. The individual Participant limitations set forth in this Section 3 shall be cumulative; that is, to the extent that Common Shares for which Options are permitted to be granted to a Participant pursuant to this Section during a fiscal year of the Company are not covered by a grant of a Stock Option in the Company’s fiscal year, such Common Shares available for grants to such Participant automatically increase in the subsequent fiscal years during the term of the Plan until used.

No individual may be granted in any fiscal year of the Company Other Share-Based Awards that are contingent upon the attainment of Performance Goals covering more than 50,000 Shares.

In the event any merger, reorganization, consolidation, combination, recapitalization, spin-off, stock dividend, share split, reverse share split, extraordinary distribution (whether in the form of cash, Common Shares, other securities, or other property) with respect to the Common Shares, repurchase or exchange of Common Shares or other securities of the Company, any sale or transfer of all or part of the Company’s assets or business or other change in corporate structure affecting the Common Shares occurs or is proposed (such an event, an “Equity Restructuring”), the Committee or the Board shall, effective as of the time of the Equity Restructuring, make such substitution or adjustment in the aggregate number and kind of shares or other property reserved for issuance under the Plan or any limitations under the Plan, in the number, kind and Exercise Price (as defined herein) of shares or other property subject to outstanding Stock Options, in the number and kind of shares or other property subject to Restricted Share Awards or other Awards, and/or such other substitution or adjustments, in each case as the Committee or the Board shall determine in its discretion to be appropriate in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, provided that, in no case shall such determination adversely affect in any material respect the rights of a Participant hereunder or under any Award Agreement. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Stock Option and payment in cash or other property in exchange therefor in an amount equal to the excess at such time, if any, of the Fair Market Value of the underlying Common Shares over the per share exercise price for such Stock Options.

In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, treat each outstanding Award as the Committee determines (subject to the provision of the following paragraph) without a Participant’s consent, including without limitation that: (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of the Acquisition Event, by delivering notice of termination to each Participant a reasonable period of time (as determined in the Committee) prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Stock Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Stock Option agreements); (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of the Acquisition Event, and, to the extent the Committee determines, terminate upon or immediately prior to the effectiveness of such Acquisition Event; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this paragraph, the Committee will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise such outstanding Option, including shares as to which such Award would not otherwise be vested or exercisable, all restrictions on other Awards will lapse, and, with respect to such Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Affiliates, as applicable. In addition, if an Option is not assumed or substituted in the event of an Acquisition Event, the Committee will provide for the notice and exercisability period set forth in clause (ii) of the immediately preceding paragraph.

For the purposes of this Section, an Award will be considered assumed if, following the Acquisition Event, the Award confers the right to purchase or receive, for each Common Share subject to the Award immediately prior to the Acquisition Event, the consideration (whether shares, cash, or other securities or property) received in the Acquisition Event by holders of Common Shares for each Common Share held on the effective date of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration received in the Acquisition Event is not solely common stock or ordinary shares of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of a Stock Option or upon the payout of other Awards, for each Common Share subject to such Award, to be solely common stock or ordinary shares of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Shares in the Acquisition Event.

In the event of the proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

Section 4. Participants

The following persons shall be “Participants” eligible to be granted Awards under the Plan: (i) Persons who are officers, directors, employee or consultants of the Company and/or any of its Affiliates; (ii) Persons who at the time of grant may be performing (or subject to being required t perform) services for the Company or any of its Affiliates (including, without limitation, officers, directors, employees, Affiliates and consultants of FPC); and (iii) Non-Employee Directors of the Company and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates. However, Incentive Stock Options may be granted only to employees of the Company, its Subsidiaries or its Parent.

Section 5. Stock Options

The Board or the Committee as its duly authorized delegate shall have the authority to grant to Participants Stock Options. Stock Options shall be evidenced by Option Agreements, which shall include such terms and provisions as the Committee may determine from time to time, including whether such Stock Option is designated as an Incentive Stock Option or Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Stock Options will be treated as Nonstatutory Stock Options. For purposes of the immediately preceding sentence, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Common Shares for purposes of the foregoing in this paragraph will be determined as of the time the Stock Option with respect to such Common Shares is granted.

The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to receive a grant of a Stock Option, determines the number of Common Shares to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or on such other date as the Committee may determine. The Company shall notify a Participant of any grant of a Stock Option, and a written Option Agreement shall be duly executed and delivered by the Company to the Participant. Such Option Agreement shall become effective upon execution and delivery by the Participant to the Company.

Stock Options shall be subject to the following terms and conditions, and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Exercise Price. The price per Common Share purchasable under a Stock Option shall be such price as determined by the Committee and set forth in the Option Agreement (the “Exercise Price”); provided that the Exercise Price shall not be less than the grant date Fair Market Value of the Common Shares, and:

(i) In the case of an Incentive Stock Option

(A)    granted to an employee of the Company, its Subsidiaries or its Parent who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all share classes of the Company or its Subsidiaries or its Parent (a “Ten Percent Shareholder”), the per share Exercise Price shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of grant; and

(B)    granted to any employee of the Company, its Subsidiaries or its Parent other than a Ten Percent Shareholder, the per share Exercise Price shall be no less `than one hundred percent (100%) of the Fair Market Value per share on the date of grant.

(ii) in the case of any other Stock Option granted, including Nonstatutory Stock Options, the per share Exercise Price as determined by the Committee

(iii) Notwithstanding the foregoing, Stock Options may be granted with a per share Exercise Price of less than one hundred percent (100%) of the Fair Market Value per share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee provided, however, that no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted. Absent any such term being fixed by the Committee, pursuant to an Option Agreement or otherwise, such term shall be ten (10) years; provided, however, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options that have become exercisable in accordance with its terms may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of Common Shares subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the Exercise Price per share by certified or bank check or such other instrument or method of payment as the Committee may accept. Unless determined otherwise by the Committee at the time of grant and set forth in the Option Agreement, payment, in full or in part, may also be made in the form of a promissory note to the extent permitted by Applicable Laws, or fully vested Common Shares (other than Restricted Shares) already owned by the Participant (for at least six months or such other period, as determined by the Committee, that is necessary to avoid a charge, for accounting purposes, against the Company’s earnings as reported in the Company’s financial statements if acquired upon exercise of a Stock Option or received upon the lapse of restrictions on an Award of Restricted Shares) of the same class as the Common Shares subject to the Stock Option (based on the Fair Market Value of the Common Shares on the date the Stock Option is exercised) or, if the Common Shares are traded on a national securities exchange, including The Nasdaq Stock Market LLC, or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, to the extent permitted by law, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price or through “net settlement” in Common Shares, or other cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan, or such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws or any combination of the methods of payment set forth in this Section.

No Common Shares shall be issued until full payment therefor (including without limitation any applicable tax withholding obligations) has been made. A Stock Option may not be exercised for a fraction of an Common Share. Common Shares issued upon exercise of a Stock Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Common Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Common Shares subject to a Stock Option, notwithstanding the exercise of the Stock Option. The Company will issue (or cause to be issued) such Common Shares promptly after the Stock Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Common Shares are issued, except as provided in Section 3.

(e)    Nontransferability of Stock Options. No Stock Option shall be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise expressly permitted under the applicable Option Agreement. All Stock Options granted to an individual shall be exercisable, subject to the terms of the Plan, during the Participant’s lifetime, only by the Participant or any Person to whom such Stock Option is transferred pursuant to the preceding sentence, including such Participant’s guardian, legal representative and other transferee. The term “Participant” includes the estate of the Participant or the Legal representative of the Participant named in the Option Agreement and any Person to whom an Option is otherwise transferred in accordance with this Section 5(e), by will or the laws of descent and distribution; provided, however, that references herein to Employment of a Participant or termination of Employment of a Participant shall continue to refer to the Employment or termination of Employment of the applicable grantee of an Award hereunder.

(f)    Termination of Employment.

(i)    Termination for Any Reason (other than Cause). Except as otherwise determined by the Committee and expressly provided in the applicable Option Agreement or applicable employment or consulting agreement, upon the termination of the Participant’s Employment for any reason (other than Cause), including death or Disability, (A) vesting ceases, (B) the term of unvested stock options lapses and vested and unvested options will become unexercisable, and (C) such Participant shall have ninety (90) days to exercise the portion of the Participant’s Stock Option that is vested on the date of the Participant’s termination of Employment. Notwithstanding anything contained herein to the contrary, the Participant shall not be permitted to exercise any Stock Option at a time beyond the initial option term.

(ii)    Termination for Cause. All outstanding and unexercised Stock Options, whether vested or unvested, as of the time the Participant is notified that his or her Employment is terminated for Cause or at the time the Participant voluntarily terminates employment within ninety (90) days after the occurrence of an event that would be grounds for a termination for Cause, will be cancelled immediately.

Section 6. Restricted Shares

The Committee shall determine the Participants to whom and the time or times at which grants of Restricted Shares will be awarded, the number of shares to be awarded to any Participant, the purchase price, the conditions for vesting, the time or times within which such Awards may be subject to cancellation, repurchase and restrictions on transfer and any other terms and conditions of the Awards (including provisions (i) relating to placing legends on certificates representing Restricted Shares, (ii) permitting the Company to require that Restricted Shares be held in custody by the Company with a share transfer certificate from the owner thereof until restrictions lapse and (iii) relating to any rights to repurchase Restricted Shares on the part of the Company). Each Participant receiving Restricted Shares shall be issued a share certificate in respect of such Restricted Shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Shares. Unless the Committee determines otherwise, the Company as escrow agent will hold Restricted Shares until the restrictions on such Restricted Shares have lapsed. Unless otherwise specified in the Restricted Share Agreement, upon a Participant’s termination for any reason during the relevant restriction period, all unvested Restricted Shares will be forfeited to the Company, without compensation.

Furthermore, in addition to the foregoing restrictions, Restricted Shares held by an officer, employee director or consultant of the Company or one of its Affiliate may be subject to additional or greater restrictions and any restrictions set forth in the Limited Liability Company Agreement. The terms and conditions of Restricted Share Awards shall be set forth in a Restricted Share Agreement, which shall include such terms and provisions as the Committee may determine from time to time, and which shall be duly executed and delivered by the Company to the Participant and become effective upon execution and delivery by the Participant to the Company. Except as provided in this Section 6, the Restricted Share Agreement, and any other relevant agreements, the Participant shall have, with respect to the Restricted Shares, all of the rights of a shareholder of the Company holding the class or series of Common Shares that is the subject of the Restricted Share Award, including, if applicable, the right to vote the shares and, subject to the following sentence, the right to receive any cash dividends or distributions (but, subject to Section 3, not the right to receive non-cash dividends or distributions). If so determined by the Committee in the applicable Restricted Share Agreement, cash dividends and distributions on the class or series of Common Shares that is the subject of the Restricted Share Award shall be automatically deferred and reinvested in additional Restricted Shares, held subject to the vesting of the underlying Restricted Shares, or held subject to meeting conditions applicable only to dividends and distributions.

Section 7. Other Share-Based Awards

The Committee is authorized to grant to Participants Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Shares, including but not limited to, Common Shares awarded purely as a bonus and not subject to any restrictions or conditions, Common Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or a Subsidiary, share appreciation rights (either separately or in tandem with Options), share equivalent units, and Awards valued by reference to book value of Common Shares.

Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of Common Shares to be awarded pursuant to or referenced by such Awards, and all other conditions of the Awards. Grants of Other Share-Based Awards may be subject to such conditions, restrictions and contingencies as the Committee may determine which may include, but are not limited to, continuous service with the Company or an Affiliate and/or the achievement of Performance Goals. The criteria that may be used by the Committee in granting Other Share-Based Awards contingent on Performance Goals shall consist of the attainment of one or more of the Performance Goals. The Committee may select one or more Performance Goals for measuring performance and the measuring may be stated in absolute terms or relative to comparable companies.

Other Share-Based Awards made pursuant to this Section 7 are subject to the following terms and conditions:

(a)    Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Section 7 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of

Common Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

(b)    Vesting. Any Award under this Section 7 and any Common Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(c)    Waiver of Limitation. In the event of the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article.

(d)    Purchase Price. Common Shares issued on a bonus basis under this Section 7 may be issued for no cash consideration; Common Shares purchased pursuant to a purchase right awarded under this Section 7 shall be priced as determined by the Committee.

(e)    Committee Certification. At the expiration of the Performance Period (if any), the Committee shall determine and certify in writing the extent to which the Performance Goals (if any) have been achieved.

Section 8. Term, Amendment and Termination

The Plan will be effective as of April 4, 2023, and expire on April 4, 2028, unless terminated earlier by the Board or the Committee in accordance with this Section. Awards outstanding as of such date shall not be affected or impaired by the expiration of the Plan and shall be subject to the terms of the Plan.

The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, prospectively or retroactively (as permitted by Applicable Law); provided, however, that, unless otherwise required by Applicable Law or specifically provided herein, no amendment, alteration, suspension or termination shall be made that is materially adverse to the rights of a Participant under an Award theretofore granted without mutual agreement between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company; provided, further, without the approval of the shareholders of the Company in accordance with Applicable Law, to the extent required by the applicable provisions of Rule 16b-3 or the rules of any exchange or system on which the Common Shares are listed or traded, or, with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the aggregate number of Common Shares that may be issued under the Plan or the maximum individual Participant limitations under Section 3; (ii) change the classification of Participants eligible to receive Awards under the Plan; (iii) extend the maximum Stock Option period or (iv) require shareholder approval in order for the Plan to continue to comply with the applicable provisions of Rule 16b-3, or, with regard to Incentive Stock Options, Section 422 of the Code. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively (to the extent permitted by Applicable Law), but no such amendment shall be made that is adverse to the rights of the Participant thereunder without the Participant’s consent.

The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Section 9. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 10. Forfeiture Events

The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under the Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The Committee may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

Section 11. General Provisions

(a)    Awards and Certificates. Shares of Restricted Shares and Common Shares issuable upon the exercise of a Stock Option or pursuant to Other Share-Based Awards (together, “Plan Shares”) shall be evidenced in such manner as the Committee may deem appropriate, including book entry registration or issuance of one or more share certificates. Any certificate issued in respect of Plan Shares shall be registered in the name of such Participant and shall bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Award. Such Plan Shares may bear other legends to the extent the Committee or the Board determines it to be necessary or appropriate. If and when all restrictions expire without a prior cancellation of the Plan Shares theretofore subject to such restrictions, upon surrender of legended certificates representing such shares new certificates for such shares shall be delivered to the Participant without the second legend listed above. The date of grant of an Award will be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

(b)    Representations and Warranties. The Committee may require each Person purchasing or receiving Plan Shares to (i) represent to and agree with the Company in writing that such Person is acquiring the shares without a view to the distribution thereof and (ii) make any other representations and warranties that the Committee deems appropriate.

(c)    Additional Compensation. Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting other or additional compensation arrangements for its employees.

(d)    No Right of Employment. Adoption of the Plan or grant of any Award shall not confer upon any employee or any other individual any right to continued Employment, nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate the Employment of any eligible Participant at any time, with or without cause, to the extent permitted by Applicable Laws.

(e)    Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for income tax purposes or subject to Federal Insurance Contributions Act withholdings with respect to any Award, including, without limitation, upon exercise of any Stock Option, under the Plan, such Participant shall pay to the Company or, if appropriate, one of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or non-U.S. taxes of any kind required by Applicable Law to be withheld with respect to such amount. If approved by the Committee, minimum required statutory withholding obligations, or such greater amount of withholding as the Committee may determine may be settled with Common Shares (provided the delivery of such Common Shares will not result in any adverse accounting consequences, as the Committee determines in its sole discretion), including

Common Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Shares, having the Participant deliver to the Company already-owned Common Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Committee may determine provided the delivery of such Common Shares will not result in any adverse accounting consequences, as the Committee determines in its sole discretion, or selling a sufficient number of Common Shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or any combination of the payment methods described in this Section 11(e). The fair market value of the Common Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(f)    Beneficiaries. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.

(g)    Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(h)    Compliance with Laws. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Common Shares under any state, federal or foreign law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Common Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

(f)    Nontransferability. Unless determined otherwise by the Committee or as otherwise set forth in the Plan, an Award may not be sold,pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.

(g)    Fractional Shares. No fractional shares shall be issued under the Plan and no cash settlements shall be made with respect to fractional shares eliminated by rounding.

(h)    Shareholders’ Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of Plan Shares, to the extent required by the Committee, the Participant shall execute and deliver a shareholders’ agreement or such other documentation which shall set forth certain restrictions on transferability of the Plan Shares, a right of first refusal of the Company with respect to Plan Shares, the right of the Company to purchase Plan Shares and such other terms as the Board or Committee shall from time to time establish. Such shareholders’ agreement shall apply to all Plan Shares acquired under the Plan. The Company may require, as a condition of grant or exercise of any Award, the Participant to become a party to any other existing shareholders’ agreement. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Common Shares if, in the opinion of counsel for the Company, such a representation is required.

(1) Sections 409A and 457A. Notwithstanding other provisions of the Plan or any Award Agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under the Plan in a manner that would result in the imposition of an additional tax under Sections 409A or 457A upon a Participant. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A and Section 457A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A or Section 457A, except as otherwise determined in the sole discretion of the Committee. The Plan and each Award agreement under the Plan is intended to meet the requirements of Section 409A and Section 457A and will be construed and interpreted in accordance with such intent, including with respect to any ambiguities or ambiguous terms, except as otherwise determined in the sole discretion of the Committee. In the event that it is reasonably determined by the Committee that, as a result of Section 409A or Section 457A, payments or deliveries of shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A or Section 457A, the Company will make such payment or delivery of shares on the first day that would not result in the Participant incurring any tax liability under Section 409A or Section 457A. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), payments and/or deliveries of shares in respect of any Award subject to Section 409A of the Code that are linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its affiliates, determined in accordance with Section 409A. The Company shall use commercially reasonable efforts to implement the provisions of this Section 11(1) in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 11(1). In no event will the Company or any Affiliates have any liability or obligation to reimburse, indemnify, or hold harmless any Participant for any taxes, interest, or penalties imposed, or other costs incurred, as a result of Section 409A or Section 457A.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 5 and 3 YEARS on Proposal 4. 1. Election of Directors: For Against Abstain 01 - Seth J. Gersch For Against Abstain 2. To ratify the appointment of Global Indemnity Group, LLC’s independent auditors. 3 Years 2 Years 1 Year Abstain 4. To recommend, in a non-binding advisory vote, the frequency of shareholder votes to approve the compensation of our named executive officers as disclosed pursuant to the rules of the Securities and Exchange Commission Global Indemnity Group, LLC’s proxy statements. + For Against Abstain 3. To approve, in a non-binding advisory vote, the compensation of the named executive officers as disclosed pursuant to the rules of the Securities and Exchange Commission as set forth in the proxy statement for the 2023 Annual Meeting. For Against Abstain 5. To approve the Global Indemnity Group, LLC 2023 Share Incentive Plan. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 03T3AB

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Notice of Annual Meeting and Proxy Statement are available on or about April 28, 2023, at https://www.envisionreports.com/GBLI. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. GLOBAL INDEMNITY GROUP, LLC + 2023 Annual Meeting of Shareholders June 14, 2023, 12:00 PM (Eastern) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen W. Ries and Thomas M. McGeehan, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Class A and Class B Common Shares of GLOBAL INDEMNITY GROUP, LLC that the shareholder(s) is/are entitled to vote at the 2023 Annual Meeting of shareholder(s) to be held at 12:00 PM (Eastern) on June 14, 2023, virtually via a live webcast, and any adjournment or postponement thereof. The undersigned hereby further authorize(s) such proxies to vote, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof, including adjournment and postponement of the Annual Meeting and any other matters incident to the conduct of the Annual Meeting. Any prior proxy is hereby revoked by the undersigned. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendation on all matters set forth in the Proxy Statement and in the discretion of the proxies upon such other matters as may properly come before the 2023 Annual Meeting of Shareholders and any adjournment or postponement thereof. Continued on reverse side. C Non-Voting Items Change of Address — Please print new address below. +

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 5 and 3 YEARS on Proposal 4. 1. Election of Directors: For Against Abstain 01 - Seth J. Gersch For Against Abstain 2. To ratify the appointment of Global Indemnity Group, LLC’s independent auditors. 3 Years 2 Years 1 Year Abstain 4. To recommend, in a non-binding advisory vote, the frequency of shareholder votes to approve the compensation of our named executive officers as disclosed pursuant to the rules of the Securities and Exchange Commission Global Indemnity Group, LLC’s proxy statements. + For Against Abstain 3. To approve, in a non-binding advisory vote, the compensation of the named executive officers as disclosed pursuant to the rules of the Securities and Exchange Commission as set forth in the proxy statement for the 2023 Annual Meeting. For Against Abstain 5. To approve the Global Indemnity Group, LLC 2023 Share Incentive Plan. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 03T3BB

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. GLOBAL INDEMNITY GROUP, LLC 2023 Annual Meeting of Shareholders June 14, 2023, 12:00 PM (Eastern) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen W. Ries and Thomas M. McGeehan, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Class A and Class B Common Shares of GLOBAL INDEMNITY GROUP, LLC that the shareholder(s) is/are entitled to vote at the 2023 Annual Meeting of shareholder(s) to be held at 12:00 PM (Eastern) on June 14, 2023, virtually via a live webcast, and any adjournment or postponement thereof. The undersigned hereby further authorize(s) such proxies to vote, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof, including adjournment and postponement of the Annual Meeting and any other matters incident to the conduct of the Annual Meeting. Any prior proxy is hereby revoked by the undersigned. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendation on all matters set forth in the Proxy Statement and in the discretion of the proxies upon such other matters as may properly come before the 2023 Annual Meeting of Shareholders and any adjournment or postponement thereof. Continued on reverse side.